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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Medium-Term Notes, Series B	$8,060,000	$862.42

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended. The filing fee of $862.42 is being paid in connection with the registration of these Medium-Term Notes, Series B.

PRICING SUPPLEMENT
(To Prospectus dated August 16, 2006 and
Prospectus Supplement dated August 16, 2006)

The Bear Stearns Companies Inc.

$8,060,000 Principal Protected 1.30% Coupon Notes
Linked to the Dow Jones—AIG Commodity IndexSM, Due August 31, 2011

•	The Notes are linked to the performance of the Dow Jones—AIG Commodity IndexSM (the "Index") and are principal protected if held to maturity. When we refer to Notes in this pricing supplement, we mean Notes with a principal amount of $1,000. On the Maturity Date you will receive the Cash Settlement Value, an amount in cash that depends upon the relation of the Final Index Level to the Initial Index Level.
•
The Notes pay a fixed annual rate of interest of 1.30%, paid semi-annually on the 28th day of February and the 31st day of August of each year until maturity (except that for February 2008, the applicable interest will be paid on the 29th day of such month). Regardless of the relation of the Final Index Level to the Initial Index Level, you will receive ten interest payments over the term of the Notes, with the last interest payment on the Maturity Date.
•	If the Final Index Level is greater than the Initial Index Level, then, on the Maturity Date, you will receive the Cash Settlement Value, an amount per Note in cash equal to:
	• $1,000 +	$1,000 x	Final Index Level - Initial Index Level -------------------------------------------------------- Initial Index Level
•	If the Final Index Level is less than or equal to the Initial Index Level, you will receive $1,000 per Note on the Maturity Date.
Because the Notes are principal protected if held to maturity, in no event will the Cash Settlement Value be less than $1,000 per Note.
•	The CUSIP number for the Notes is 073928R54.

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. THERE MAY NOT BE A SECONDARY MARKET IN THE NOTES, AND IF THERE WERE TO BE A SECONDARY MARKET, IT MAY NOT BE LIQUID. YOU SHOULD REFER TO "RISK FACTORS" BEGINNING ON PAGE PS-10.

        "Dow Jones," "AIG®," "Dow Jones—AIG Commodity IndexSM," "Dow Jones—AIG Commodity Index Total ReturnSM," "DJ—AIGCISM" and "DJ—AIGCITRSM" are trademarks or service marks of Dow Jones & Company, Inc. and American International Group, Inc. ("AIG") and have been licensed by the Sponsors for use for certain purposes by The Bear Stearns Companies Inc. The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, AIG, AIG International, Inc. ("AIGI") or AIG Financial Products Corp. ("AIGI-FP"), and they make no representation regarding the advisability of investing in the Notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this pricing supplement, or the accompanying prospectus supplement and prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	100%	$8,060,000
Agent's commission	0%	$0
Proceeds, before expenses, to us	100%	$8,060,000

        We may grant Bear Stearns a 30-day option from the date of this pricing supplement to purchase from us up to an additional $1,209,000 of Notes at the public offering price to cover any over-allotments.

        We expect that the Notes will be ready for delivery in book-entry form only through the book-entry facilities of The Depository Trust Company in New York, New York, on or about August 31, 2006, against payment in immediately available funds. The distribution of the Notes will conform to the requirements set forth in Rule 2720 of the National Association of Securities Dealers, Inc. Conduct Rules.

Bear, Stearns & Co. Inc.

August 29, 2006

SUMMARY

        This summary highlights selected information from the accompanying prospectus and prospectus supplement and this pricing supplement to help you understand the Notes linked to the Index. You should carefully read this entire pricing supplement and the accompanying prospectus supplement and prospectus to fully understand the terms of the Notes, as well as certain tax and other considerations that are important to you in making a decision about whether to invest in the Notes. You should carefully review the section "Risk Factors" in this pricing supplement and "Risk Factors" in the accompanying prospectus supplement which highlight a number of significant risks, to determine whether an investment in the Notes is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. If information in this pricing supplement is inconsistent with the prospectus or prospectus supplement, this pricing supplement will supersede those documents. In this pricing supplement, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

        The Bear Stearns Companies Inc. Medium-Term Notes, Series B, Principal Protected 1.30% Coupon Notes, due August 31, 2011 (the "Notes"), are Notes whose return is tied or "linked" to the performance of the Dow Jones—AIG Commodity IndexSM. When we refer to Note or Notes in this pricing supplement, we mean $1,000 principal amount of Notes. The Notes are principal protected if held to maturity. On the Maturity Date you will receive the Cash Settlement Value, an amount in cash that depends upon the relation of the Final Index Level to the Initial Index Level. If the Final Index Level is greater than the Initial Index Level, then, on the Maturity Date, we will pay you the principal amount of the Notes, plus $1,000 multiplied by the percentage increase in the Index Level. If the Final Index Level is less than or equal to the Initial Index Level, you will receive $1,000 per Note on the Maturity Date. Regardless of the relation of the Final Index Level to the Initial Index Level, you will receive ten interest payments over the term of the Notes, with the last interest payment on the Maturity Date.

Selected Investment Considerations

  •
  Principal protection—The Notes are principal protected if held to maturity.

  •
  Current income—The Notes have a fixed annual rate of interest of 1.30%, paid on a semi-annual basis.

  •
  Growth potential—In addition to the interest payments, the Notes offer the possibility to participate in the potential appreciation in the Index. The additional return, if any, on the Notes is based upon whether the Final Index Level is greater than the Initial Index Level and will vary in proportion to the increase, if any, in the Index.

  •
  Medium-term investment—The Notes may be an attractive investment for investors who have a bullish view of the Index in the medium term.

  •
  Diversification—Because the Index is currently based on the commodity prices of 19 commodities, the Notes may allow you to diversify an existing portfolio.

  •
  Low minimum investment—Notes can be purchased in increments of $1,000.

Selected Risk Considerations

  •
  Not exchange-listed—The Notes will not be listed on any securities exchange, and we do not expect a trading market to develop, which may affect the price that you receive for your Notes upon any sale prior to maturity.

  •
  Liquidity—If a trading market were to develop in the Notes, it may not be liquid. Our subsidiary, Bear Stearns has advised us that they intend under ordinary market conditions to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made; nor can we predict the price at which any such bids will be made. In any event, Notes will cease trading as of the close of business on the Maturity Date.

  •
  Possible loss of value in the secondary market—Your principal investment in the Notes is protected only if you hold your Notes to maturity. If you sell your Notes prior to maturity, you may receive less than the amount you originally invested.

  •
  Yield—The yield on the Notes may be less than the overall return you would earn if you purchased a conventional debt security at the same time and with the same maturity.

  •
  Return related to commodity market price movement—If the Final Index Level is less than the Initial Index Level, your return will be limited to the principal amount of your Notes plus interest.

  •
  Taxes—For U.S. federal income tax purposes, we intend to treat the Notes as contingent payment debt instruments. As a result, you will be required to include original issue discount ("OID") in income during your ownership of the Notes without regard to the actual interest payments received. Additionally, you will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes. You should review the discussion under the section entitled "Certain U.S. Federal Income Tax Considerations" in this pricing supplement.

KEY TERMS

Issuer:	The Bear Stearns Companies Inc.
Index:
The Dow Jones—AIG Commodity IndexSM is published by Dow Jones & Company, Inc. ("Dow Jones") and is calculated by Dow Jones in conjunction with AIGI and AIG-FP. Dow Jones, AIGI and AIG-FP are collectively the "Sponsors."
Face Amount:
Each Note will be issued in minimum denominations of $1,000 and $1,000 multiples thereafter; provided, however, that the minimum purchase for any purchaser domiciled in a Member State of the European Economic Area shall be $100,000. The aggregate principal amount of the Notes being offered is $8,060,000. When we refer to Note or Notes in this pricing supplement, we mean Notes with a principal amount of $1,000.
Cash Settlement Value:	If the Final Index Level is greater than the Initial Index Level, then, on the Maturity Date, you will receive the Cash Settlement Value, an amount in cash per Note equal to:
$1,000 +	$1,000 x	Final Index Level - Initial Index Level ----------------------------------------------- Initial Index Level	..
If the Final Index Level is less than or equal to the Initial Index Level, you will receive $1,000 per Note on the Maturity Date.
Interest:
The Notes will bear interest at a fixed annual rate of interest of 1.30%, paid semi-annually on the 28th day of February and the 31st day of August of each year until maturity, each of which we will refer to as an "Interest Payment Date," except that for February 2008, the Interest Payment Date will be the 29th day of such month. Regardless of the relation of the Final Index Level to the Initial Index Level, you will receive ten interest payments over the term of the Notes, with the last interest payment on the Maturity Date.
Index Level:	The closing value of the Index, as determined by the Sponsors, on each Index Business Day.
Initial Index Level:	Equals 168.943, the closing value of the Index, as determined by the Sponsors, on August 29, 2006.
Final Index Level:
Will be determined by the Calculation Agent and will equal the closing value of the Index, as determined by the Sponsors, on August 29, 2011, the "Calculation Date." If that day is not an Index Business Day, the next Index Business Day will be the Calculation Date.
Maturity Date:	The Notes will mature on August 31, 2011.
Exchange listing:	The Notes will not be listed on any securities exchange.

Index Business Day:
Will be a Business Day, as determined by the Calculation Agent, on which the sum of the commodity index percentages (as defined in the section "Description of the Index—Annual Reweightings and Rebalancings of the Index") for the Index commodities that are open for trading is greater than 50%. For example, based on the weighting of the Index commodities for 2004 and 2005, if the Chicago Board of Trade ("CBOT") and the New York Mercantile Exchange ("NYMEX") are closed for trading on the same day, an Index Business Day will not exist. The Calculation Agent may, in its sole discretion, add to or delete from the definition of "Index Business Day" any major exchange or market which commences or ceases to serve as a primary exchange or market upon which a commodity underlying the Index trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the Index trades. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error and provided the Calculation Agent shall be required to act in good faith in making any determination.

"Business Day" means any day other than a Saturday or Sunday, on which banking institutions in the cities of New York, New York and London, England are not authorized or obligated by law or executive order to be closed.

        Offers and sales of the Notes are subject to restrictions in certain jurisdictions. The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offer or sale of the Notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this pricing supplement, and the accompanying prospectus supplement and prospectus or any Notes must inform themselves about and observe any applicable restrictions on the distribution of this pricing supplement, the accompanying prospectus supplement and prospectus and the offer and sale of the Notes. Notwithstanding the minimum denomination of $1,000, the minimum purchase for any purchaser domiciled in a Member State of the European Economic Area shall be $100,000.

QUESTIONS AND ANSWERS

What are the Notes?

        The Notes are a series of our senior debt securities, the value of which is linked to the performance of the Index. The Notes will bear interest at a fixed annual rate of 1.30%, paid semi-annually on the 28th day of February and the 31st day of August of each year until maturity (except that for February 2008, the applicable interest will be paid on the 29th day of such month). See the section "Risk Factors."

        The Notes will mature on August 31, 2011. The Notes do not provide for earlier redemption. When we refer to Notes in this pricing supplement, we mean Notes with a principal amount of $1,000. You should refer to the section "Description of Notes."

Are the Notes equity or debt securities?

        The Notes are our unsecured debt securities. Although the Notes pay a fixed semi-annual coupon of 1.30%, the Notes differ from traditional debt securities in that the Notes offer the potential to participate in the positive price performance of the Index, if any.

What will I receive at maturity of the Notes?

        We have designed the Notes for investors who want to protect their entire investment by receiving at least 100% of the principal amount of their Notes on the Maturity Date plus a fixed annual rate of interest of 1.30%, paid semi-annually each year until maturity, while also having an opportunity to participate in the potential appreciation of the Index, expressed as a percentage of the principal amount of the Notes.

        If the Final Index Level is greater than the Initial Index Level, then, on the Maturity Date, you will receive the Cash Settlement Value, an amount in cash per Note equal to:

$1,000 +	$1,000 x	Final Index Level - Initial Index Level ----------------------------------------------- Initial Index Level	.

        If the Final Index Level is less than or equal to the Initial Index Level, you will receive $1,000 per Note on the Maturity Date.

        Regardless of the relation of the Final Index Level to the Initial Index Level, you will receive ten interest payments over the term of the Notes, with the last interest payment on the Maturity Date.

        The "Index Level" equals the closing value of the Index, as determined by the Sponsors, on each Index Business Day.

        The "Initial Index Level" equals 168.943, the closing value of the Index, as determined by the Sponsors, on August 29, 2006.

        The "Final Index Level" will be determined by the Calculation Agent and will equal the closing value of the Index, as determined by the Sponsors, on August 29, 2011, the "Calculation Date." If that day is not an Index Business Day, the next Index Business Day will be the Calculation Date.

        The "Maturity Date" of the Notes is August 31, 2011.

        An "Index Business Day" will be a Business Day, as determined by the Calculation Agent, on which the sum of the commodity index percentages (as defined in the section "Description of the Index—Annual Reweightings and Rebalancings of the Index") for the Index commodities that are open for trading is greater than 50%. For example, based on the weighting of the Index commodities for 2004 and 2005, if the Chicago Board of Trade ("CBOT") and the New York Mercantile Exchange ("NYMEX") are closed for trading on the same day, an Index Business Day will not exist. The Calculation Agent may, in its sole discretion, add to or delete from the definition of "Index Business Day" any major exchange or market which commences or ceases to serve as a primary exchange or market upon which a commodity underlying the Index trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the Index trades. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error and provided the Calculation Agent shall be required to act in good faith in making any determination. "Business Day" means any day other than a Saturday or Sunday, on which banking institutions in the cities of New York, New York and London, England are not authorized or obligated by law or executive order to be closed. Manifest error by the Calculation Agent, or any failure by it to act in good faith, in making a determination adversely affecting the payment of the Cash Settlement Value or interest on principal to registered holders of the Notes ("Holders") would entitle the Holders, or the Trustee acting on behalf of the Holders, to exercise rights and remedies available under the Indenture. If the Calculation Agent uses its discretion to make a determination, the Calculation Agent will notify the Company and the Trustee, who will provide notice to the registered holders of the Notes.

        For more specific information about the Cash Settlement Value and for illustrative examples, you should refer to "Description of the Notes."

What does "principal protected" mean?

        "Principal protected" means that your principal investment in the Notes will not be at risk due to a decline in the Index if the Notes are held to maturity. You may receive less than the principal amount of Notes if you sell the Notes prior to maturity. Because the Notes are principal protected, in no event will the Cash Settlement Value be less than $1,000.

Will I receive interest on the Notes?

        You will receive a fixed annual rate of interest of 1.30%, paid semi-annually on the 28th day of February and the 31st day of August of each year until maturity (except that for February 2008, the applicable interest will be paid on the 29th day of such month).

What is the Index?

        The Index was created by AIGI in July 1998 to provide a diversified and liquid benchmark for commodities as an asset class. The Index is currently based on the prices of 19 exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity future markets, please see the section entitled "Description of the Index—The Commodity Futures Markets." The Index is reweighted and rebalanced each year in January on a price-percent basis. The 19 Index commodities selected for 2006 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. For subsequent years, the Index may also include cocoa, lead, platinum and tin, or the Sponsors may remove commodities from the Index which were included in previous years (for example, cocoa was removed from the Index in 2005). Futures contracts on the Index are currently listed for trading on the CBOT. See the section "Description of the Index."

        An investment in the Notes does not entitle you to any ownership interest in the commodities included in the Index.

How has the Index performed historically?

        We have provided a table showing the monthly performance of the Index from January 2001 through July 2006. You can find these tables in the section "Description of the Index—Historical Data on the Index". We have provided this historical information to help you evaluate the behavior of the Index in various economic environments; however, past performance is not indicative of how the Index will perform in the future. You should refer to the section "Risk Factors—The historical performance of the Index is not an indication of the future performance of the Index."

Will the Notes be listed on a securities exchange?

        The Notes will not be listed on any securities exchange, and we do not expect a trading market to develop, which may affect the price that you receive for your Notes upon any sale prior to maturity. Bear Stearns has advised us that they intend under ordinary market conditions to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made; nor can we predict the price at which any such bids will be made. In any event, the Notes will cease trading as of the close of business on the Maturity Date. You should refer to the section "Risk Factors."

What is the role of Bear Stearns?

        Bear Stearns will be our agent for the offering and sale of the Notes. After the initial offering, Bear Stearns intends, under ordinary market conditions, to buy and sell the Notes to create a secondary market for holders of the Notes, and may stabilize or maintain the market price of the Notes during the initial distribution of the Notes. However, Bear Stearns will not be obligated to engage in any of these market activities or to continue them if they are begun.

        Bear Stearns also will be our Calculation Agent for purposes of calculating the Cash Settlement Value. Under certain circumstances, these duties could result in a conflict of interest between Bear Stearns' status as our subsidiary and its responsibilities as Calculation Agent. Bear Stearns is obligated to carry out its duties and functions as Calculation Agent in good faith, and using its reasonable judgment. Manifest error by the Calculation Agent, or any failure by it to act in good faith, in making a determination adversely affecting the payment of the Cash Settlement Value or interest on principal to the Holders of the Notes would entitle the Holders, or the Trustee acting on behalf of the Holders, to exercise rights and remedies available under the Indenture. If the Calculation Agent uses its discretion to make a determination, the Calculation Agent will notify the Company and the Trustee, who will provide notice to the Holders. You should refer to "Risk Factors—The Calculation Agent is one of our affiliates, which could result in a conflict of interest."

Can you tell me more about The Bear Stearns Companies Inc.?

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear Stearns, Bear, Stearns Securities Corp., Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. For more information about us, please refer to the section "The Bear Stearns Companies Inc." in the accompanying prospectus. You should also read the other documents we have filed with the Securities and Exchange Commission, which you can find by referring to the section "Where You Can Find More Information" in the accompanying prospectus.

Who should consider purchasing the Notes?

        Because the Notes are tied to the price performance of an underlying commodity index, they may be appropriate for investors with specific investment horizons who seek to participate in the potential price appreciation of the underlying commodities comprising the Index. In particular, the Notes may be an attractive investment for investors who:

  •
  do not want to place their principal at risk and are willing to hold the Notes until maturity;

  •
  have a bullish view of commodity prices in the medium term and wish to participate in the potential appreciation of the Index;

  •
  are interested in an investment with a low correlation to traditional asset classes and investments (such as stocks and bonds); and

  •
  wish to earn the fixed annual coupon of 1.30%.

        The Notes may not be a suitable investment for you if you:

  •
  seek an investment with an active secondary market;

  •
  are unable or unwilling to hold the Notes until maturity;

  •
  do not have a bullish view of the Index in the medium term; or

  •
  seek an investment with a larger fixed return.

What are the U.S. federal income tax consequences of investing in the Notes?

        We intend to treat the Notes are contingent payment debt instruments for federal income tax purposes. Therefore, a U.S. Holder of a Note will be required to include OID in gross income over the term of the Note, and this amount of OID will exceed the annual interest payments on the Notes. The amount of OID includible in each year is based on the "comparable yield." In addition, we will compute a "projected payment schedule" that produces the comparable yield. The comparable yield and the projected payment schedule are neither predictions nor guarantees of the actual yield on the Notes or the actual payment at maturity. If the amount we actually pay at maturity is, in fact, less than the amount reflected on the projected payment schedule, then a U.S. Holder will have recognized taxable income in periods prior to maturity that exceeds the U.S. Holder's economic income from holding the Note during such periods (with an offsetting ordinary loss). If a U.S. Holder disposes of the Note prior to maturity, the U.S. Holder will be required to treat any gain recognized upon the disposition of the Note as ordinary income (rather than capital gain). You should review the discussion under the section entitled "Certain U.S. Federal Income Tax Considerations" in this pricing supplement.

Does ERISA impose any limitations on purchases of the Notes?

        An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), including individual retirement accounts, individual retirement annuities or Keogh plans, a governmental plan subject to any materially similar law or any entity the assets of which are deemed to be "plan assets" under ERISA regulations, will be permitted to purchase, hold and dispose of the Notes, subject to certain conditions. Such investors should carefully review the discussion under "Certain ERISA Considerations" in the Prospectus.

Are there any risks associated with my investment?

        Yes. The Notes are subject to a number of risks. You should refer to "Risk Factors" in this pricing supplement and "Risk Factors" in the accompanying prospectus supplement.

RISK FACTORS

        Your investment in the Notes will be subject to risks not associated with conventional fixed-rate or floating-rate debt securities. Prospective purchasers should recognize the possibility of a loss with respect to their investment in the Notes. Prospective purchasers of the Notes should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Notes in light of their particular financial circumstances, the following risk factors and the other information set forth in this pricing supplement and the accompanying prospectus supplement and prospectus. These risks include the possibility that the Index will fluctuate. We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude, and longevity of these risks and their influence on the value of, or the payment made on, the Notes.

Your Notes are principal protected only if you hold the Notes until maturity.

        If you sell your Notes prior to maturity, you may receive less than the amount you originally invested.

Your yield may be lower than the yield on a conventional debt security of comparable maturity.

        The annual interest rate on the Notes will only be 1.30%. As a result, the fixed interest amount we will pay on the Notes may be less than what you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate. In addition, any return may not fully compensate you for any opportunity cost to you when you take into account inflation and other factors relating to the time value of money. For more specific information about the Cash Settlement Value and for illustrative examples, you should refer to the section "Description of the Notes."

Commodity prices may change unpredictably and affect the Index level and the value of your Notes in unforeseeable ways.

        Because trading in futures contracts associated with the Index commodities is speculative and commodity prices are highly volatile, the value of your Notes may be affected by numerous factors in addition to economic activity that affect commodity prices. These include: changes in supply and demand relationships; supply disruptions in major producing or consuming regions; weather; agriculture; trade; labor activity; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments and changes in interest rates. Such events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause commodity prices to fluctuate. These factors may affect the level of the Index and the value of your Notes in varying ways, and certain factors may cause the value of different commodities included in the Index, and the volatilities of their prices, to move in inconsistent directions or at inconsistent rates.

Suspensions or disruptions of market trading in the commodity markets and related futures contracts may adversely affect the amount you will receive at maturity and/or the trading value of the Notes.

        The commodity markets are subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention. In addition, U.S. futures exchanges and some international futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single trading day. These limits are generally referred to as "daily price fluctuation limits," and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices.

The formula for determining the Cash Settlement Value does not take into account changes in the Index Level prior to the Calculation Date.

        Changes in the Index Level during the term of the Notes before the date on which the Cash Settlement Value is calculated will not be reflected in the calculation of the Cash Settlement Value. The Calculation Agent will calculate the Cash Settlement Value based upon the Index Level as of the Calculation Date. As a result, you may not receive more than the initial public offering price of $1,000 per each $1,000 principal amount of Notes (plus interest) even if the Index Level has increased at certain times during the term of the Note before falling on the Calculation Date.

Risks associated with the Index may adversely affect the market price of the Notes.

        Subject to the minimum/maximum diversification limits, the exchange-traded physical commodities underlying the futures contracts included in the Index from time to time are concentrated in a limited number of sectors, particularly energy, metals and agriculture; and the Index reflects the price movements in only 19-20 futures contracts. An investment in the Notes may therefore carry risks different from those arising in connection with an investment linked to a more diverse Index, including the possibility of greater volatility. See "Description of the Index—Annual Reweighting and Rebalancings of the Index—Diversification Rules." Additionally, the annual composition of the Index will be calculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Index. Any discrepancies that require revision are not applied retroactively, but will be reflected in the weighting calculations of the Index for the following year. However, the Sponsors may not discover every discrepancy. Furthermore, the annual weightings for the Index are determined each year in June or July and announced in July or August by AIGI under the supervision of an Oversight Committee (see "Description of the Index—The Dow Jones—AIG Commodity Index Oversight Committee"), which has a significant degree of discretion in exercising its supervisory duties with respect to the Index and has no obligation to take the needs of any parties to transactions involving the Index into consideration when reweighting or making any other changes to the Index.

The historical performance of the Index is not an indication of the future performance of the Index.

        The historical performance of the Index, which is included in this pricing supplement, should not be taken as an indication of the future performance of the Index. While the trading prices of the underlying commodities of the Index will determine the value of the Index, it is impossible to predict whether the value of the Index will fall or rise. Trading prices of the underlying commodities of the Index will be influenced by the complex and interrelated economic, financial, regulatory, geographic, judicial, political, and other factors that can affect the commodity markets generally and by various circumstances that can influence the value of a particular underlying commodity.

Tax consequences.

        For U.S. federal income tax purposes, we intend to treat the Notes as contingent payment debt instruments. As a result, U.S. Holders will be required to include OID in income during their ownership of the Notes, and this amount of OID will exceed the annual interest payments on the Notes. The amount of OID includible in each year is based on the "comparable yield." In addition, we will compute a "projected payment schedule" that produces the comparable yield. The comparable yield and the projected payment schedule are neither predictions nor guarantees of the actual yield on the Notes or the actual payment at maturity. If the amount we actually pay at maturity is, in fact, less than the amount reflected on the projected payment schedule, then a U.S. Holder would have recognized taxable income in periods prior to maturity that exceeds the U.S. Holder's economic income from holding the Note during such periods (with an offsetting ordinary loss). Additionally, U.S. Holders will generally be required to recognize ordinary income on the gain, if any, realized on a sale, upon maturity, or other disposition of the Notes. You should review the discussion under the section entitled "Certain U.S. Federal Income Tax Considerations" in this pricing supplement.

The price at which you will be able to sell your Notes prior to maturity will depend on a number of factors, and may be substantially less than the amount you originally invested.

        If you wish to liquidate your investment in the Notes prior to maturity, your only alternative would be to sell them. At that time, there may be an illiquid market for Notes or no market at all. Even if you were able to sell your Notes, there are many factors outside of our control that may affect their trading value. We believe that the value of your Notes will be affected by the level and volatility of the Index, whether the Index Level is greater than or equal to the Initial Index Level, changes in U.S. interest rates, the supply of and demand for the Notes and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your Notes prior to maturity may be substantially less than the amount you originally invested if, at such time, the Index Level is less than, equal to or not sufficiently above the Initial Index Level. The following paragraphs describe the manner in which we expect that the trading value of the Notes will be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

  •
  Index performance.  We expect that the value of the Notes prior to maturity will depend substantially on whether the Index Level is greater than the Initial Index Level. If you decide to sell your Notes when the Index Level exceeds the Initial Index Level, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that Index Level because of expectations that the Index Level will continue to fluctuate until the Final Index Level is determined. Economic, financial, regulatory, geographic, judicial, political and other developments that affect the commodities underlying the Index may also affect the Index Level and, thus, the value of the Notes.

  •
  Volatility of the Index.  Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases or decreases, the trading value of the Notes may be adversely affected. This volatility may increase the risk that the Index Level will decline, which could negatively affect the trading value of Notes. The effect of the volatility of the Index on the trading value of the Notes may not necessarily decrease over time during the term of the Notes.

  •
  Interest rates.  We expect that the trading value of the Notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the Notes may decrease, and if U.S. interest rates decrease, the value of the Notes may increase. Interest rates may also affect the economy and, in turn, the level of the Index, which (for the reasons discussed above) would affect the value of the Notes.

  •
  Our credit ratings, financial condition and results of operations.  Actual or anticipated changes in our current credit ratings, A1 by Moody's Investor Service, Inc. and A by Standard & Poor's Rating Services, as well as our financial condition or results of operations may significantly affect the trading value of the Notes. However, because the return on the Notes is dependent upon factors in addition to our ability to pay our obligations under the Notes, such as the level of the Index, an improvement in our credit ratings, financial condition or results of operations is not expected to have a positive effect on the trading value of the Notes.

  •
  Time remaining to maturity.  As the time remaining to maturity of the Notes decreases, the "time premium" associated with the Notes will decrease. A "time premium" results from expectations concerning the value of the Index during the period prior to the maturity of the Notes. As the time remaining to the maturity of the Notes decreases, this time premium will likely decrease, potentially adversely affecting the trading value of the Notes. As the time remaining to maturity decreases, the trading value of the Notes may be less sensitive to the volatility of the Index.

  •
  Size and liquidity of the trading market.  The Notes will not be listed on any securities exchange and we do not expect a trading market to develop. Therefore, there may not be a secondary market in the Notes, which may affect the price that you receive for your Notes upon any sale prior to maturity. If a trading market does develop, there can be no assurance that it will be liquid. If the trading market for the Notes is limited, there may be a limited number of buyers for your Notes if you do not wish to hold your investment until maturity. This may affect the price you receive upon any sale of the Notes prior to maturity. Bear Stearns has advised us that they intend under ordinary market conditions to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future, nor can we predict the price at which any such bids will be made.

  •
  The original issue price of the Notes includes the cost of hedging our obligations under the Notes. Such cost includes BSIL's (or any other of our subsidiaries') expected cost of providing such hedge and the profit BSIL (or any other of our subsidiaries) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Bear Stearns will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by Bear Stearns as a result of transaction costs.

        We want you to understand that the effect of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the Notes attributable to another factor, such as an increase in the level of the Index.

Higher future prices of the Index commodities relative to their current prices may decrease the amount payable at maturity.

        The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise the Index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as "rolling." If the market prices for these contracts is lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a "roll yield." Backwardation occurs when the prices of futures contracts are lower in the distant delivery months than in the nearer delivery months. While many of the contracts included in the Index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities included in the Index, such as gold, have historically traded in contango markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months.

You do not have any rights to receive the commodities underlying the Index.

        Investing in the Notes will not make you a holder of any of the commodities underlying the Index. You will have no right to receive delivery of any commodity underlying the Index.

You must rely on your own evaluation of the merits of an investment linked to the Index.

        In the ordinary course of our business, we may from time to time express views on expected movements in the Index and in the commodities underlying the Index. These views may vary over differing time horizons and are subject to change without notice. Moreover, other professionals who deal in the commodities markets may at any time have views that differ significantly from ours. In connection with your purchase of the Notes, you should investigate the Index and the commodities that underlie the Index and not rely on our views with respect to future movements in these commodities. You should make such investigation as you deem appropriate as to the merits of an investment linked to the Index.

State law may limit interest paid.

        New York State law governs the Indenture under which the Notes will be issued. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, including debt securities such as the Notes. Under present New York law, the maximum rate of interest is 25% per annum, on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested.

        While we believe that New York law would be given effect by a state or federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit as a holder of the Notes, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

The Calculation Agent is one of our affiliates, which could result in a conflict of interest.

        Bear Stearns will act as the Calculation Agent. The Calculation Agent will make certain determinations and judgments in connection with calculating the Final Index Level, or deciding whether a Market Disruption Event has occurred. You should refer to "Description of the Notes—Discontinuance of the Index," "—Adjustments to the Index" and "—Market Disruption Events." Because Bear Stearns is our affiliate, and because Bear Stearns and our other affiliates may at times engage in transactions involving the futures contracts or commodities underlying the Index for their proprietary accounts and for other accounts under their management, conflicts of interest may arise in connection with Bear Stearns performing its role as Calculation Agent. Bear Stearns is obligated to carry out its duties and functions as Calculation Agent in good faith, and using its reasonable judgment. Manifest error by the Calculation Agent, or any failure by it to act in good faith, in making a determination adversely affecting the payment of the Cash Settlement Value or interest on principal to Holders would entitle the Holders, or the Trustee acting on behalf of the Holders, to exercise rights and remedies available under the Indenture. If the Calculation Agent uses its discretion to make a determination, the Calculation Agent will notify the Company and the Trustee, who will provide notice to the registered holders of the Notes.

Changes that affect the calculation of the Index will affect the trading value of the Notes and the amount you will receive at maturity.

        The Sponsors are responsible for calculating and maintaining the Index. The policies of the Sponsors concerning the calculation of the Index will affect the value of the Index and, therefore, will affect the trading value of the Notes and the Cash Settlement Value.

        If the Sponsors discontinue or suspend calculation or publication of the Index, it may become difficult to determine the trading value of the Notes or the Cash Settlement Value. If the Sponsors discontinue or suspend calculation of the Index at any time prior to the Maturity Date and a Successor Index is not available or is not acceptable to the Calculation Agent in its sole discretion, then the

Calculation Agent will determine the amount payable on the Maturity Date by reference to a group of commodities and a computation methodology that the Calculation Agent determines in its sole discretion will as closely as reasonably possible replicate the Index. In addition, if the method of calculating the Index (or a Successor Index) is changed in a material respect, or if the Index (or a Successor Index) is in any other way modified so that the Index (or Successor Index) does not, in the opinion of the Calculation Agent, fairly represent the Index level (or level of the Successor Index) had such changes or modifications not been made, the Calculation Agent will make such calculations and adjustments as, in its good faith judgment, may be necessary to arrive at a level of a commodity index comparable to the Index (or Successor Index) as if such changes or modifications had not been made. In each such event, the Calculation Agent's determination of the value of the Notes will affect the amount you will receive at maturity. See "Description of the Notes" and "Description of the Index."

Trading and other transactions by the Sponsors in the futures contracts comprising the Index and the underlying commodities may affect the value of the Index.

        AIG-FP, AIGI and its affiliates actively trade futures contracts and options on futures contracts on the Index commodities. AIG-FP, AIGI and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments which are linked to the performance of Index commodities or are linked to the performance of the Index. Certain of AIG-FP's and AIGI's affiliates may underwrite or issue other securities or financial instruments indexed to the Index and related Indices, and the Sponsors and certain of their affiliates may license the Index for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could affect the value of the Index. For instance, a market maker in a financial instrument linked to the performance of the Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Index components in order to hedge the market maker's position in the financial instrument may affect the market price of the futures contracts included in the Index, which in turn may affect the value of the Index. With respect to any of the activities described above, none of the Sponsors or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the Notes into consideration at any time.

We and our affiliates have no affiliation with the Sponsors and are not responsible for its public disclosure of information.

        We and our affiliates are not affiliated in any way with the Sponsors (except for the licensing arrangements discussed in the section "Description of the Index—License Agreement") and have no ability to control or predict the Sponsors' actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the Index. Neither we nor any or our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or the Sponsors contained in this pricing supplement. You, as an investor in the Notes, should make your own investigation into the Index and the Sponsors. The Sponsors are not involved in any way in the offering of the Notes and have no obligation to consider your interests as an owner of Notes when they take any actions that might affect the value of the Notes.

Trading and other transactions by us or our affiliates could affect the prices of the commodities underlying the Index, the level of the Index, the market value of the Notes or the amount you may receive at maturity.

        We and our affiliates may from time to time buy or sell, in the spot, futures, options, or other markets, the commodities underlying the Index or derivative instruments related to those commodities for our own accounts in connection with our normal business practices or in connection with hedging our obligations under the Notes. These trading activities may present a conflict of interest between your interest in the Notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. The transactions could affect the prices of those commodities or the level of the Index in a manner that would be adverse to your investment in the Notes. See "Use of Proceeds and Hedging."

        Hedging activities we or our affiliates may engage in may affect the level of the Index and, accordingly, increase or decrease the trading value of the Notes prior to maturity and the cash settlement value you would receive at maturity. To the extent that we or any of our affiliates has a long hedge position in any of the commodities that comprise the Index, or derivative or synthetic instruments related to those commodities or the Index, we or any of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the Notes or at or about the time of a change in the commodities that underlie the Index. Depending on, among other things, future market conditions, the aggregate amount and the composition of the positions are likely to vary over time. Although we have no reason to believe that any of those activities will have a material impact on the level of the Index, we cannot assure you that those activities will not affect such level and the trading value of the Notes prior to maturity or the Cash Settlement Value payable at maturity.

        In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the Notes. We or any of our affiliates may hold or resell the Notes. We or any of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future.

        We or any of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the Index. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the Notes.

Research reports and other transactions may create conflicts of interest between you and us.

        We or one or more of our affiliates may have published, and may in the future publish, research reports on the Index or the companies that transact in or produce the commodities that are included in the Index. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities may affect the market price of futures contracts included in the Index and, therefore, the value of the Notes. Similarly, we may in the past or may in the future issue Notes that permit a purchaser to take a different view with respect to the movement of the Index than do the Notes (e.g., to take a bearish rather than a bullish view).

        We or any of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the Index. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the Notes.

        We and our affiliates, at present or in the future, may engage in business with the companies that transact in or produce the commodities that are included in the Index, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to those companies and their competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties.

The Cash Settlement Value you receive on the Notes may be delayed or reduced upon the occurrence of a Market Disruption Event, or an Event of Default.

        If the Calculation Agent determines that, on the Calculation Date, a Market Disruption Event has occurred or is continuing, the determination of the value of the Index by the Calculation Agent may be deferred. You should refer to the section "Description of the Notes—Market Disruption Events."

        If the Calculation Agent determines that an Event of Default (as defined below) has occurred, a holder of the Notes will only receive an amount equal to the trading value of the Notes on the date of such Event of Default, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion. You should refer to the section "Description of the Notes—Event of Default and Acceleration."

Lack of regulation by the CFTC.

        The Notes are debt securities that are our direct obligations. The net proceeds to be received by us from the sale of the Notes will not be used to purchase or sell the futures contracts that comprise the Index for the benefit of holders of the Notes. An investment in the Notes does not constitute either an investment in these futures contracts or in a collective investment vehicle that trades in the these futures contracts (i.e., the Notes do not constitute a direct or indirect investment by you in the trading of the underlying futures contracts that constitute the Index). Unlike an investment in the Notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the Commodity Futures Trading Commission (the "CFTC") as a "commodity pool operator" (a "CPO"). Because the Notes are not interests in a commodity pool, the Notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC's or any non-United States regulatory authority's regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Notes do not constitute investments by you in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a "futures commission merchant" ("FCM"). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC's or any other non-United States regulatory authority's regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

        You should decide to purchase the Notes only after carefully considering the suitability of the Notes in light of your particular financial circumstances. You should also carefully consider the tax consequences of investing in the Notes. You should refer to the section "Certain U.S. Federal Income Tax Considerations" and discuss the tax implications with your own tax advisor.

DESCRIPTION OF THE NOTES

        The following description of the Notes (referred to in the accompanying prospectus supplement as the "Other Indexed Notes") supplements the description of the Notes in the accompanying prospectus supplement and prospectus. This is a summary and is not complete. You should read the indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee"). A copy of the Indenture is available as set forth under the section of the prospectus "Where You Can Find More Information."

General

        The Notes are part of a single series of debt securities under the Indenture described in the accompanying prospectus supplement and prospectus designated as Medium-Term Notes, Series B. The Notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities issued under the Indenture. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries.

        The aggregate principal amount of the Notes will be $8,060,000. The Notes will mature on August 31, 2011 and do not provide for earlier redemption. The Notes will be issued only in fully registered form, and in minimum denominations of $1,000; provided, however, that the minimum purchase for any purchaser domiciled in a Member State of the European Economic Area shall be $100,000. Initially, the Notes will be issued in the form of one or more global securities registered in the name of DTC or its nominee, as described in the accompanying prospectus supplement and prospectus. When we refer to Note or Notes in this pricing supplement, we mean $1,000 principal amount of Notes. The Notes will not be listed on any securities exchange.

        You should refer to the section "Certain U.S. Federal Income Tax Considerations," for a discussion of certain federal income tax considerations to you as a holder of the Notes.

Interest

        The Notes bear interest from August 31, 2006, the original issuance date of the Notes, or from the most recent Interest Payment Date on which we have paid or provided for interest on the Notes to the Maturity Date at an annual interest rate of 1.30% paid semi-annually in arrears. We will pay interest in cash semi-annually on the 28th day of February and the 31st day of August of each year until maturity (except that for February 2008, the Interest Payment Date will be the 29th day of such month), each of which we will refer to as an "Interest Payment Date," to the person in whose name such Note was registered at the close of business on the fifteenth calendar day, whether or not a Business Day, prior to the applicable Interest Payment Date. Each interest payment on an Interest Payment Date will include interest accrued from, and including, the issue date or preceding Interest Payment Date, as the case may be, to, but excluding, that Interest Payment Date. The first Interest Payment Date will be February 28, 2007. Interest on the Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months.

        In the event an Interest Payment Date is not a Business Day, the applicable interest will be paid on the Business Day immediately preceding such Interest Payment Date, with the same force and effect as if made on the Interest Payment Date, and without any decrease in interest or other payment with respect to such acceleration in payment. "Business Day" means any day other than a Saturday or Sunday, on which banking institutions in the cities of New York, New York and London, England are not authorized or obligated by law or executive order to be closed.

Payment at Maturity

        On the Maturity Date you will receive the Cash Settlement Value, an amount in cash that depends upon the relation of the Final Index Level to the Initial Index Level. If, at maturity, the Final Index Level is greater than the Initial Index Level, then, on the Maturity Date, we will pay you an amount per Note in cash equal to:

$1,000 +	$1,000 x	Final Index Level - Initial Index Level ----------------------------------------------- Initial Index Level	.

        If the Final Index Level is less than or equal to the Initial Index Level, you will receive $1,000 per Note on the Maturity Date.

        Regardless of the relation of the Final Index Level to the Initial Index Level, you will receive ten interest payments over the term of the Notes, with the last interest payment on the Maturity Date.

        The "Index Level" equals the closing value of the Index, as determined by the Sponsors, on each Index Business Day.

        The "Initial Index Level" equals 168.943, the closing value of the Index, as determined by the Sponsors, on August 29, 2006.

        The "Final Index Level" will be determined by the Calculation Agent and will equal the closing value of the Index, as determined by the Sponsors, on August 29, 2011, the "Calculation Date." If that day is not an Index Business Day, the next Index Business Day will be the Calculation Date.

        The "Maturity Date" of the Notes is August 31, 2011.

        An "Index Business Day" will be a Business Day, as determined by the Calculation Agent, on which the sum of the commodity index percentages (as defined in the section "Description of the Index—Annual Reweightings and Rebalancings of the Index") for the Index commodities that are open for trading is greater than 50%. For example, based on the weighting of the Index commodities for 2004 and 2005, if the Chicago Board of Trade ("CBOT") and the New York Mercantile Exchange ("NYMEX") are closed for trading on the same day, an Index Business Day will not exist. The Calculation Agent may, in its sole discretion, add to or delete from the definition of "Index Business Day" any major exchange or market which commences or ceases to serve as a primary exchange or market upon which a commodity underlying the Index trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the Index trades. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error and provided the Calculation Agent shall be required to act in good faith in making any determination. "Business Day" means any day other than a Saturday or Sunday, on which banking institutions in the cities of New York, New York and London, England are not authorized or obligated by law or executive order to be closed.

Commodities Market Performance Historically Has a Low Correlation to the Debt or Equity Markets

        An investment in the Notes may diversify a portfolio of traditional asset classes and investments (such as stocks and bonds). A diverse portfolio consisting of assets that perform in an unrelated manner, or low correlated assets, may increase overall return and reduce the volatility or price fluctuation of a portfolio or vice versa. For example, the trading value of the Notes may fall while general stock indices rise or fall. Generally a portfolio of traditional asset classes and investments (such as stocks and bonds) which have positive returns and low correlation with each other can improve the risk/reward characteristics of the combined holdings. Historically, the Index has exhibited low correlation to traditional investments, and thus, the Notes may improve a particular portfolio's return-to-risk profile. We anticipate that over time the performance of the Notes will not be similar to the performance of the general financial markets for equity and debt, and will move up and down independently. However, low correlation assets will not provide any diversification advantages unless the low correlated assets are outperforming other portfolio assets, and there is no guarantee that the Notes or the commodities markets in general will outperform traditional asset classes or other sectors of an investor's portfolio.

Illustrative Examples

        The examples set forth below and the related table depict the hypothetical Cash Settlement Value of a Note based on the assumptions below. The levels in the examples and related table do not purport to be representative of every possible scenario concerning increases or decreases in the Index. You should not construe these examples or the data included in the table as an indication or assurance of the expected performance of the Notes.

        The examples demonstrating the hypothetical Cash Settlement Value of a Note are based on the following assumptions:

  •
  Investor purchases $1,000 aggregate principal amount of Notes at the initial public offering price of $1,000.

  •
  Investor holds the Notes to maturity.

  •
  The interest rate is 1.30% per annum, paid semi-annually.

  •
  The Initial Index Level is equal to 170.00.

  •
  All returns are based on a 5-year term; pre-tax basis.

  •
  No Market Disruption Events or Events of Default occur during the term of the Notes.

Example 1: The Final Index Level is greater than the Initial Index Level.

        In this example, the Index generally rises over the term of the Notes. On the calculation date, the Final Index Level is 212.50, representing a 25.00% gain from the Initial Index Level. Prior to maturity, you would have received nine interest payments of $6.50 plus a final interest payment to be received on the Maturity Date for a total interest payment over the term of the Notes equal to $65.00. In this example, using the formula below, the Cash Settlement Value will equal $1,250.00. The total amount you would have received over the term of the Notes, including the Cash Settlement Value and the ten interest payments, is $1,315.00.

$1,000 +	$1,000 x greater of	Final Index Level - Initial Index Level --------------------------------------------------- Initial Index Level	, 0%
$1,000 +	$1,000 x greater of	212.50 - 170.00 ---------------------- 170.00	, 0
= $1,000 + {$1,000 x greater of [25.00%, 0%]}
= $1,000 + {$1,000 x 25.00%}
= $1,000 + $250
= $1,250.00

Example 2: The Final Index Level is equal to the Initial Index Level.

        In this example, the Index generally remains unchanged over the term of the Notes. On the Calculation Date, the Final Index Level is 170.00, equal to the Initial Index Level. Prior to maturity, you would have received nine interest payments of $6.50 plus a final interest payment to be received on the Maturity Date for a total interest payment over the term of the Notes equal to $65.00. In this example, using the formula below, the Cash Settlement Value will equal $1,000.00. The total amount you would have received over the term of the Notes, including the Cash Settlement Value and the ten interest payments, is $1,065.00.

$1,000 +	$1,000 x greater of	Final Index Level - Initial Index Level ----------------------------------------------- Initial Index Level	, 0%
$1,000 +	$1,000 x greater of	170.00 - 170.00 ------------------ 170.00	, 0
= $1,000 + {$1,000 x greater of [0%, 0%]}
= $1,000 + {$1,000 x 0%}
= $1,000 + $0
= $1,000.00

Example 3: The Final Index Level is less than the Initial Index Level.

        In this example, the Index declines over the term of the Notes. The Final Index Level is 127.50, representing a 25% loss in the value of the Index from the Initial Index Level. Prior to maturity, you would have received nine interest payments of $6.50 plus a final interest payment to be received on the Maturity Date for a total interest payment over the term of the Notes equal to $65.00. In this example, using the formula below, the Cash Settlement Value will equal $1,000.00. The total amount you would have received over the term of the Notes, including the Cash Settlement Value and the ten interest payments, is $1,065.00.

$1,000 +	$1,000 x greater of	Final Index Level - Initial Index Level ----------------------------------------------- Initial Index Level	, 0%
$1,000 +	$1,000 x greater of	127.50 - 170.00 ------------------ 170.00	, 0
= $1,000 + {$1,000 x greater of [-25.00%, 0%]}
= $1,000 + {$1,000 x 0%}
= $1,000 + $0
= $1,000.00

Summary of Examples 1 Through 3
Reflecting the Cash Settlement Value, Excluding Interest Payments

	Example 1	Example 2	Example 3
Initial Index Level	170.00	170.00	170.00
Hypothetical Final Index Level	212.50	170.00	127.50
Value of Final Index Level relative to the Initial Index Level	Higher	Equal	Lower
Principal protected?	Yes	Yes	Yes
Cash Settlement Value per Note	$1,250.00	$1,000.00	$1,000.00

Table of Hypothetical Cash Settlement Values

Initial Index Level	Final Index Level	Percentage Change in Index	Cash Settlement Value Per Note, Excluding Interest Payments	Return if Held to Maturity, Including Interest Payments	Initial Index Level	Final Index Level	Percentage Change in Index	Cash Settlement Value Per Note, Excluding Interest Payments	Return if Held to Maturity, Including Interest Payments
170.00	240.00	41.18%	1,411.76	47.68%	170.00	167.50	-1.47%	1,000.00	6.50%
170.00	237.50	39.71%	1,397.06	46.21%	170.00	165.00	-2.94%	1,000.00	6.50%
170.00	235.00	38.24%	1,382.35	44.74%	170.00	162.50	-4.41%	1,000.00	6.50%
170.00	232.50	36.76%	1,367.65	43.26%	170.00	160.00	-5.88%	1,000.00	6.50%
170.00	230.00	35.29%	1,352.94	41.79%	170.00	157.50	-7.35%	1,000.00	6.50%
170.00	227.50	33.82%	1,338.24	40.32%	170.00	155.00	-8.82%	1,000.00	6.50%
170.00	225.00	32.35%	1,323.53	38.85%	170.00	152.50	-10.29%	1,000.00	6.50%
170.00	222.50	30.88%	1,308.82	37.38%	170.00	150.00	-11.76%	1,000.00	6.50%
170.00	220.00	29.41%	1,294.12	35.91%	170.00	147.50	-13.24%	1,000.00	6.50%
170.00	217.50	27.94%	1,279.41	34.44%	170.00	145.00	-14.71%	1,000.00	6.50%
170.00	215.00	26.47%	1,264.71	32.97%	170.00	142.50	-16.18%	1,000.00	6.50%
170.00	212.50	25.00%	1,250.00	31.50%	170.00	140.00	-17.65%	1,000.00	6.50%
170.00	210.00	23.53%	1,235.29	30.03%	170.00	137.50	-19.12%	1,000.00	6.50%
170.00	207.50	22.06%	1,220.59	28.56%	170.00	135.00	-20.59%	1,000.00	6.50%
170.00	205.00	20.59%	1,205.88	27.09%	170.00	132.50	-22.06%	1,000.00	6.50%
170.00	202.50	19.12%	1,191.18	25.62%	170.00	130.00	-23.53%	1,000.00	6.50%
170.00	200.00	17.65%	1,176.47	24.15%	170.00	127.50	-25.00%	1,000.00	6.50%
170.00	197.50	16.18%	1,161.76	22.68%	170.00	125.00	-26.47%	1,000.00	6.50%
170.00	195.00	14.71%	1,147.06	21.21%	170.00	122.50	-27.94%	1,000.00	6.50%
170.00	192.50	13.24%	1,132.35	19.74%	170.00	120.00	-29.41%	1,000.00	6.50%
170.00	190.00	11.76%	1,117.65	18.26%	170.00	117.50	-30.88%	1,000.00	6.50%
170.00	187.50	10.29%	1,102.94	16.79%	170.00	115.00	-32.35%	1,000.00	6.50%
170.00	185.00	8.82%	1,088.24	15.32%	170.00	112.50	-33.82%	1,000.00	6.50%
170.00	182.50	7.35%	1,073.53	13.85%	170.00	110.00	-35.29%	1,000.00	6.50%
170.00	180.00	5.88%	1,058.82	12.38%	170.00	107.50	-36.76%	1,000.00	6.50%
170.00	177.50	4.41%	1,044.12	10.91%	170.00	105.00	-38.24%	1,000.00	6.50%
170.00	175.00	2.94%	1,029.41	9.44%	170.00	102.50	-39.71%	1,000.00	6.50%
170.00	172.50	1.47%	1,014.71	7.97%	170.00	100.00	-41.18%	1,000.00	6.50%
170.00	170.00	0.00%	$1,000.00	6.50%	170.00	97.50	-42.65%	1,000.00	6.50%

Discontinuance of the Index

        If the Sponsors discontinue publication of the Index and the Sponsors or another entity publish a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (the new index being referred to as a "Successor Index"), then the Index Level will be determined by reference to the closing value of the Successor Index on the date that the Index Level is to be determined.

        Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will notify us and the Trustee, who will provide notice of the selection of the Successor Index to the registered holders of the Notes.

        If the Sponsors discontinue publication of the Index prior to, and such discontinuance is continuing on, the date that the Index Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, then, on such date, the Calculation Agent will notify us and the Trustee, and will calculate the appropriate closing levels. The Index Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant futures contract has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each futures contract most recently comprising the Index on the primary organized exchange or trading system on which such futures contracts trade. "Closing level" means, with respect to any futures contract on any date, the last reported settlement price (as defined below) on such date on the primary organized exchange or trading system on which such futures contract is then listed or admitted to trading.

        If a Successor Index is selected, or the Calculation Agent calculates a value as a substitute for the Index as described above, that Successor Index or such substitute value will be used as a substitute for the Index for all purposes, including for purposes of determining whether an Index Business Day or Market Disruption Event has occurred or exists. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Notes.

        All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent, and will be conclusive for all purposes and binding on us and the beneficial owners of the Notes, absent manifest error.

Adjustments to the Index

        If at any time the method of calculating the Index or a Successor Index, or the Index Level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on the date that the Index Level is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a level of a futures contract index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made. The Calculation Agent will calculate the Index Level with reference to the Index or such Successor Index, as adjusted. If the method of calculating the Index or a Successor Index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a level of the Index or such Successor Index as if it had not been modified (for example, as if such split had not occurred).

Market Disruption Events

        If there is a Market Disruption Event on the Calculation Date, the Calculation Date will be determined on the basis of the first succeeding Index Business Day on which there is no Market Disruption Event. In no event, however, will the final Calculation Date be a date that is postponed by more than two Index Business Days following the original date that, but for the Market Disruption Event, would have been the final Calculation Date. In that case, the second Index Business Day will be deemed to be the final Calculation Date, notwithstanding the Market Disruption Event, and the Calculation Agent will determine the level of the Index on that second Index Business Day in accordance with the formula for and method of calculating the Index in effect prior to the Market Disruption Event using the settlement price as published by the futures exchange on which the Index futures contract trades (the "settlement price") of each futures contract in the Index (or, if trading in any such futures contract has been materially suspended or materially limited, the Calculation Agent's good faith estimate of the settlement price that would have prevailed but for such suspension or limitation) as of that second Index Business Day.

        A "Market Disruption Event" means any of the following events, as determined by the Calculation Agent, in its sole discretion:

  •
  the termination or suspension of, or material limitation or disruption of trading for more than three hours in any futures contract used in the calculation of the Index or any Successor Index;

  •
  the settlement price for any Index futures contract has increased or decreased by the maximum permitted price change from the previous day's settlement price;

  •
  the failure of an exchange to publish a settlement price for any respective Index futures contract;

  •
  with respect to any Index futures contract that trades on the London Metal Exchange ("LME"), a Business Day on which the LME is not open for trading; or

  •
  in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to manage, enter into or unwind a hedge with respect to the Notes that we or our affiliates have effected or may effect as described in "Use of Proceeds and Hedging."

        The following events will not be Market Disruption Events:

  •
  a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the futures exchange in which an Index futures contract trades; or

  •
  a decision to permanently discontinue trading in the option or futures contracts relating to the Index or Index futures contract.

Redemption; Defeasance

        The Notes are not subject to redemption before maturity, and are not subject to the defeasance provisions described in the section "Description of Debt Securities—Defeasance" in the accompanying prospectus.

Events of Default and Acceleration

        If an Event of Default (as defined in the accompanying prospectus) with respect to any Notes has occurred and is continuing, then the amount payable to you, as a beneficial owner of a Note, upon any acceleration permitted by the Notes will be equal to the Cash Settlement Value as though the date of early repayment were the Maturity Date of the Notes, adjusted by an amount equal to any losses, expenses and costs to us of unwinding any underlying or related hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion. If a bankruptcy proceeding is commenced in respect of us, the claims of the holder of a Note may be limited under Title 11 of the United States Code.

Same-Day Settlement and Payment

        Settlement for the Notes will be made by Bear Stearns in immediately available funds. Payments of the Cash Settlement Value will be made by us in immediately available funds, so long as the Notes are maintained in book-entry form.

Calculation Agent

        The Calculation Agent for the Notes will be Bear Stearns.    All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error and provided the Calculation Agent shall be required to act in good faith, be conclusive for all purposes and binding on you and us. Manifest error by the Calculation Agent, or any failure by it to act in good faith, in making a determination adversely affecting payment of the Cash Settlement Value or interest on principal to Holders would entitle the Holders, or the Trustee acting on behalf of the Holders, to exercise rights and remedies available under the Indenture. If the Calculation Agent uses its discretion to make a determination, the Calculation Agent will notify the Company and the Trustee, who will provide notice to the registered holders of the Notes. Because the Calculation Agent is an affiliate of ours, potential conflicts of interest may exist between you and the Calculation Agent, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Cash Settlement Value. Bear Stearns is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

DESCRIPTION OF THE INDEX

General

        We obtained all information regarding the Index contained in this pricing supplement, including its make-up, method of calculation and changes in its components, from publicly available sources. Such information reflects the policies of, and is subject to change by, the Sponsors. We have not independently verified this information. You, as an investor in the Notes, should make your own investigation into the Index and the Sponsors. The Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interests as a holder of the Notes. The Sponsors have no obligation to continue to publish the Index, and may discontinue publication of the Index at any time in their sole discretion. The consequences of their discontinuing publication of the Index are described in the section entitled "Description of the Notes—Discontinuance of the Index." We do not assume any responsibility for the accuracy or completeness of any information relating to the Index.

        The Index was created by AIGI in July 1998 to provide a diversified and liquid benchmark for commodities as an asset class. The Index currently is composed of the prices of 19 exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity futures markets, please see the section entitled "The Commodity Futures Markets." The 19 Index commodities selected for 2006 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. For 2005, the 19 Index commodities selected for inclusion in the Index were as follows: aluminum, coffee, copper, corn, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. Futures contracts on the Index are currently listed for trading on the CBOT, the CBE, the COMEX, the CSCE, the LME, the NYCE and the NYMEX.

        The Index is a proprietary index that AIGI developed and the Sponsors calculate. The methodology for determining the composition and weighting of the Index and for calculating its value is subject to modification by the Sponsors, at any time. At present, Dow Jones disseminates the Index value approximately every fifteen (15) seconds (assuming the Index value has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time) and publishes a daily Index value at approximately 4:00 p.m. (New York time), on each Index Business Day on Bloomberg page DJAIG.

        AIG-FP, AIGI and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Index, as well as commodities, including commodities included in the Index. AIG-FP, AIGI and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments which are linked to the performance of commodities or are linked to the performance of the Index. Certain of AIG-FP's and AIGI's affiliates may underwrite or issue other securities or financial instruments indexed to the Index and related indices, and the Sponsors and their affiliates may license the Index for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could affect the value of the Index. For instance, a market maker in a financial instrument linked to the performance of the Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Index components in order to hedge the market maker's position in the financial instrument may affect the market price of the futures contracts included in the Index, which in turn may affect the value of the Index. With respect to any of the activities described above, none of the Sponsors or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the Notes into consideration at any time.

The Dow Jones—AIG Commodity Index Oversight Committee

        The Sponsors have established the Dow Jones—AIG Commodity Index Oversight Committee (the "Oversight Committee") to assist them in connection with the operation of the Index. The members of the Oversight Committee are drawn from academic, financial, and legal communities and employees of AIG-FP and Dow Jones. The Oversight Committee meets annually to consider any changes to be made to the Index for the coming year and may also meet at such other times as may be necessary.

        As described in more detail below, the Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Index are determined each year in June or July by AIGI under the supervision of the Oversight Committee, announced in July or August and implemented the following January. The composition of the for 2006 was approved by the Oversight Committee at a meeting held in August 2005. The composition for the year 2007 was approved and published in June 30, 2006 and the next Index reweighting and rebalancing will take effect in January 2007.

        The current composition of the Index is described below under "—Composition of the Index."

Four Main Principles Guiding the Creation of the Index

        The Sponsors have indicated that the Index was created using the following four main principles:

  •
  Economic Significance. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Index uses both liquidity data and U.S. dollar-weighted production data in determining the relative quantities of included commodities. The Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) at the expense of relatively non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Accordingly, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. The Index thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

  •
  Diversification. A second major goal of the Index is to provide diversified exposure to commodities as an asset class. Disproportionate weighting of any particular commodity or sector increases volatility and negates the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Index is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

  •
  Continuity. The third goal of the Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Index from year to year. The Index is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Index.

  •
  Liquidity. Another goal of the Index is to provide a highly liquid index, suitable for institutional investment. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Index can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

        These principles represent goals of the Index and its Sponsors, and there can be no assurance that these goals will be reached by the Sponsors.

The Index is a Rolling Index

        The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid the delivery process and maintain a long futures position, nearby contracts must be sold and contract that have not yet reached the delivery period must be purchased. This process is known as "rolling" a futures position. The Index is a "rolling index."

Composition of the Index

  Commodities Available for Inclusion in the Index

        A number of commodities have been selected for potential inclusion in the Index which are believed by the Sponsors to be sufficiently significant to the world economy to merit consideration for inclusion in the Index and which are the subject of a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the LME, each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange. The 23 potential commodities currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, live cattle, lean hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

  Designated Contracts for Each Commodity

        A futures contract known as a "Designated Contract" is selected for each commodity. With the exception of several LME contracts, where AIGI believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, AIGI selects the futures contract that is traded in North America and denominated in dollars. If more than one such contract exists, AIGI selects the most actively traded contract. This process is reviewed by the Oversight Committee. Data concerning this Designated Contract will be used to calculate the Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract. The commodity, Designated Contracts, exchange, units and price quote convention for the commodities included in the Index as of January 2006 are as follows:

COMMODITY	DESIGNATED CONTRACT	EXCHANGE	UNITS	PRICE QUOTE
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton
Coffee	Coffee "C"	CSCE	37,500 lbs	U.S. cents/pound
Copper	Copper	COMEX	25,000 lbs	U.S. cents/pound
Corn	Corn	CBOT	5,000 bushels	U.S. cents/bushel
Cotton	Cotton No. 2	NYCE	50,000 lbs	U.S. cents/pound
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	USD/barrel
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	U.S. cents/gallon
Live Cattle	Live Cattle	CME	40,000 lbs	U.S. cents/pound
Lean Hogs	Lean Hogs	CME	40,000 lbs	U.S. cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	USD/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton
Silver	Silver	COMEX	5,000 troy oz.	U.S. cents/troy oz.
Soybeans	Soybeans	CBOT	5,000 bushels	U.S. cents/bushel
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	U.S. cents/pound
Sugar	World Sugar No. 11	CSCE	112,000 lbs	U.S. cents/pound
Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending*	NYMEX	42,000 gal	U.S. cents/gallon
Wheat	Wheat	CBOT	5,000 bushels	U.S. cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton

*
Reformulated Gasoline Blendstock for Oxygen Blending futures contract ("RB") will replace New York Harbor Unleaded Gasoline futures contract ("HU"). The July 2006 contract was the first RB future included in the calculation of the Index and the May 2006 contract was the last HU future contract included in the calculation of the Index. No changes to the commodity index multipliers will occur as a result of this change in the Designated Contract for unleaded gasoline.

        In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin were considered (but not selected) for inclusion in the Index. Note that in subsequent years, the Index may include cocoa, lead, platinum and tin, or the Sponsors may remove commodities from the Index which were included in previous years (such as cocoa, which was removed from the Index in 2005).

COMMODITY	DESIGNATED CONTRACT	EXCHANGE	UNITS	PRICE QUOTE
Cocoa	Cocoa	CSCE	10 metric tons	USD/metric ton
Lead	Refined Standard Lead	LME	25 metric tons	USD/metric ton
Platinum	Platinum	NYMEX	50 troy oz.	USD/troy oz.
Tin	Refined Tin	LME	5 metric tons	USD/metric ton

  Commodity Groups

        For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Index are assigned to "Commodity Groups." The Commodity Group for 2006, and the commodities included in the Commodity Group, is as follows:

Index Breakdown by Commodity Group

2006
Energy	30.26%
Precious Metals	9.25%
Industrial Metals	20.71%
Livestock	9.11%
Grains	18.73%
Softs	9.21%
Vegetable Oil	2.74%

COMMODITY GROUP:	COMMODITIES:	COMMODITY GROUP:	COMMODITIES:
Energy	Crude Oil	Livestock	Lean Hogs
	Heating Oil		Live Cattle
Natural Gas
	Unleaded Gasoline	Grains	Corn
Soybeans
Soybean Oil
Precious Metals	Gold		Wheat
	Platinum	Softs	Cocoa
	Silver		Coffee
Cotton
Sugar
Industrial Metals	Aluminum Copper Lead Nickel Tin Zinc

Annual Reweightings and Rebalancings of the Index

        The changes in Index composition for 2006 were announced in August 2005, and are set forth in "Description of the Index—The Dow Jones—AIG Commodity Index Oversight Committee." These changes took effect in January 2006. The Index composition for 2007 was announced in June 2006, and the next Index reweighting and rebalancing will take effect in January 2007.

  Determination of Relative Weightings

        The relative weightings of the component commodities included in the Index are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in Index, liquidity is measured by the commodity liquidity percentage ("CLP") and production by the commodity production percentage ("CPP"). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Index. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the commodity index percentage ("CIP") for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Index (the "Index commodities") and their respective percentage weights.

The Dow Jones—AIG Commodity IndexSM Commodity Index Percentages
for 2007, 2006, and 2005

	WEIGHTING
COMMODITY	2007	2006	2005
Aluminum	7.08%	6.85%	7.06%
Cocoa	0.00%‡	0.00%‡	0.00%‡
Coffee	2.25%	2.93%	3.02%
Copper	8.58%	5.88%	5.89%
Corn	6.12%	5.87%	5.94%
Cotton	2.82%	3.16%	3.23%
Crude Oil	13.36%	12.78%	12.81%
Gold	6.43%	6.22%	5.98%
Heating Oil	3.99%	3.85%	3.85%
Lead	0.00%‡	0.00%‡	0.00%‡
Live Cattle	4.93%	6.09%	6.15%
Lean Hogs	4.31%	4.35%	4.39%
Natural Gas	7.31%	12.32%	12.28%
Nickel	3.62%	2.66%	2.61%
Platinum	0.00%‡	0.00%‡	0.00%‡
Silver	2.16%	2.00%	2.00%
Soybeans	7.18%	7.77%	7.60%
Soybean Oil	2.98%	2.77%	2.67%
Sugar	2.96%	2.97%	2.93%
Tin	0.00%‡	0.00%‡	0.00%‡
Unleaded Gasoline	4.72%	4.05%	4.05%
Wheat	5.19%	4.77%	4.87%
Zinc	4.02%	2.70%	2.67%

‡
This commodity was not a designated commodity included in the Index for the respective year.

  Diversification Rules

        The Sponsor has indicated that the Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Index as of January of the applicable year:

  •
  No related group of commodities designated as a "commodity group", e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the Index.

  •
  No single commodity may constitute more than 15% of the Index.

  •
  No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Index.

  •
  No single commodity that is in the Index may constitute less than 2% of the Index.

        Following the annual reweighting and rebalancing of the Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

  Commodity Index Multipliers

        Following application of the diversification rules discussed above, CIPs are incorporated into the Index by calculating the new unit weights for each Index commodity. Near the beginning of each new calendar year (the "CIM determination date"), the CIPs, along with the settlement prices on that date for Designated Contracts included in the Index, are used to determine a "commodity index multiplier" or "CIM" for each Index commodity. This CIM is used to achieve the percentage weightings of the Index commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

        The Index is calculated by the Sponsors, by applying the impact of the changes to the futures prices of commodities included in the Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Index is a mathematical process whereby the CIMs for the Index commodities are multiplied by the prices in U.S. dollars for the applicable designated contracts. These products are then summed. The percentage change in this sum is then applied to the prior Index value to calculate the current Index value. Dow Jones disseminates the Index value approximately every fifteen (15) seconds (assuming the Index value has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. (New York time), and publishes a daily Index value at approximately 4:00 p.m. (New York time) on each index Business Day on its website at http://www.djindexes.com.

Index Calculation Disruption Events

        From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Index will be adjusted in the event that the Sponsors determine that any of the following index calculation disruption events exists:

  (a)
  the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Index on that day,

  (b)
  the settlement price of any futures contract used in the calculation of the Index reflects the maximum permitted price change from the previous day's settlement price,

  (c)
  the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Index, or

  (d)
  with respect to any futures contract used in the calculation of the Index that trades on the LME, a Business Day on which the LME is not open for trading.

The Commodity Futures Markets

        Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement amount based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as "short") and acquired by the purchaser (whose position is described as "long") or in which the cash settlement amount is to be made.

        There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin." This amount varies based on the requirements imposed by the exchange clearing houses and the broker, but may be as low as 5% or less of the value of the futures contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

        By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from trading futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called "variation margin" and make the existing positions in the futures contract more or less valuable, a process known as "marking to market."

        Futures contracts are traded on organized exchanges generally, known as "contract markets" in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an equal and opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader's profit or loss.

        U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by foreign regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description and foreign regulation may not always be comparable to U.S. regulation. From its inception to the present, the Index has been comprised exclusively of futures contracts traded on regulated exchanges.

Historical Data on the Index

        The following table sets forth the monthly performance of the Index from January 31, 2001 through July 31, 2006. We obtained the Index Levels listed below from public sources and believe such information to be accurate.

        Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the level of the Index during any period shown in the following table is not an indication that the level of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index Level during any period shown in the following table is not an indication of the future performance of the Index. The results shown should not be considered as a representation of the income, yield or capital gain or loss that may be generated by the Index in the future. The actual performance of the Index over the life of the Notes may bear little relation to the historical terms shown below.

	2001	2002	2003	2004	2005	2006
January	111.374	88.309	118.644	137.620	146.821	173.669
February	110.479	90.476	122.526	146.445	156.886	162.234
March	105.372	99.588	113.171	150.837	162.094	165.194
April	108.708	99.431	112.360	148.046	152.294	175.767
May	106.091	97.755	118.821	150.436	150.727	176.679
June	101.571	99.518	115.788	144.034	152.885	173.235
July	102.570	98.826	116.395	146.414	159.33	178.032
August	102.225	102.581	120.898	143.556	170.816
September	95.107	106.294	120.898	153.175	178.249
October	90.407	105.053	126.571	155.549	166.516
November	90.959	105.247	126.087	153.406	166.402
December	89.033	110.276	135.269	145.604	171.149

License Agreement

        We have entered into a non-exclusive license agreement with the Sponsors providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index, which is owned and published by the Sponsors, in connection with certain products, including the Notes.

        The license agreement between the Sponsors and us provides that the following language must be set forth in this pricing supplement.

          "The Notes are not sponsored, endorsed, sold or promoted by Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates. None of Dow Jones, American International Group, AIGI or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the Notes particularly. The only relationship of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Dow Jones—AIG Commodity IndexSM, which is determined, composed and calculated by Dow Jones in conjunction with AIGI without regard to us or the Notes. Dow Jones and AIGI have no obligation to take our needs or the needs of the owners of the Notes into consideration in determining, composing or calculating the Dow Jones—AIG Commodity IndexSM. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. None of Dow Jones,

  American International Group, AIGI or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to Notes customers, in connection with the administration, marketing or trading of the Notes. Notwithstanding the foregoing, AIGI, American International Group and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the Notes currently being issued by Licensee, but which may be similar to and competitive with the Notes. In addition, American International Group, AIGI and their respective subsidiaries or affiliates actively trade commodities, commodity indices and commodity futures (including the Dow Jones—AIG Commodity IndexSM and the Dow Jones—AIG Commodity Index Total ReturnSM, as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones—AIG Commodity IndexSM and the Notes.

          This pricing supplement relates only to the Notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones—AIG Commodity IndexSM components. Purchasers of the Notes should not conclude that the inclusion of a futures contract in the Dow Jones—AIG Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates. The information in the pricing supplement regarding the exchange-traded futures contracts on physical commodities which comprise the Dow Jones—AIG Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the exchange-traded futures contracts which comprise the Dow Jones—AIG Commodity IndexSM in connection with Notes. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the exchange-traded futures contracts which comprise the Dow Jones—AIG Commodity IndexSM, including without limitation a description of factors that affect the prices of such exchange-traded futures contracts, are accurate or complete.

          None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates guarantees the accuracy and/or the completeness of the Dow Jones—AIG Commodity IndexSM or any data included therein and none of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates shall have any liability for any errors, omissions, or interruptions therein. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates makes any warranty, express or implied, as to results to be obtained by us, owners of the Notes or any other person or entity from the use of the Dow Jones—AIG Commodity IndexSM or any data included therein. None of Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates makes any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Dow Jones—AIG Commodity IndexSM or any data included therein without limiting any of the foregoing, in no event shall Dow Jones, American International Group, AIGI or any of their respective subsidiaries or affiliates have any liability for any lost profits or indirect, punitive, special or consequential damages or losses, even if notified of the possibility thereof. There are no third party beneficiaries of any agreements or arrangements among Dow Jones, AIGI and us, other than American International Group and its affiliates."

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of Notes. As used in this discussion, the term "U.S. Holder" means a beneficial owner of a Note that is:

  •
  an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

  •
  a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

        As used in this discussion, the term "Non-U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation,

  •
  an estate whose income is not subject to U.S. federal income tax on a net income basis, or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if no United States persons have the authority to control all of its substantial decisions.

        This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued there under, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. Holders that purchase Notes at initial issuance and beneficially own such Notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts, or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark to market treatment; mutual funds or real estate investment trusts; small business investment companies; S corporations; investors that hold their Notes through a partnership or other entity treated as a partnership for federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the Notes in tax-deferred or tax-advantaged accounts; or "controlled foreign corporations" or a "passive foreign investment companies" for federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the Notes.

        Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the Notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

        Prospective purchasers of Notes should consult their tax advisors as to the federal, state, local, and other tax consequences to them of the purchase, ownership and disposition of Notes.

Federal Income Tax Treatment of U.S. Holders

Accruals of Original Issue Discount on the Notes

        For U.S. federal income tax purposes, we intend to treat the Notes as "contingent payment debt instruments" ("CPDIs") subject to taxation under the "noncontingent bond method." Under the noncontingent bond method, U.S. Holders of the Notes will accrue OID over the term of the Notes based on the Notes' "comparable yield." As a result, U.S. Holders will be required to include OID over the term of the Notes, and this amount of OID will exceed the annual interest payments on the Notes. In general, the comparable yield of a CPDI is equal to the yield at which its issuer would issue a fixed-rate debt instrument with terms and conditions similar to those of the CPDI, including the level of subordination, term, timing of payments, and general market conditions. If a hedge of the CPDI is available that, if integrated with the CPDI, would produce a synthetic debt instrument with a determinable yield to maturity, the comparable yield will be equal to the yield on the synthetic debt instrument. Alternatively, if such a hedge is not available, but fixed-rate debt instruments of the issuer trade at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the value of the benchmark rate on the issue date and the spread. Under the noncontingent bond method, the issuer's reasonable determination of a comparable yield is respected and binding on holders of the CPDI.

        Based on these factors, we estimate that the comparable yield of the Notes will be an annual rate of approximately 5.33%, compounded annually. Accordingly, U.S. Holders will accrue OID in respect of the Notes at a rate equal to the comparable yield but will not be required to pay additional tax on the semi-annual interest payments. The amount of OID allocable to each annual accrual period will be the product of the "adjusted issue price" of the Notes at the beginning of each such annual accrual period and the comparable yield. The "adjusted issue price" of the Notes at the beginning of an accrual period will equal the issue price of the Notes, increased by the OID accrued in all prior periods and decreased by the semi-annual interest payments. The amount of OID includible in income of each U.S. Holder for each taxable year will equal the sum of the "daily portions" of the total OID on the Notes allocable to each day during the taxable year in which a U.S. Holder held the Notes, regardless of the U.S. Holder's method of accounting. The daily portion of the OID is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to such accrual period.

        Under the noncontingent bond method, the comparable yield of a CPDI is used to construct a projected payment schedule that produces the comparable yield. U.S. Holders may obtain the projected payment schedule by contacting The Bear Stearns Companies Inc., Bill Bamber at (212) 272-6635.

        Under the noncontingent bond method, the projected payment schedule is not revised to account for changes in circumstances that occur while the Notes are outstanding.

        The comparable yield and the projected payment amount for the Notes are used to determine accruals of OID for tax purposes only, and are not assurances by us or any of our affiliates with respect to the actual yield or payments on the Notes and do not represent expectations by any such person regarding an Note's yield or the index price return amount.

        A U.S. Holder will generally be bound by our determination of the comparable yield and projected payment schedule for the Notes, unless the U.S. Holder determines its own projected payment schedule and comparable yield, explicitly discloses such schedule to the Internal Revenue Service (the "IRS"), and explains to the IRS the reason for preparing its own schedule. We believe that the projected payment schedule and comparable yield that we provide for the Notes will be reasonable and therefore will be respected by the IRS. Our determination, however, is not binding on the IRS, and the IRS could conclude that some other comparable yield or projected payment schedule should be used for the Notes.

Sale, Exchange, Retirement, or Other Disposition of the Notes

        If the payment of Cash Settlement Value on the Maturity Date exceeds the projected payment amount in the projected payment schedule, a U.S. Holder will be required to include such excess in income as ordinary interest on the Maturity Date. Alternatively, if the Cash Settlement Value payment is less than the projected payment amount, the shortfall will be treated as an offset to any OID otherwise includible in income by the U.S. Holder with respect to the Note for the taxable year in which the Maturity Date occurs, and any remaining portion of such shortfall may be recognized and deducted by the U.S. Holder as an ordinary loss that will not be subject to the two percent floor limitation imposed on miscellaneous deductions under section 67 of the Code.

        A U.S. Holder will generally recognize gain or loss on the sale, exchange, or other disposition of a Note to the extent that the amount realized is more or less than its purchase price, increased by the OID previously accrued by the U.S. Holder on the Note and decreased by the aggregate amount of interest payments previously received by the U.S. Holder on the Note. In general, any gain realized by a U.S. Holder on the sale, exchange or other disposition of a Note will be treated as ordinary interest income, and any loss realized will be treated as an ordinary loss to the extent of the OID previously accrued by the U.S. Holder on the Note, and the loss will not be subject to the two percent floor limitation imposed on miscellaneous deductions under section 67 of the Code. Any loss in excess of the accrued OID will be treated as a capital loss. The deductibility of capital losses by U.S. Holders is subject to limitations.

Federal Income Tax Treatment of Non-U.S. Holders

        Payments on the Notes to Non-U.S. Holders will not be subject to U.S. federal income or withholding tax if the following conditions are satisfied:

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

  •
  the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through actual or constructive ownership,

  •
  the Non-U.S. Holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business,

  •
  the commodities included in the Index are actively traded within the meaning of section 871(h)(4)(C)(v) of the Code, and

  •
  the payments are not effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States and either (a) the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8BEN, Form W-8EXP or Form W-8IMY (or successor form) with all of the attachments required by the IRS, or (b) the Non-U.S. Holder holds its Note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided to us an IRS Form W-8IMY stating that it is a qualified intermediary and has received documentation upon which it can rely to treat the payment as made to a foreign person.

        We expect that the Index will be treated as actively traded within the meaning of section 871(h)(4)(C)(v). If any of the above conditions are not satisfied, payments on the Notes will be subject to a withholding tax equal to 30% of the accrued OID for which amounts were not previously withheld, unless an income tax treaty reduces or eliminates the tax or the OID is effectively connected with the conduct of a U.S. trade or business and the Non-U.S. Holder provides a correct, complete and executed IRS Form W-8ECI. In the latter case, the Non-U.S. Holder will be subject to U.S. federal income tax with respect to all OID on the Notes at regular rates applicable to U.S. taxpayers, unless an income tax treaty reduces or eliminates the tax, and Non-U.S. Holders that are treated as corporations for federal income tax purposes may also be subject to a 30% branch profits tax, unless an income tax treaty reduces or eliminates the branch profits tax.

        In general, gain realized on the sale, exchange or retirement of the Notes by a Non-U.S. Holder will not be subject to U.S. federal income tax, unless:

  •
  the gain with respect to the Notes is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States, or

  •
  the Non-U.S. Holder is a nonresident alien individual who holds the Notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

Federal Estate Tax Treatment of Non-U.S. Holders.

        A Note held by an individual who at death is a Non-U.S. Holder will not be includible in the Non-U.S. Holder's gross estate for U.S. federal estate tax purposes if payments on the Notes to the Non-U.S. Holder would not have been subject to U.S. federal income or withholding tax at the time of death under the tests described above.

Information Reporting and Backup Withholding

        Information reporting will apply to certain payments on a Note (including interest and OID) and proceeds of the sale of a Note held by a U.S. Holder that is not an exempt recipient (such as a corporation). Backup withholding may apply to payments made to a U.S. Holder if (a) the U.S. Holder has failed to provide its correct taxpayer identification number on IRS Form W-9, (b) we have been notified by the IRS of an underreporting by the U.S. Holder (underreporting generally refers to a determination by the IRS that a payee has failed to include in income on its tax return any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (c) we have been notified by the IRS that the tax identification number provided to the IRS on an information return does not match IRS records or that the number was not on the information return.

        Backup withholding and nonresident alien withholding will not be required with respect to interest paid to Non-U.S. Holders, so long as we have received from the Non-U.S. Holder a correct and complete IRS Form W-8BEN, W-8ECI, W-8EXP or Form W-8IMY with all of the attachments required by the IRS. Interest paid to a Non-U.S. Holder will be reported on IRS Form 1042-S which is filed with the IRS and sent to Non-U.S. Holders.

        Information reporting and backup withholding may apply to the proceeds of a sale of a Note by a Non-U.S. Holder made within the United States or conducted through certain U.S. related financial intermediaries, unless we receive one of the tax forms described above.

        Backup withholding is not an additional tax and may be refunded (or credited against your U.S. federal income tax liability, if any). The information reporting requirements may apply regardless of whether withholding is required. For Non-U.S. Holders, copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

        The preceding discussion is only a summary of certain of the tax implications of an investment in Notes. Prospective investors are urged to consult with their own tax advisors prior to investing to determine the tax implications of such investment in light of each such investor's particular circumstances.

USE OF PROCEEDS AND HEDGING

        We will use the net proceeds from the sale of the Notes for general corporate purposes and in part for hedging by us or one or more of our subsidiaries (including BSIL) of our obligations under the Notes by the purchase and sale of exchange-traded and over-the-counter options on, or other derivative or synthetic instruments related to, the Index, individual futures contracts included in the Index, futures contracts on the Index and/or options on such futures contracts. At various times after the initial offering and before the maturity of the Notes, depending on market conditions (including the Index Level), in connection with hedging with respect to the Notes, we expect that we and/or one or more of our subsidiaries will increase or decrease those initial hedging positions using dynamic hedging techniques and may take long or short positions in the Index, individual futures contracts included in the Index, listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the Index and such individual futures contracts. In addition, we and/or one or more of our subsidiaries may periodically purchase or otherwise acquire a long or short position in the Notes and may, in our or its discretion, hold or resell such Notes. We or one or more of our subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future. If we or one or more of our subsidiaries has a long hedge position in the Index, individual futures contracts included in the Index or options contracts in, or other derivative or synthetic instruments related to, the Index and such underlying futures contracts, then we or one or more of our subsidiaries may liquidate a portion of its holdings at or about the time of the maturity of the Notes. Depending on, among other things, future market conditions, the total amount and the composition of such positions are likely to vary over time. We will not be able to ascertain our profits or losses from any hedging position until such position is closed out and any offsetting position or positions are taken into account. Although we have no reason to believe that such hedging activity will have a material effect on the price of such options, futures contracts or options on futures contracts or on the Index Level, we cannot guarantee that we and one or more of our subsidiaries will not affect such levels as a result of its hedging activities. You should also refer to "Use of Proceeds" in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in the Distribution Agreement dated as of August 16, 2006, as amended, we have agreed to sell to Bear Stearns, as principal, and Bear Stearns has agreed to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Agent	Principal Amount of Notes
Bear, Stearns & Co. Inc.	$8,060,000
Total	$8,060,000

        We may grant Bear Stearns an option, exercisable for 30 days from the date of this pricing supplement, to purchase from us up to an additional $1,209,000 of Notes at the public offering price set forth on the cover page of this pricing supplement to cover any over-allotments. If this option is exercised, in whole or in part, subject to certain conditions, Bear Stearns will become obligated to purchase from us and we will be obligated to sell to Bear Stearns an amount of the Notes equal to the amount of the over-allotment exercised.

        Bear Stearns intends to initially offer $8,060,000 of the Notes to the public at the offering price set forth on the cover page of this pricing supplement, and to subsequently resell the remaining face amount of the Notes at prices related to the prevailing market prices at the time of resale. In the future, Bear Stearns may repurchase and resell the Notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. We will offer the Notes to Bear Stearns without a discount.

        Payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

        The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange and we do not expect a trading market to develop. Bear Stearns has advised us that, following completion of the offering of the Notes, it intends under ordinary market conditions to indicate prices for the Notes on request, although it is under no obligation to do so and may discontinue any market-making activities at any time without notice. Accordingly, no guarantees can be given as to whether an active trading market for the Notes will develop or, if such a trading market develops, as to the liquidity of such trading market. We cannot guarantee that bids for outstanding Notes will be made in the future, nor can we predict the price at which any such bids will be made. The Notes will cease trading as of the close of business on the Maturity Date.

        In order to facilitate the offering of the Notes, Bear Stearns may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level higher than that which might otherwise prevail in the open market. Specifically, Bear Stearns may over-allot or otherwise create a short position in the Notes for its own account by selling more Notes than have been sold to them by us. Bear Stearns may elect to cover any such short position by purchasing Notes in the open market. In addition, Bear Stearns may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such stabilizing, if commenced, may be discontinued at any time and in any event shall be discontinued within a limited period. No other party may engage in stabilization.

        Because Bear Stearns is our wholly-owned subsidiary, each distribution of the Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

LEGAL MATTERS

        The validity of the Notes will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

PROSPECTUS SUPPLEMENT (To Prospectus Dated August 16, 2006)

The Bear Stearns Companies Inc.

Medium-Term Notes, Series B

Set forth below is a summary of the terms of the notes offered by this prospectus supplement and the accompanying prospectus. For more detail, see "Description of Notes."

Interest

        The notes have a fixed or floating interest rate. The floating interest rate formula will be based on:

  •
  Commercial Paper Rate;
  •
  LIBOR;
  •
  EURIBOR;
  •
  Federal Funds Rate;
  •
  Treasury Rate;
  •
  Prime Rate;
  •
  CMT Rate;
  •
  CMS Spread Range Accrual Rate; or
  •
  Another interest rate formula.

Index Notes

        The principal, interest or other amounts payable on the notes, if any, may be based on one or more indices or other formulas.

  •
  Maturity

        The notes will mature in 9 months or more.

Ranking

        The notes will be our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt.

Sinking Fund

        The notes will not be subject to a sinking fund unless otherwise set forth in the applicable pricing supplement.

Interest Payment Dates

        Interest on fixed rate notes will be paid semi-annually or otherwise on the dates set forth in the applicable pricing supplement. Interest on floating rate notes or index notes will be paid monthly, quarterly, semiannually, annually or as otherwise set forth in the applicable pricing supplement.

Redemption and Repurchase

        The notes may be subject to:

  •
  redemption, at our option; and
  •
  repayment, at your option.

Book-Entry Notes

        The notes will be issued in book-entry form unless otherwise set forth in the applicable pricing supplement.

Denominations

        The notes will be issued in minimum denominations of $25,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent), unless otherwise set forth in the applicable pricing supplement.

        INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Per Note
Initial public offering price(1)	100%
Agents' discounts and commission(2)	0.125% — 0.750%
Our proceeds, before expenses(3)	99.250% — 99.875%

(1)
We will issue the notes at 100% of their principal amount, unless otherwise set forth in the applicable pricing supplement.

(2)
We will pay a commission to each agent, in the form of a discount, ranging from .125% to .750% of the price to the public of any note, depending on maturity, when that agent places such note. Any agent may agree with us, in respect of the sale of a note, to accept a commission other than one based on maturity, provided that the maximum commission will not be greater than 8%. We may sell notes to any agent as principal either at a discount or at 100% of their principal amount, for resale at negotiated prices to be determined by that agent at the time of resale. See "Supplemental Plan of Distribution." We have agreed to indemnify each agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(3)
Before deduction of expenses payable by us.

(4)
In U.S. dollars or their equivalent in one or more foreign or composite currencies.

Bear, Stearns & Co. Inc.

August 16, 2006

        We are offering the notes on a continuing basis through Bear, Stearns & Co. Inc., and any other agent we may designate. Each agent has agreed to use its reasonable best efforts to solicit purchases of the notes. We have reserved the right to sell notes directly on our own behalf. We will not list the notes on any securities exchange, and we cannot assure you that the notes offered by this prospectus supplement will be sold or that there will be a secondary market for them. We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without giving notice. We may reject any offer in whole or in part.

        Each agent may use this prospectus supplement in connection with offers and sales associated with market-making transactions in the notes. Each agent may act as principal or agent in the market-making transactions. The offers and sales will be made at prices that relate to prevailing prices at the time.

        You must read this prospectus supplement and the accompanying prospectus together with all the documents which are deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference (see "Where You Can Find More Information" in the accompanying prospectus). This prospectus supplement and the accompanying prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

        We have not authorized any person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information.

RISK FACTORS

        Your investment in the notes involves risk. In consultation with your financial and legal advisers, you should carefully consider the following risks and the other information included or incorporated by reference in the applicable pricing supplement, this prospectus supplement and the accompanying prospectus, including the information under "Where You Can Find More Information" in the accompanying prospectus, before deciding that an investment in the notes is suitable for you. You should not purchase the notes unless you understand and can bear the investment risks of the notes.

There may not be any Trading Market for Your Notes; Many Factors Affect the Trading Market and Value of Your Notes.

        Upon issuance, the notes will not have an established trading market. We cannot assure you a trading market for the notes will ever develop or, if one develops, that it will be maintained. If you wish to liquidate your investment in the notes prior to maturity, selling your notes may be your only option. At that time, there may be an illiquid market for the notes or no market at all. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, your notes. These factors include:

  •
  the rate of interest, if any, on your notes;

  •
  the complexity and volatility of the index or formula applicable to your notes;

  •
  the method of calculating the principal, or any premium, interest or other amounts payable in respect of your notes;

  •
  the time remaining to the maturity of your notes;

  •
  the total outstanding amount of any particular issuance of notes or of our notes in total;

  •
  any redemption or repayment features of your notes;

  •
  the amount of any other securities linked to your notes; and

  •
  the level, direction and volatility of market interest rates generally.

        We expect that changes in interest rates will affect the trading value of the notes. In general, if U.S. interest rates increase, we expect that the trading value of the notes will decrease and, conversely, if U.S. interest rates decrease, we expect that the trading value of the notes will increase.

        In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.

The Notes are not Insured Against Loss by any Third Party; You can only Depend on our Earnings and Assets for Payment of Principal and Interest on the Notes.

        The notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes.

        In addition, because we are a holding company whose primary assets consist of shares of stock or other equity interests in our subsidiaries, almost all of our income is derived from those subsidiaries. Our subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available for payment of the notes. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet our obligations with respect to the notes, including the payment of principal and interest. The notes will also be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets.

        If funds from dividends, other distributions or loans from our subsidiaries are not adequate, we may be unable to make payments of principal or interest in respect of the notes and you could lose all or a part of your investment.

If the Notes are Redeemable, We may Redeem such Notes when Prevailing Interest Rates are Relatively Low.

        If the pricing supplement for your notes provides that the notes are redeemable at our option, we may choose to redeem the notes on or after the date indicated in the pricing supplement. If the pricing supplement provides that the notes are subject to mandatory redemption or are otherwise repayable at the option of the holder, we also may be required to redeem the notes upon the occurrence of certain events or at a certain date. In the event that prevailing interest rates are relatively low when we choose or are required to redeem the notes, you may not be able to reinvest the redemption proceeds in a comparable security with a yield as high as that on the notes being redeemed. Our ability to redeem the notes before the maturity date may affect the market value of the notes at any time when potential purchasers believe we are likely to redeem notes.

If the Notes you Purchase are Floating Rate Notes, you may Receive a Lesser Amount of Interest in the Future.

        Because the interest rate on floating rate notes will be indexed to an external interest rate or index that may vary from time to time, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, interest rates have been volatile, and volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

If the Floating Rate Notes you Purchase are Subject to a Maximum Interest Rate, Your Return will be Limited.

        If the applicable pricing supplement specifies that your floating rate notes are subject to a maximum interest rate, the rate of interest that will accrue on the floating rate notes during any interest reset period will never exceed the specified maximum interest rate. Conversely, although the applicable rate of interest will always be greater than zero for floating rate notes, unless a minimum interest rate is specified in the applicable pricing supplement, we cannot assure you that the interest rate you receive in the future will not decrease.

Holders of Indexed Notes are Subject to Important Risks that are not Associated with More Conventional Debt Securities.

        If you invest in indexed notes, you will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. These risks include the possibility that the particular index or indices may be subject to fluctuations, and the possibility that an investor will receive a lower, or no, amount of principal, premium, or interest, and at different times than expected. In recent years, interest rates and indices have been volatile, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or payments made on, the indexed notes. Some of the additional risks that you should consider in connection with an investment in indexed notes are as follows:

  •
  You may lose some or all of your principal.The principal amount of an indexed note may or may not be fully "principal protected." This means that the principal amount you will receive at maturity may be less than the original purchase price of the indexed note. It also is possible that principal will not be repaid.

  •
  Your yield may be less than the yield on a conventional debt security of comparable maturity. Any yield on your investment in an indexed note (whether or not the principal amount is indexed) may be less than the overall return you would earn if you purchased a conventional debt security at the same time and with the same maturity date.

  •
  The existence of a multiplier or leverage factor may result in the loss of your principal and interest. Some indexed notes may have interest and principal payments that increase or decrease at a rate greater than the rate of a favorable or unfavorable movement in the indexed item. This is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid.

  •
  Payment on the indexed note prior to maturity may result in a reduced return on your investment. The terms of an indexed note may require that the indexed note be paid prior to its scheduled maturity date. That early payment could reduce your anticipated return. In addition, you may not be able to invest the funds you receive in a new investment that yields a similar return.

  •
  The United States federal income tax consequences of the indexed notes are uncertain. No statutory, judicial, or administrative authority directly addresses the characterization of the indexed notes or securities similar to the indexed notes for United States federal income tax purposes. As a result, significant United States federal income tax consequences of an investment in the indexed notes are not certain. We are not requesting a ruling from the IRS for any of the indexed notes and we give no assurance that the IRS will agree with the statements made in this prospectus supplement or in the pricing supplement applicable to those notes.

  •
  Your investment return may be less than a comparable direct investment in the stocks included in an index or in a fund that invests in those stocks. A direct investment in the stocks included in an index or in a fund that invests in those stocks would allow you to receive the full benefit of any appreciation in the price of the shares, as well as in any dividends paid by those shares. Indexed notes may not offer these benefits.

Hedging Activities may Affect Your Return at Maturity and the Market Value of the Notes.

        Hedging activities also may affect trading in the notes. We and our affiliates may from time to time engage in hedging activities in connection with an offering of the notes. This hedging activity may affect the value of the notes in a manner that would be adverse to your investment in the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. In the case of indexed notes, we or our affiliates may engage in hedging activity related to the indexed notes or to a component of the index or formula applicable to the indexed notes. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

Changes in Our Credit Ratings are Expected to Affect the Value of the Notes.

        Our credit ratings are an assessment of our ability to pay our obligations. Consequently, actual or anticipated changes in our credit ratings, as well as our financial condition or results of operations may significantly affect the trading value of the notes. However, because the return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings, financial condition or results of operations will not reduce the other investment risks related to the notes.

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

        An investment in notes that are denominated in a specified currency other than U.S. dollars, or the principal, premium and/or any interest of which are determined by reference to a currency or currency index or indices, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation of a specified currency other than U.S. dollars against the U.S. dollar could result in a decrease in the effective yield of the note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

        Governments have imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified foreign currency for making payments with respect to a note. There can be no assurance that exchange controls will not restrict or prohibit payments in any such currency or currency unit. Even if there are no actual exchange controls, it is possible that the specified currency for any particular note would not be available to make payments when due. In that event, we will repay such note in U.S. dollars on the basis of the most recently available exchange rate. See "Description of Notes — Payment of Principal and Interest."

The Unavailability of Currencies Could Result in a Substantial Loss to You.

        Currently, there are limited facilities in the United States for currency conversion between U.S. dollars and foreign currencies. In addition, banks do not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a specified currency other than U.S. dollars will be made from an account with a bank located in the country issuing the specified currency. As a result, you may have difficulty or be unable to convert such specified currencies into U.S. dollars on a timely basis or at all. See "Description of Notes — Payment of Principal and Interest." Unless otherwise specified in the applicable pricing supplement, notes denominated in a specified currency other than U.S. dollars will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

        The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the notes were commenced in a court in the United States, it is likely that such court would grant judgment relating to the notes only in U.S. dollars. It is not clear, however, whether in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Therefore, the exchange rate on the date of the judgment could be more favorable than the exchange rate on the date that the judgment is paid.

        Please note, this prospectus supplement, the attached prospectus and the applicable pricing supplement do not describe all the risks of an investment in notes denominated in a specified currency other than U.S. dollars, or the principal of or the premium and/or any interest on which are determined by reference to a currency, currency index or indices, equity index or indices or other formula or measure. You should consult your own financial and legal advisors as to the risks entailed by an investment in notes denominated in a specified currency other than U.S. dollars, or as to which the principal, premium and/or any interest is determined by reference to a currency, currency index or indices, equity index or indices or other formula or measure. These notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency, equity linked or indexed transactions.

CMS Spread Range Accrual Note Interest Rate Risk.

        You should consider the risk that the 30-Year CMS Rate minus the 2-Year CMS Rate, determined on a daily basis, may be less than 0% on one or more New York Business Days during the applicable Interest Payment Period, in which case the Notes will not accrue interest for any day relating to an Accrual Determination Date on which the Accrual Provision is not satisfied during the Interest Payment Period. During the period from April 28, 2000 through June 8, 2000, the difference of the 30-Year CMS Rate minus the 2-Year CMS Rate was, at times, less than zero (as determined by reference to the last trade data reported by Bloomberg L.P.).

        Although the Interest Rate on the Notes is determined by reference to the difference between the 30-Year CMS Rate and the 2-Year CMS Rate, the Notes do not actually pay that difference. The maximum Interest Rate for any Interest Payment Period will be equal to the interest rate factor for that Interest Payment Period (7%, 8% or 12%, as applicable). In addition, no determination as to satisfaction of the Accrual Provision will be made with respect to the Exclusion Period. The determination with respect to each day of an Exclusion Period will be deemed to have been made on the last New York Business Day prior to such Exclusion Period, regardless of what the actual differences are between the 30-Year CMS Rate and the 2-Year CMS Rate for each of the days in that Exclusion Period or whether the Accrual Provision would have otherwise been satisfied if actually tested in that period. As a result, the Interest Rate determination for any Interest Payment Period may not directly correlate to the actual spread between the 30-Year CMS Rate and the 2-Year CMS Rate on each of the New York Business Days in that Interest Payment Period.

CMS Spread Range Accrual Note Call Risk.

        You should consider that it is more likely that we will redeem the notes prior to the maturity date if the Interest Rate results in an interest payment greater than instruments of comparable maturity and credit rating trading in the market.

CMS Spread Range Accrual Note Liquidity Risk.

        The Notes will not be listed on any securities exchange and we do not expect a trading market to develop, which may affect the price that you receive for your Notes upon any sale prior to Maturity. You should be aware that we cannot ensure that a secondary market in the Notes will develop and, if such market were to develop, it may not be liquid. If you sell your Notes prior to Maturity, you may receive less than the amount you originally invested. The Calculation Agent has advised us that it intends under ordinary market conditions to indicate prices for the Notes on request. However, we cannot guarantee that bids for outstanding Notes will be made in the future, nor can we predict the price at which those bids will be made. The secondary market for, and the market value of, the Notes will be affected by a number of factors independent of our creditworthiness, including the level and direction of interest rates, the Accrual Provisions applicable to the Notes, the anticipated level and potential volatility of the 30-Year CMS Rate and the 2-Year CMS Rate, the method of calculating the 30-Year CMS Rate and the 2-Year CMS Rate, the time remaining to Maturity of the Notes, our right to redeem the Notes, the aggregate principal amount of the Notes, the availability of comparable instruments and the cost to us of unwinding any related hedging activity or any funding arrangement.

        Except as set forth under "Certain U.S. Federal Income Tax Considerations," the information set forth in this prospectus supplement is directed to prospective purchasers who are U.S. residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal (and premium, if any) and any interest with respect to the notes. These persons should consult their own financial and legal advisors with regard to such matters.

PRICING SUPPLEMENT

        The pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in this prospectus supplement and the prospectus. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. It is important that you consider all of the information in the pricing supplement, this prospectus supplement and the prospectus when making your investment decision.

DESCRIPTION OF NOTES

General

        The following terms apply to each note unless otherwise specified in the applicable pricing supplement and the note. The applicable pricing supplement will describe the terms for the notes, including:

  •
  interest rate;

  •
  index or other formulas on which principal, interest or other amounts payable may be based;

  •
  remarketing provisions;

  •
  our right to redeem notes;

  •
  your right to tender notes you have purchased; and

  •
  any other provisions.

        We may issue either Senior Debt Securities or Subordinated Debt Securities under the Senior Indenture, between us and the Trustee that is more fully described in the accompanying prospectus. The notes are part of a single series of our debt securities that are issuable under the indenture. For a description of the rights attaching to the debt securities under the indenture, see "Description of Debt Securities" in the accompanying prospectus. This description and the description under "Description of Debt Securities" in the accompanying prospectus are summaries and do not restate the indenture. We urge you to read the indenture and its supplements which we have filed with the SEC because they, and not this description or the one in the accompanying prospectus, define your rights as a holder of notes. See "Where You Can Find More Information" in the accompanying prospectus on how to locate the indenture and its supplements.

        The notes are limited in amount as described on the cover page of this prospectus supplement, less an amount equal to the aggregate initial public offering price of any other securities we may issue in the future, including any other series of medium-term notes. We may increase this limit if we wish to sell additional notes in the future. Under the indenture, we may issue debt securities over the amount authorized on the date of this prospectus supplement without obtaining your consent or the consent of holders of other debt securities. Each series of notes or other debt securities may differ as to their terms. For current information on our outstanding debt, see our most recent Forms 10-K and 10-Q. See "Where You Can Find More Information" in the accompanying prospectus.

        We will offer the notes on a continuous basis at various times. The notes will mature at face value nine months or more from the date they are issued and before maturity may be subject to redemption at our option or repayment at your option, as specified in the applicable pricing supplement. Each note will be denominated in either U.S. dollars or in another currency that will be specified both on the face of the note and in the applicable pricing supplement.

        You will be required to pay for any notes you purchase by delivery of the requisite amount of the specified currency to an agent, unless other arrangements have been made. Payments should be made in the specified currency in the country issuing the specified currency, provided that, at your election and, in certain circumstances, at our option, payments on notes denominated in other than U.S. dollars may be made in U.S. dollars. See "Risk Factors — The Unavailability of Currencies Could Result in a Substantial Loss to You" and "Payment of Principal and Interest."

        U.S. dollar-denominated notes will be issued in minimum denominations of $25,000, increased in multiples of $1,000. Non-U.S. dollar-denominated notes will be issued in the amount of the specified currency equal to US $25,000 or any integral multiple of the equivalent of US $1,000, as determined by reference to the noon buying rate in New York City for cable transfers in that specified currency as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the Business Day before the date of issuance or, if that exchange rate is not available, then on the basis of the most recently available exchange rate for the specified currency. We may specify other authorized denominations in the applicable pricing supplement.

        We may issue the notes as currency indexed notes, the principal amount of which is payable at or before maturity and any interest on which and any premium or other amounts payable with respect to which will be determined by the difference between the currency in which the notes are denominated and another currency or composite currency or by reference to any other currency index or indices, as set forth in the applicable pricing supplement. See "Currency Indexed Notes."

        We may also issue the notes as indexed notes, the principal amount of which is payable at or before maturity and any interest on which and any premium or other amounts payable with respect to which will be determined by reference to the price or performance of one or more specified securities, commodities or indices on certain specified dates, or by some other financial, economic or other measures or instruments. See "Other Indexed Notes."

  •
  The notes are unsecured and will rank equally with all of our unsecured and unsubordinated debt, including the other debt securities issued under the indenture. Because we are a holding company, the notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets.

The notes will not have a sinking fund unless otherwise specified in the pricing supplement.

        Unless otherwise set forth in the applicable pricing supplement, each note will be issued in "book-entry" form represented by a permanent global security registered in the name of The

Depository Trust Company or its nominee. As long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the book-entry note(s) represented by that global security under the indenture. See "Book-Entry Procedures and Settlement" in the accompanying prospectus.

        We may issue the notes as exchangeable notes that are exchangeable at your option for:

  •
  the securities, or cash representing the value of securities, of an entity unaffiliated with us;

  •
  a basket of these securities;

  •
  an index or indices of these securities; or

  •
  any combination of the above options, as is described in the applicable pricing supplement.

Exchangeable notes may bear interest or be issued with original issue discount or at a premium, all as specified in the applicable pricing supplement. See "Exchangeable Notes."

        Under the terms of the indenture, we may defease the notes. See "Description of Debt Securities — Defeasance" in the accompanying prospectus.

        In the following discussion, any time we refer to paying principal on the notes, we mean at maturity or upon redemption or repayment. All times are New York City time unless otherwise noted. The following terms may apply to each note as specified in the applicable pricing supplement. We have provided the definitions of certain capitalized terms used in this prospectus supplement in the Glossary.

Possible Principal Protection

        The applicable pricing supplement will detail whether your principal investment in the notes is (1) fully guaranteed and thus protected, (2) partially protected, (3) possibly protected or (4) not protected.

        Principal protected means that, if held to maturity, your principal investment in the notes is guaranteed and will not be at risk of loss. At maturity, you will receive at least the principal amount of the notes.

        Partial protection means that, your principal investment in the notes is only partially guaranteed. At maturity, you may receive only a portion of the principal amount of the notes.

        Possible principal protection means that only under certain circumstances will your principal investment in the notes be guaranteed. If, and only if, the specific circumstances in the applicable pricing supplement are met and if the notes are held to maturity, your principal investment in the notes is guaranteed and will not be at risk of loss. If the specific circumstances in the applicable pricing supplement are not met, then your investment may result in a loss as there is no guaranteed return of principal.

        If your principal investment is not principal protected, then there is no fixed repayment amount of principal at maturity. Your investment may result in a loss as there is no guaranteed return of principal, and at maturity, the amount you receive may be less than the original purchase price of the notes.

Interest Rate

  General

        We have provided a Glossary at the end of this prospectus supplement to define certain capitalized words used in discussing the interest rate payable on the notes.

        The interest rate on the notes will be either fixed or floating. The interest paid will include interest accrued from the date of original issue to, but excluding, the relevant interest payment date, maturity date, redemption date or repayment date and will be payable on each interest payment date and upon maturity, redemption or repayment. Interest will be paid to the person in whose name the note is registered at the close of business on the record date before each interest payment date, which in the case of global securities representing book-entry notes will be the depository or its nominee. However, interest payable upon maturity, redemption or repayment will be payable to the person to whom principal is payable, which in the case of global securities representing book-entry notes will be the depository or its nominee. The first interest payment on any note issued between a record date and an interest payment date will be made on the interest payment date after the next record date.

  Fixed Rate Notes

        The applicable pricing supplement will designate the fixed rate of interest payable on a fixed rate note. The fixed rate of interest may be zero in the case of a fixed rate note issued with original issue discount. Each fixed rate note will bear interest from its date of original issue at the rate per year stated on its face until the principal is paid or made available for payment. Interest will be paid semiannually or otherwise on the dates specified in the applicable pricing supplement and at maturity, or on redemption or optional repayment.

        The record dates for fixed rate notes will be 15 calendar days before the interest payment date, whether or not that date is a Business Day, unless otherwise specified in the applicable pricing supplement. Interest will be computed using a 360-day year of twelve 30-day months. In the event that any interest payment date, maturity date, redemption date or repayment date of a fixed rate note is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day and, unless otherwise specified by the applicable pricing supplement, no interest shall accrue for the period from and after that interest payment date, maturity date, redemption date or repayment date, as the case may be, to the next Business Day.

Floating Rate Notes

  General

        The interest rate on a floating rate note will be calculated by reference to the specified interest rate formula, plus or minus a spread, if any, as specified in the applicable pricing supplement. The spread is the number of basis points specified in the applicable pricing supplement as applicable to the interest rate for the floating rate note and may be a fixed amount or an amount that increases or decreases over time. The formula may be based on any of the following rates:

  •
  the Commercial Paper Rate;

  •
  LIBOR;

  •
  EURIBOR;

  •
  the Federal Funds Rate;

  •
  the Treasury Rate;

  •
  the Prime Rate;

  •
  the CMT Rate;

  •
  CMS Spread Range Accrual Rate; or

  •
  another interest rate formula.

In addition to any spread, the applicable pricing supplement will also indicate any applicable maximum or minimum interest rate limitations.

        The applicable pricing supplement also will define or specify the following terms, if applicable:

  •
  Calculation Date;

  •
  initial interest rate;

  •
  interest payment period;

  •
  interest payment dates;

  •
  record date;

  •
  Index Maturity;

  •
  Interest Determination Date;

  •
  Interest Reset Period;

  •
  Interest Reset Date; and

  •
  sinking fund, if any.

        On your request, the Calculation Agent will provide you with the current interest rate and the interest rate which will become effective on the next interest reset date. See " — How Interest Is Calculated."

  Date Interest Rate Changes

        The interest rate on floating rate notes may be reset daily, weekly, monthly, quarterly, semiannually or annually, as provided in the applicable pricing supplement. Unless otherwise set forth in the applicable pricing supplement, the Interest Reset Date will be:

  •
  for notes which reset daily, each Business Day;

  •
  for notes (other than Treasury Rate notes) which reset weekly, the Wednesday of each week;

  •
  for Treasury Rate notes which reset weekly, the Tuesday of each week;

  •
  for notes which reset monthly, the third Wednesday of each month;

  •
  for notes which reset quarterly, the third Wednesday of March, June, September and December;

  •
  for notes which reset semiannually, the third Wednesday of the two months specified in the note and/or the applicable pricing supplement; and

  •
  for notes which reset annually, the third Wednesday of the month specified in the note and/or the applicable pricing supplement.

The initial interest rate or interest rate formula effective until the first Interest Reset Date will be indicated in the applicable pricing supplement.

        After the first Interest Reset Date, the interest rate will be the rate determined on the next Interest Determination Date as explained below. Each time a new interest rate is determined it will become effective on the next Interest Reset Date. Except for notes which reset daily or weekly, no changes will be made in the interest rate during the 10 days before the date of maturity, redemption or repayment. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with daily interest reset dates may be changed until the Business Day immediately before the maturity date. Unless otherwise specified in the applicable pricing supplement, the interest rate for notes with weekly reset dates may be changed until the Interest Reset Date immediately before the maturity date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next Business Day. However, in the case of a LIBOR note, if the next Business Day is in the next calendar month, the Interest Reset Date will be the preceding Business Day.

        In the case of weekly reset Treasury Rate notes, if an auction of Treasury bills falls on a day that is an Interest Reset Date for Treasury Rate notes, the Interest Reset Date will be the following day that is a Business Day.

  When Interest Rate Is Determined

  •
  Unless otherwise specified in the applicable pricing supplement, on the Interest Determination Date.

  When Interest Is Paid

        Unless otherwise specified in the applicable pricing supplement, interest is paid as follows:

  •
  for notes which reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the note or the applicable pricing supplement;

  •
  for notes which reset quarterly, on the third Wednesday of March, June, September and December of each year;

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  for notes which reset semiannually, on the third Wednesday of the two months of each year specified in the note or the applicable pricing supplement;

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  for notes which reset annually, on the third Wednesday of the month specified in the note or the applicable pricing supplement; and

  •
  at maturity, redemption or optional repayment.

        If any interest payment date, maturity date, redemption date or repayment date of a floating rate note is not a Business Day, the related payment of principal, premium, if any, or interest will be postponed to the next Business Day and, unless otherwise specified in the applicable pricing supplement, no additional interest shall accrue for the period from and after that interest payment date, maturity date, redemption date or repayment date, as the case may be, to the next Business Day. However, for LIBOR notes, if the next Business Day is in the next calendar month, principal, premium, if any, or interest will be paid on the preceding Business Day, provided that any such Business Day is also a London Banking Day.

        For floating rate notes, the record date will be 15 calendar days before each interest payment date, whether or not that date is a Business Day, unless otherwise specified in the applicable pricing supplement.

  How Interest Is Calculated

        Unless otherwise specified in the applicable pricing supplement, interest payments will be the amount of interest accrued from, and including, the prior interest payment date in respect of which interest has been paid (or from, and including, the date of original issue if no interest has been paid), to, but excluding, the interest payment date. If the interest payment date is also a day that principal is due, the interest payable will include interest accrued to, but excluding, the date of maturity, redemption or optional repayment.

        Accrued interest from the date of original issue or from the last date to which interest has been paid is calculated by multiplying the face amount of the floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate applicable to that day by 360, in the case of Commercial Paper Rate notes, Federal Funds Rate notes, LIBOR notes and Prime Rate notes, or by the actual number of days in the year, in the case of Treasury Rate notes. With respect to CMT Rate notes and CMS Spread Range Accrual notes, interest is calculated on the basis of twelve 30-day months and a 360-day year.

        All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 6.876545% (or .06876545) being rounded to 6.87655% (or .0687655) and 6.876544% (or .06876544) being rounded to 6.87654% (or .0687654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        Unless otherwise specified in the applicable pricing supplement, the Calculation Date relating to an Interest Determination Date will be the earlier of (a) the tenth calendar day after the Interest Determination Date or, if that day is not a Business Day, the next Business Day or (b) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date. JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) will be the Calculation Agent with respect to the floating rate notes. On your request, the Calculation Agent will provide you with the interest rate then in effect, and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Reset Date with respect to your floating rate note.

  Legal Maximum Interest Rate

        In addition to any maximum interest rate for any floating rate note, the interest rate on the floating rate notes will not be higher than the maximum rate permitted by New York law, as modified by federal law. Current New York law provides a maximum interest rate of 25% per annum. This limit does not apply to notes with principal amounts of more than $2,500,000.

  Commercial Paper Rate Notes

        Each Commercial Paper Rate note will bear interest at the rate (calculated with reference to the Commercial Paper Rate and any spread) specified in the Commercial Paper Rate note and in the applicable pricing supplement.

  LIBOR Notes

        Each LIBOR note will bear interest at the rate (calculated with reference to LIBOR and any spread) specified in the LIBOR note and in the applicable pricing supplement. LIBOR will be determined by the Calculation Agent unless otherwise specified in the applicable pricing supplement.

  EURIBOR Notes

        Each EURIBOR note will bear interest at the rate (calculated with reference to EURIBOR and any spread) specified in the EURIBOR note and in the applicable pricing supplement. Interest on the Notes will be paid in Euros unless otherwise specified in the applicable pricing supplement.

        If Euros are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or are no longer used by the relevant government or for the settlement of transactions within the international banking community, then all payments in respect of such EURIBOR note will be made in U.S. dollars until Euros are again available to us or so used. Even if there are no actual exchange controls, it is possible that Euros will not be available to make payments when due. In that event, the amounts payable on any date in Euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate as determined by the Calculation Agent in its sole discretion. All determinations will, in the absence of clear error, be binding on holders of the EURIBOR notes. Any payment in respect of such EURIBOR note so made in U.S. dollars will not constitute an event of default under the applicable Indenture.

  Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest at the rate (calculated with reference to the Federal Funds Rate and any spread) specified in the Federal Funds Rate note and in the applicable pricing supplement. The Federal Funds Rate may be either of the Federal Funds (Effective) Rate or the Federal Funds (Open) Rate.

        If (1) the applicable Federal Funds (Effective) Rate or (2) the Federal Funds (Open) Rate is not published by 3:00 p.m. on the relevant Calculation Date, then the Federal Funds (Effective) Rate and the Federal Funds (Open) Rate, as applicable, will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent as of 11:00 a.m., on that Interest Determination Date.

        If the brokers that are selected by the Calculation Agent are not quoting, the interest rate in effect for the applicable period will remain the interest rate then in effect on such Interest Determination Date.

  Treasury Rate Notes

        Each Treasury Rate note will bear interest at the rate (calculated with reference to the Treasury Rate and any spread) specified in the Treasury Rate note and in the applicable pricing supplement.

  Prime Rate Notes

        Each Prime Rate note will bear interest at the rate (calculated with reference to the Prime Rate and any spread) specified in the Prime Rate note and the applicable pricing supplement.

  CMT Rate Notes

        Each CMT Rate note will bear interest at the rate (calculated with reference to the CMT Rate and any spread) specified in the CMT Rate note and in the applicable pricing supplement.

  CMS Spread Range Accrual Notes

        Interest may accrue (at the rate per annum under Interest Rate above for each Interest Payment Period) on each day on which the 30-Year CMS Rate minus the 2-Year CMS Rate for the relevant Accrual Determination Date is equal to or greater than 0% (such calculation referred to as the Accrual Provision). If, however, the 30-Year CMS Rate minus the 2-Year CMS Rate for any Accrual Determination Date is less than 0%, then no interest will accrue for any day relating to such Accrual Determination Date. No determination as to satisfaction of the Accrual Provision will be made with respect to the Exclusion Period. The determination with respect to each day of an Exclusion Period will be deemed to have been made on the last New York Business Day prior to such Exclusion Period.

  Inverse Floating Rate Notes

        Any floating rate note may be designated in the applicable pricing supplement as an inverse floating rate note. In such an event, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to a fixed rate of interest minus an interest rate determined based on a rate specified in the applicable pricing supplement, as adjusted by any spread or multiplier.

Index Notes

  Currency Indexed Notes

        We may offer notes the principal amounts of which are payable at or before maturity and the amounts of interest payable on which and/or any premium payable with respect to which are determined by the rate of exchange between the specified currency and the other currency or composite currency or currencies specified as the indexed currency or by reference to some other currency index or indices, in each case as set forth in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, you will be entitled to receive a principal amount or portion of that amount in respect of the currency indexed note exceeding the amount designated as the face amount of the currency indexed note in the applicable pricing supplement if, at the stated maturity date, the rate at which the specified currency can be exchanged for the indexed currency is greater than the rate of exchange designated as the base exchange rate, which is expressed in units of the indexed currency per one unit of the specified currency, as specified in the applicable pricing supplement. You will only be entitled to receive a principal amount in respect of the currency indexed notes less than the face amount of currency indexed notes, if, at the stated maturity date, the rate at which the specified currency can be exchanged for the indexed currency is less than the base exchange rate, in each case determined as described under "Payment of Principal and Interest."

        The applicable pricing supplement will set forth information as to the relative historical value of the applicable specified currency against the applicable indexed currency, any currency and/or exchange controls applicable to the specified currency or indexed currency and any additional tax consequences to holders. See "Risk Factors — Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You."

        Unless otherwise specified in the applicable pricing supplement, we will pay interest, and any premium, in the specified currency based on the face amount of the currency indexed notes and at the rate and times and in the manner set forth in this prospectus supplement and in the applicable pricing supplement.

  Other Indexed Notes

        We may issue indexed notes, in which the amount of principal, or any premium, interest, or other amounts payable at or before maturity is determined by reference, either directly or indirectly, to the price or performance of:

  •
  one or more securities;

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  one or more commodities;

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  any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance; and/or

  •
  indices or baskets of any of these items.

  •
  The applicable pricing supplement relating to these other indexed notes will describe one or more of the following terms of your notes:

  •
  the method by and the terms on which any amount of principal will be paid on or before maturity;

  •
  the amount of any interest, premium or other amounts we will pay you or the formula we will use to calculate these amounts; a description of certain additional risks associated with investment in these notes and other information relating to these notes.

        See "Risk Factors — Holders of Indexed Notes are Subject to Important Risks that are not Associated with More Conventional Debt Securities."

Original Issue Discount Notes

        We may issue original issue discount notes, including zero coupon notes, which may be fixed rate, floating rate, or indexed notes that are issued at a price lower than their principal amount or lower than their minimum repayment amount at maturity. Original issue discount notes may bear no interest or may bear interest at a rate that is below market rates at the time of issuance. For notes that do not have any periodic interest payments, interest normally accrues during the life of the notes and is paid at the maturity date or upon earlier redemption or prepayment. Upon an acceleration of the maturity of an original issue discount note, the amount of interest payable will be determined in accordance with the terms of the note as described in the applicable pricing supplement. That amount is normally less than the amount payable at the maturity date. See "Certain U.S. Federal Income Tax Considerations — Original Issue Discount."

Payment of Principal and Interest

        Unless otherwise specified in the applicable pricing supplement, we will pay principal and any premium, interest or other amounts payable on all notes in the applicable specified currency. However, payments on notes denominated in a specified currency other than U.S. dollars will be made in U.S. dollars as described below, unless otherwise specified in the applicable pricing supplement.

  At your option

        Except as provided in the next paragraph, we will pay principal and premium, if any, and interest on all notes denominated in a specified currency other than U.S. dollars in U.S. dollars if the registered noteholder on the relevant record date or at maturity, as the case may be, has delivered a written request for payment of such note in U.S. dollars to the Trustee at its Corporate Trust Office in New York City on or before the applicable record date or 15 days before maturity, as the case may be. The request may be made in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any request made will remain in effect with respect to further payments of principal (and premium, if any) and any interest with respect to the note payable to such holder unless the request is revoked on or before the relevant record date or 15 days before maturity, as the case may be. Please note that holders of notes denominated in a specified currency other than U.S. dollars whose notes are registered in the name of a broker or nominee should contact that broker or nominee to determine whether and how an election to receive payments in U.S. dollars should be made.

        The U.S. dollar amount to be paid to a holder of a note denominated in a specified currency other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the highest bid quotation in New York City received by the Exchange Rate Agent as of 11:00 a.m. on the second Business Day before the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all noteholders electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available on the second Business Day before the date of payment, the payment will be made in the specified currency. All currency exchange costs whether your notes will be exchangeable for or payable in cash, securities of an issuer other than The Bear Stearns Companies Inc. or other property; additional tax consequences to the holders of these notes, and associated with any payment in U.S. dollars on notes denominated in specified currencies other than U.S. dollars will be borne by the noteholder and will be deducted from the payment to such noteholder.

        Interest will be payable to the person in whose name a note is registered, which in the case of global securities will be the depository or its nominee, at the close of business on the record date before each interest payment date. However, interest payable at maturity will be payable to the person to whom principal shall be payable, which in the case of global securities will be the depository or its nominee.

        The total amount of any principal (and premium, if any) and any interest due on any global security representing one or more book-entry notes on any interest payment date or at maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the depository. The depository will allocate the payments to each book-entry note represented by a global security and make payments to the holders of such global security in accordance with its existing operating procedures. We and the Trustee will not have any responsibility or liability for the payments by the depository. So long as the depository or its nominee is the registered holder of any global security, the depository or its nominee, as the case may be, will be considered the sole holder of the book-entry note or notes represented by such global security for all purposes under the indenture. We understand, however, that under existing industry practice, the depository will authorize the persons on whose behalf it holds a global security to exercise certain rights of holders of securities. See "Book-Entry Procedures and Settlement" in the accompanying prospectus.

        Payments of principal (and premium, if any) and any interest with respect to a note to be made in a specified currency other than U.S. dollars will be made by wire transfer to an account maintained by the noteholder with a bank located in the country issuing the specified currency. Payments may also be made to the noteholder's account in another jurisdiction that we and the Trustee have approved and which has been designated by the registered noteholder on the relevant record date or at maturity, as the case may be, in writing on or before the relevant record date before the interest payment date or 15 days before maturity, as the case may be, and, in the case of payments due at maturity, the note is presented to the Paying Agent in time for the Paying Agent to pay to that account in accordance with its normal procedures. The designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the Borough of Manhattan, New York City, and, unless revoked in writing, will remain in effect with respect to any future payments on the note payable to such holder.

        If payment cannot be made by wire transfer because the Trustee has not received the required designation on or before the requisite date or for any other reason, a notice will be mailed to the noteholder at its registered address requesting a designation by which the wire transfer can be made and, within five Business Days of receiving this designation, the Trustee will make the appropriate payment. We will pay any administrative costs imposed by banks in connection with making payments by wire transfer, however, except as specified in the applicable pricing supplement, any taxes, assessments or governmental charges imposed on payments will be borne by the noteholder to whom payments are made.

        If the official unit of any component currency is changed as a result of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in that single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component shall be replaced by amounts of those two or more currencies, each of which will have a value on the date of division equal to its proportionate share of the former component currency.

        Notes denominated in a specified currency other than U.S. dollars will provide that, in the event of an official redenomination of the specified currency, our obligations shall, in all cases, be deemed immediately following the redenomination to provide for payment of that amount of the redenominated specified currency representing the amount of such obligations immediately before the currency was redenominated.

        All determinations set forth above to be made by the Calculation Agent and the Exchange Rate Agent, except as expressly provided in this prospectus supplement or the applicable pricing supplement, shall be conclusive for all purposes and binding on all noteholders and on us, in the absence of manifest error, and the Calculation Agent and the Exchange Rate Agent shall not be held liable for these determinations.

        At our option in the case of an imposition of exchange controls or other circumstances beyond our control.

        If the principal of (and premium, if any) or interest on any note is payable in a specified currency other than U.S. dollars and that specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing that currency or for settlement of transactions by public institutions of or within the international banking community, we may make the requisite payments in U.S. dollars on the basis of the noon buying rate in New York City for cable transfers in that specified currency as certified for customs purposes by the Federal Reserve Bank of New York for that specified currency on the second Business Day before the applicable payment date or, if that exchange rate is not available, then on the basis of the most recently available exchange rate.

Exchangeable Notes

        We may offer notes that are exchangeable at your option for securities, or cash representing the value of securities, of an entity unaffiliated with us; a basket of these securities; an index or indices of these securities or any combination of these options, all as will be described in the applicable pricing supplement. Exchangeable notes may bear interest or be issued with original issue discount or at a premium, all as will be specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, exchangeable notes will entitle you, either during a period or at specific times, to exchange your note for the underlying security or securities constituting the underlying basket, index or indices of these securities (or combination of these alternatives) at a specified rate of exchange. If so specified in the applicable pricing supplement, exchangeable notes will be redeemable at our option before maturity. If you do not elect to exchange your exchangeable note before maturity or any applicable date for redemption, you will receive the principal amount of such note or applicable redemption price in cash.

        Upon exchange, at maturity or otherwise, of your exchangeable note, you may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket, index or indices or the cash value of such underlying security or securities, all as may be specified in the applicable pricing supplement. The underlying security or securities constituting any basket, index or indices may be the securities of either U.S. or foreign entities, or both, and the exchangeable notes may provide for protection against fluctuations in the rate of exchange between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted, all as may be specified in the applicable pricing supplement. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

Reopened Issues

        We may "reopen" certain issues at any time by offering additional notes with terms identical (other than issue date and issue price) to those of existing notes.

Further Issuances

        Under certain limited circumstances, and at our sole discretion, we may offer further issuances of the notes. These further issuances, if any, will be consolidated to form a single series with the notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional reissuances will be offered at a price to be determined at the time of pricing of each offering of the notes, which will be a function of the prevailing market conditions and issue price at the time of the relevant sale.

Extension of Maturity Date

        The applicable pricing supplement will indicate whether we may extend the maturity of an Extendible Note.

        During the notice period for each election date, you may elect to extend the maturity of all or any portion of the principal amount of your Extendible Notes so that the maturity of your Extendible Notes will be extended as specified in the applicable pricing supplement. However, if the date to which your Extendible Note is extended, as specified in the applicable pricing supplement, is not a Business Day, the maturity of your Extendible Notes will be extended to the immediately preceding Business Day. The election dates will be specified in the applicable pricing supplement, whether or not any such day is a Business Day.

        You may elect to extend the maturity of all of your Extendible Notes or of any portion thereof having a principal amount of $25,000 or any multiple of $1,000 in excess thereof. To make your election effective on any election date, you must deliver a notice of election during the notice period for that election date. The notice period for each election date will begin on the 5th Business Day prior to the election date and end on the election date; however, if that election date is not a Business Day, the notice period will be extended to the following Business Day. Your notice of election must be delivered to the Trustee for the Extendible Notes, through the normal clearing system channels described in more detail below, no later than the last Business Day of the notice period. Upon delivery to the Trustee of a notice of election to extend the maturity of the Extendible Notes or any portion thereof during a notice period, that election will be revocable during each day of such notice period, until 12:00 noon (New York City time) on the last Business Day in such notice period, at which time such notice will become irrevocable.

        If on any election date you do not make an election to extend the maturity of all or any portion of the principal amount of your Extendible Notes, the principal amount of the Extendible Notes for which you have failed to make such an election will become due and payable on the initial maturity date, or any later date to which the maturity of your Extendible Notes has previously been extended. The principal amount of the Extendible Notes for which such election is not exercised will be represented by a note issued on such election date. The new note so issued will have the same terms as the Extendible Notes, except that it will not be extendible, will have a separate CUSIP number and its maturity date will be the date that is specified in the applicable pricing supplement from and including such election date or, if such date that is specified in the applicable pricing supplement is not a Business Day, the immediately preceding Business Day. The failure to elect to extend the maturity of all or any portion of the Extendible Notes will be irrevocable and will be binding upon any subsequent holder of such Extendible Notes.

        The Extendible Notes will bear interest from the date of issuance until the principal amount thereof is paid or made available for payment at a rate determined in the applicable pricing supplement. We describe how floating rates are determined and calculated in the section captioned "Description of Notes — Floating Rate Notes," subject to and as modified by the applicable pricing supplement.

        The Extendible Notes will be issued in registered global form and will remain on deposit the DTC, as depositary for the Extendible Notes. Therefore, you must exercise the option to extend the maturity of your Extendible Notes through DTC. To ensure that DTC will receive timely notice of your election to extend the maturity of all or a portion of your Extendible Notes, so that it can deliver notice of your election to the Trustee prior to the close of business on the last Business Day in the notice period, you must instruct the direct or indirect participant through which you hold an interest in the Extendible Notes to notify DTC of your election to extend the maturity of your Extendible Notes in accordance with the then applicable operating procedures of DTC. Notice of any decision to revoke your election must be made through the same clearing system channels.

        DTC must receive any notice of election from its participants no later than 12:00 noon (New York City time) on the last Business Day in the notice period for any election date. Different firms have different deadlines for accepting instructions from their customers. You should consult the direct or indirect participant through which you hold an interest in the Extendible Notes to ascertain the deadline for ensuring that timely notice will be delivered to DTC. If the election date is not a Business Day, notice of your election to extend the maturity date of your Extendible Notes must be delivered to DTC by its participants no later than 12:00 noon (New York City time) on the first Business Day following the election date.

        The Extendible Notes will initially be limited to an aggregate principal amount specified in the applicable pricing supplement. We may create and issue additional floating rate Extendible Notes with the same terms as the Extendible Notes so that such additional floating rate Extendible Notes will be combined with this initial issuance of Extendible Notes.

        We may exercise our option to extend a note's maturity date by notifying the Trustee at least 60, but not more than 75 days, before the note's original maturity date that is in effect before we exercised our option. No later than 55 days before the original maturity date, the Trustee will mail to each noteholder a notice, first class, postage prepaid, setting forth:

          (1)   our election to extend the note's maturity date;

          (2)   the new maturity date;

          (3)   in the case of a fixed rate note, the interest rate that will apply to the extension period or, in the case of a floating rate note, the spread, the new Interest Reset Date(s), if any, and the new interest payment date(s), if any, that will apply to the extension period; and

          (4)   the provisions, if any, for redemption or repayment during the extension period.

Once the Trustee has mailed the extension notice to the noteholder, the note's maturity date shall be automatically extended and, except as may be modified by the extension notice or as described in the next paragraph, the note will have the same terms it did before the extension notice was mailed.

        Notwithstanding the foregoing, no later than 20 days before a note's original maturity date, we may at our option revoke its interest rate, in the case of a fixed rate note, or the spread, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate or higher spread, as the case may be, for the extension period. We may do so by causing the Trustee to mail notice first class, postage prepaid, of a higher interest rate or higher spread, as the case may be, to the noteholder. The notice shall be irrevocable. All notes with respect to which the maturity date is extended will bear the higher interest rate or higher spread, as the case may be, for the extension period, whether or not they are tendered for repayment.

        If we extend the maturity date of a note, the holder of such note may have the option to elect repayment of such note on the original maturity date at a price equal to the principal amount of the note plus any accrued interest to such date. In order for a note to be so repaid on the original maturity date, you must follow the procedures set forth under "Repayment and Repurchase" for optional repayment, except that the period for delivery of such note or notification to the Trustee shall be at least 25 but not more than 35 days before the original maturity date and except that a noteholder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the original maturity date.

Renewable Notes

        We may offer notes the maturity of which may be renewed at your option for one or more specified periods up to but not beyond the final maturity of the notes. The specific terms for such extensions, including the date or dates on which the option can be exercised and whether the option can be exercised with respect to some but not all of the notes' outstanding principal balance, will be set forth in the applicable pricing supplement.

Redemption

        Unless otherwise stated in the applicable pricing supplement, the notes will not have a sinking fund. Redemption dates, if any, will be fixed at the time of sale and stated in the applicable pricing supplement and on the applicable note. If no redemption date is indicated with respect to a note, the note will not be redeemable before it matures. We may redeem notes at our option beginning on a specified redemption date if the applicable pricing supplement permits redemption. Unless otherwise specified in the applicable pricing supplement, we may redeem such notes in whole or in part in increments of $1,000 at a redemption price equal to 100% of the principal amount to be redeemed, together with interest payable up to the redemption date, by giving notice not more than 60 nor less than 30 days before the redemption date.

Repayment and Repurchase

        Optional repayment dates will be set at the time of sale and set forth in the applicable pricing supplement and on the applicable note. Except as provided under "Extension of Maturity Date," if no optional repayment date is indicated, your note will not be repayable at your option before it matures.

        If the applicable pricing supplement permits, you may cause us to repay your notes on particular dates. Unless otherwise specified in the applicable pricing supplement, we may be required to repay your notes in whole or in part in increments of $1,000, provided that any remaining principal amount of the note is at least $25,000. The repayment price will be equal to 100% of the principal amount to be repaid, plus accrued interest to the repayment date.

        Unless otherwise specified in the applicable pricing supplement, for any note to be repaid in whole or in part at your option, you must deliver to the Trustee not less than 30 nor more than 60 days before the optional repayment date (or any shorter period as described under "Extension of Maturity Date"):

  •
  the note to be repaid with the form entitled "Option to Elect Repayment" set forth on the reverse of such note duly completed; or

  •
  a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the U.S. setting forth:

  •
  your name,

  •
  the principal amount of the note,

  •
  the certificate number of the note or a description of the note's tenor or terms,

  •
  the principal amount of the note to be repaid,

  •
  a statement that you are exercising your option to elect repayment, and

  •
  a guarantee that the note to be repaid, along with the form entitled "Option to Elect Repayment" duly completed, will be received by the Trustee no later than 5 Business Days after the date of the telegram, telex, facsimile transmission or letter.

The Trustee must receive the note and duly completed form entitled "Option to Elect Repayment" by the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter. The exercise of the repayment option will be irrevocable, except as set forth under "Extension of Maturity Date."

        If your note is represented by a global security, the depository's nominee will be the holder and, as a result, will be the only entity that can exercise a right to repayment. To ensure that the depository's nominee will timely exercise a right to repayment with respect to your interest in a global security, you must instruct the broker, or other direct or indirect participant through which you hold such interest, to notify the depository of your desire to exercise a right to repayment. To ascertain the time by which instructions must be given for timely notice to be delivered to the depository, you should consult the broker or other direct or indirect participant through which you hold your interest in a note.

        The applicable pricing supplement may provide that the maturity of a floating rate note will be automatically extended for a specified period, unless you elect during a designated period to terminate the automatic extension of the maturity by following the procedures described in the applicable pricing supplement and in the floating rate note.

        At any time, we may buy the notes at any price in the open market or otherwise. Any notes we purchase may be held or resold or, at our discretion, may be surrendered to the Trustee for cancellation.

Global Notes

  Brief Description of the Global Notes

  The global notes will:

  •
  be a single series of our debt securities under the Indenture;

  •
  only be redeemable before their maturity if certain events involving U.S. taxation occur as discussed under " — Redemption Upon Certain Tax Events;"

  •
  be subject to defeasance in compliance with the Indenture, see "Description of Debt Securities — Defeasance" in the accompanying prospectus; and

  •
  Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries.

  Principal, Maturity and Interest

        The global notes will be issued in the offering and will mature on the date specified in the applicable pricing supplement. We may, without your consent, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the global notes. Any of these additional notes, together with the global notes described in this prospectus supplement will constitute a single series of debt securities under the Indenture. However, no additional notes may be issued if an Event of Default, defined in the accompanying prospectus, has occurred and is continuing with respect to the global notes.

        Interest on the global notes will be paid as specified in the applicable pricing supplement, with first payment including interest from the date of issuance, to the persons who are registered holders of the global notes on dates specified in the applicable pricing supplement immediately before the applicable interest payment date. If any interest payment date is not a Business Day, the interest payment will be made on the next Business Day, and the holder of the global notes is not entitled to any additional interest for the delay. If such next Business Day falls in the next calendar month, principal or interest will be paid on the preceding day that is a Business Day.

        Interest on the global notes will accrue from the original issuance date of the global notes, or from the most recent date on which we have paid or provided for interest on the global notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The global notes will not be entitled to the benefit of any mandatory sinking fund.

  Principal Paying Agent, Paying Agents, Registrar and Transfer Agent

        JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), will initially act as the Principal Paying Agent unless otherwise stated in the applicable pricing supplement.(1) We have also agreed that as long as the global notes are listed on the LSE and its rules require, we will appoint and maintain a transfer agent and paying agent in London. The terms "paying agent" and "transfer agent" include the Principal Paying Agent and the Registrar and any additional or successor agents appointed by us. The names of the initial Paying Agents and Transfer Agents and their initial specified offices are set out below.

  Methods of Receiving Payments on the Global Notes

        The Principal Paying Agent will pay interest to DTC, or its nominee, by wire transfer of same day funds for credit to the accounts of DTC's participants and subsequent distribution to the beneficial owners of the global notes, or, if the global notes are issued in certificated form under the circumstances described below in " — Book-Entry, Delivery and Form — Definitive Global Notes," the Principal Paying Agent will pay the registered holder of the global notes against presentation and surrender by such holder of its global note to any paying agent, by U.S. dollar check drawn on a bank in New York City and mailed on the business day immediately before the interest due date.

  Payment of Additional Amounts

        Subject to the various exceptions and limitations set forth below, we will pay as additional interest or principal, as the case may be, on the global notes, all such additional amounts that are necessary in order that the net payment by us or a paying agent of the principal of and interest on the global notes to a person that is not a "U.S. person" for U.S. federal income tax purposes, after deduction for any tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment and as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the

(1)
Bear: Is JPMorgan Chase always the paying agent?

United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings, which is announced or becomes effective on or after the closing date of the global notes, will not be less than the amount provided in the global notes to be then due and payable. However, the obligation to pay additional amounts shall not apply:

          (1)   to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder of the global notes, if the holder of the global notes is an estate, trust, partnership or corporation for federal income tax purposes, or a person holding a power over such an estate, trust, partnership or corporation, or a person holding a power over such an estate or trust administered by a fiduciary holder, being considered as:

            (a)   being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

            (b)   having a current or former connection with the United States, including a connection as a citizen or resident thereof;

            (c)   being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

            (d)   being or having been a private foundation or other tax-exempt organization;

            (e)   being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code or any successor provision; or

            (f)    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (2)   to any holder of the global notes that is not the sole beneficial owner of the global notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3)   to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder of the global notes or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder of the global notes or beneficial owner of such global note, if compliance is required by statute or regulation of the United States or of any political subdivision or taxing authority thereof or therein, or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          (4)   to a tax, assessment or governmental charge that is imposed otherwise than by withholding by us or a paying agent from payments on or in respect of a global note;

          (5)   to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation by or on behalf of the beneficial owner of any global note for payment on a date more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6)   to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

          (7)   to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any global note, if such payment can be made without such withholding by any other paying agent; or

          (8)   in the case of any combination of any of the above items; nor shall additional amounts be paid with respect to any payment on a global note to a holder of the global notes who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner held its interest in the global note directly.

        The global notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation that is applicable to them. Except as specifically provided under this heading " — Payment of Additional Amounts" and under the heading " — Redemption Upon Certain Tax Events," we are not required to make any payments with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

  Redemption Upon Certain Tax Events

        If,

          (a)   as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings, which is announced or becomes effective on or after the date of this prospectus supplement, we determine that we will be or will become obligated to pay additional amounts as described in this prospectus supplement under the heading " — Payment of Additional Amounts"; or

          (b)   any act is taken by a taxing authority of the United States on or after the date of this prospectus supplement, whether such act is taken with respect to us or any affiliate, that results in a substantial probability that we will or may be required to pay such additional amounts; then we may, at our option, redeem, as a whole, but not in part, the global notes on any Interest Payment Date on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the global notes. No redemption pursuant to clause (b) above may be made unless we have delivered to the Trustee a written opinion of independent legal counsel of recognized legal standing to the effect that an act taken by a taxing authority of the United States has resulted or will result in a substantial probability that we will or may be required to pay the additional amounts described herein under the heading " — Payment of Additional Amounts" and that we are therefore entitled to redeem the global notes pursuant to their terms.

  Unclaimed Amounts

        The Indenture provides that any payments in respect of principal and any interest remaining that are unclaimed for two years after their due date will be paid to us, and the holder of the global note will after that time look, as an unsecured creditor, only to us for payment of those amounts.

  Notices

        All notices regarding the global notes will be valid if published (i) in a leading English language daily newspaper of general circulation in London, and (ii) in a leading English language daily newspaper of general circulation in New York. However, it is expected that that publication will be made in (i) the Financial Times or another daily newspaper in London approved by the Trustee or, if this is not possible, in one other English language daily newspaper approved by the Trustee with general circulation in Europe, and (ii) The Wall Street Journal (Eastern Edition) in New York. Any notice will be deemed to have been given on the date of the first publication in all the relevant newspapers.

        Until the time any definitive global notes are issued under the circumstances described below in " — Book-Entry, Delivery and Form — Definitive Global Notes," and as long as the Global Securities are held in their entirety on behalf of Euroclear and/or Clearstream and DTC, publication in the specified newspapers may be replaced with the delivery of the relevant notice to Euroclear and/or Clearstream and DTC for communication by them to the Holders of the global notes. Any notice shall be deemed to have been given to the Holders of the global notes on the seventh day after the day on which the notice was given to Euroclear and/or Clearstream or DTC.

  Book-Entry, Delivery and Form

        The global notes will be issued only in book-entry form. This means that we will not issue certificates to you. Instead, the global notes will be issued in the form of Global Securities, which will be deposited with a custodian. The global notes will be registered in the name of Cede & Co., as the nominee for DTC. You will not receive a definitive note representing your interest. This form will be referred to as "book-entry only."

        You may elect to hold your interests in the Global Securities either through DTC (in the United States) or through Clearstream or Euroclear (in Europe). Interests will be held on behalf of Clearstream and Euroclear participants on the books of their respective depositaries.

  Denominations

        Beneficial interests in the Global Securities will be held in denominations of $1,000 increased in multiples of $1,000. Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

  DTC Services

        DTC has informed us that DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" under Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that the DTC Participants deposit with DTC. DTC also facilitates the posttrade settlement among these DTC Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Participants, which eliminates the need for physical movement of securities certificates. The DTC rules applicable to its Participants are on file with the SEC.

        A further description of DTC and DTC's procedures with respect to the Global Securities is set forth in the accompanying prospectus under "Book-Entry Procedures and Settlement — Depositories for Global Securities" and " — Special Considerations for Global Securities."

  Clearstream and Euroclear Services

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for the Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry charges in accounts of Clearstream Participants, which eliminates the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Conducting business in the domestic markets of several countries as a professional depositary, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include some of the Underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to the global notes that are held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, and to the extent received by the U.S. depositary for Clearstream.

        Euroclear was created in 1968 to hold securities for the Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by ECSplc and operated through a license agreement by the Euroclear Operator.

        The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

        The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

        Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Euroclear Participant or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

        The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and

Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to global notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

  Definitive Global Notes

        Definitive global notes may be issued upon:

          (i)    Euroclear and/or Clearstream being closed for a continuous period of 14 days (other than by reason of public holidays); and/or

          (ii)   in the limited circumstances set forth in "Book-Entry Procedures and Settlement — Certificates in Registered Form" in the accompanying prospectus.

        If definitive global notes are issued, payment of principal of and interest on the global notes will be made as set forth under " — Methods of Receiving Payments on the global notes" above. Definitive global notes can be transferred by presentation for registration to the Registrar or other transfer agent at any of their specified offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive global notes.

  Global Clearance and Settlement Procedures

        Initial settlement for the global notes will be made in same day funds. Secondary market trading and transfers within DTC, Clearstream or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in same day funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form in same day funds.

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Purchasers and Sellers.    Secondary market trading between DTC Participants will be settled using the procedures applicable to global bonds in same-day funds.

        Trading between Euroclear and/or Clearstream Participants.    Secondary market trading between Euroclear Participants and/or Clearstream Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC Seller and Euroclear or Clearstream Purchaser.    When global notes are to be transferred from the account of a DTC Participant to the account of a Euroclear or Clearstream Participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear or Clearstream Participant, as the case may be, at least one business day before settlement. Euroclear or Clearstream will instruct its respective depositary to receive those global notes against payment. Payment for the global notes will then be made by the depositary to the DTC Participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing systems, and by the clearing system, in accordance with its usual procedures, to the Euroclear or Clearstream Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date.

        Euroclear and Clearstream Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit. However, under this approach, DTC Participants may take on credit exposure to Euroclear and Clearstream until the interests in the Global Security are credited to their accounts one day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to a Euroclear or Clearstream Participant, as the case may be, that Participant may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream Participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on global notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Participant's particular cost of funds.

        Since the settlement occurs during New York business hours, DTC Participants can employ their usual procedures for transferring global bonds to the respective depositaries of Euroclear or Clearstream for the benefit of Euroclear or Clearstream Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC seller, a cross-market sale transaction will settle no differently than a trade between two DTC Participants.

        Trading between Euroclear or Clearstream Seller and DTC Purchaser.    Because the time zone difference operates in their favor, Euroclear and Clearstream Participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through its respective depositary, to a DTC Participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear or Clearstream Participant at least one business day before settlement. In these cases, Euroclear or Clearstream will instruct its respective depositary to credit the global notes to the DTC Participant's account against payment. The payment will then be reflected in the account of the Euroclear or Clearstream Participant on the following day, and receipt of the cash proceeds in the Euroclear or Clearstream Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).

        If the Euroclear or Clearstream Participant has a line of credit in its respective clearing system and elects to be in a debt position in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Euroclear or Clearstream Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Euroclear or Clearstream to purchase global notes from DTC Participants for delivery to Euroclear or Clearstream Participants should note that these trades automatically fail on the sale side unless some form of affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (i)    borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

          (ii)   borrowing the global notes in the United States from a DTC Participant no later than one day before settlement, which would give the global notes sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

          (iii)  staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day before the value date for the sale to the Euroclear or Clearstream Participant.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of global notes among participants of DTC, Clearstream and Euroclear, they are not obligated to perform or continue to perform these procedures. As a result, these procedures may be discontinued at any time.

        The information in this section concerning DTC, Clearstream, Euroclear and their book-entry systems has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy of this information. We are not responsible for DTC's, Clearstream's, Euroclear's or their participants' performance of their respective obligations, as they are described above or under the rules and procedures governing their respective operations.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the notes. For purposes of this summary, a "U.S. holder" is a beneficial owner of a note that is:

  •
  an individual who is a citizen or a resident of the United States, for federal income tax purposes;

  •
  a corporation (or other entity that is treated as a corporation for federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

  •
  an estate whose income is subject to federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons (as defined for federal income tax purposes) have the authority to control all of its substantial decisions.

        For purposes of this summary, a "non-U.S. holder" is a beneficial owner of a note that is:

  •
  a nonresident alien individual for federal income tax purposes;

  •
  a foreign corporation for federal income tax purposes;

  •
  an estate whose income is not subject to federal income tax on a net income basis; or

  •
  a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if United States persons (as defined for federal income tax purposes) do not have the authority to control all of its substantial decisions.

        An individual may, subject to certain exceptions, be deemed to be a resident of the United States for federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one third of the days present in the immediately preceding year, and one sixth of the days present in the second preceding year).

        This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only holders that purchase notes at initial issuance, and own notes as capital assets and not as part of a "straddle," "hedge," "synthetic security," or "conversion transaction" for federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; regulated investment companies or real estate investment trusts; small business investment companies; S corporations; investors that hold their notes through a partnership or other entity treated as a partnership for federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the notes in tax-deferred or tax-advantaged accounts; or "controlled foreign corporations" or "passive foreign investment companies" for federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the notes. Persons considering the purchase of notes should consult their own tax advisors concerning the application of federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of notes arising under the laws of any other taxing jurisdiction.

        The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain notes. The summary of the federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

        PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

  U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes

        Unless otherwise indicated in the applicable pricing supplement, we intend to treat the notes as indebtedness for federal income tax purposes and except as provided below under " — Certain Equity-Linked Notes," the balance of this summary assumes that the notes are treated as indebtedness for federal income tax purposes. However, the treatment of a note as indebtedness for federal income tax purposes depends on a number of factors, and if the notes are not properly treated as indebtedness for federal income tax purposes, the federal income tax treatment of investors in notes may be different than that described below.

        Payments of Interest.    Unless otherwise indicated in the applicable pricing supplement, interest on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder's normal method of accounting for tax purposes.

        Original Issue Discount.    The applicable pricing supplement will indicate whether we intend to treat the notes as issued with original issue discount. The following is a summary of the principal federal income tax consequences of the ownership of notes having original issue discount.

        A note will have original issue discount for federal income tax purposes if its "issue price" is less than its "stated redemption price at maturity" by more than a de minimis amount, as discussed below, and it has a term of more than one year.

        The issue price of a note generally is the first price at which a substantial amount of the "issue" of notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued interest (as discussed below under " — Pre-Issuance Accrued Interest").

        The "stated redemption price at maturity" of a note generally is the total amount of all payments provided by the note other than "qualified stated interest" payments.

        Qualified stated interest generally is stated interest that is "unconditionally payable" in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a "qualifying variable rate" (as described below). Qualified stated interest is taxable to a U.S. holder when accrued or received in accordance with the U.S. holder's normal method of tax accounting.

        Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

        Notes having "de minimis original issue discount" generally will be treated as not having original issue discount unless a U.S. holder elects to treat all interest on the note as original issue discount. See " — Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method)." A note will be considered to have "de minimis original issue discount" if the difference between its stated redemption price at maturity and its issue price is less than the product of 1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a note that provides for payment of an amount other than qualified stated interest before maturity).

        U.S. holders of notes having original issue discount will be required to include original issue discount in gross income for federal income tax purposes as it accrues (regardless of the U.S. holders' method of accounting), which may be in advance of receipt of the cash attributable to such income. Original issue discount accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, U.S. holders of notes having original issue discount will generally be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

        The annual amount of original issue discount includible in income by the initial U.S. holder of a note having original issue discount will equal the sum of the "daily portions" of the original issue discount with respect to the note for each day on which the U.S. holder held the note during the taxable year. Generally, the daily portions of original issue discount are determined by allocating to each day in an "accrual period" the ratable portion of original issue discount allocable to the accrual period. The term accrual period means an interval of time with respect to which the accrual of original issue discount is measured and which may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

        The amount of original issue discount allocable to an accrual period will be the excess of:

  •
  the product of the "adjusted issue price" of the note at the commencement of the accrual period and its "yield to maturity" over

  •
  the amount of any qualified stated interest payments allocable to the accrual period.

        The adjusted issue price of a note at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of original issue discount previously includible in the gross income of the U.S. holder (without regard to any "acquisition premium" as described below), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the note. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro-rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a note is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; however, the original issue discount allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

        Pre-Issuance Accrued Interest.    If (i) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the note is to be made within one year of the note's issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

        Notes Subject to Call or Put Options.    For purposes of calculating the yield and maturity of a note subject to an option, in general, a call option held by the issuer is presumed exercised if, upon exercise, the yield on the note is less than it would have been had the option not been exercised, and a put option held by a U.S. holder is presumed exercised if, upon exercise, the yield on the note is more than it would have been had the option not been exercised. The effect of this rule generally may accelerate or defer the inclusion of original issue discount in the income of a U.S. holder whose note is subject to a put option or a call option, as compared to a note that does not have such an option. The applicable pricing supplement will indicate whether a put option or call option will be presumed to be exercised and the effect of that presumption. If any option that is presumed to be exercised is not in fact exercised, the note is treated as reissued solely for purposes of the original issue discount rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note's yield and maturity for original issue discount purposes and any related subsequent accruals of original issue discount.

        Variable Rate Debt Instruments.    Certain notes that are treated as "variable rate debt instruments" are subject to special rules described below. The applicable pricing supplement will indicate whether we intend to treat a note as a variable rate debt instrument that is subject to these special rules.

        If a variable rate debt instrument bears interest that is unconditionally payable at least annually at a single qualified floating rate or objective rate, all stated interest is treated as qualified stated interest. The accrual of any original issue discount is determined by assuming the note bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period. The applicable pricing supplement will indicate whether a note is subject to these rules.

        If a variable rate debt instrument bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of original issue discount generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and original issue discount by assuming the note bears interest at such substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and original issue discount so determined for actual interest rates under the note. However, if such qualifying variable rate includes a fixed rate, the note is treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate. The applicable pricing supplement will indicate whether a note is subject to these rules.

        Short-Term Obligations.    Certain notes that are treated as "short-term obligations" are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the notes as short-term obligations. A note that is a short-term obligation will be acquired with "acquisition discount" equal to all payments under the note over the U.S. holder's basis in the note. U.S. holders that report income for federal income tax purposes on the accrual method and certain other holders are required to include original issue discount (equal to the difference between all payments on the note over its issue price) in income or, if the U.S. holder elects, acquisition discount with respect to a note that is a short-term obligation. Original issue discount or acquisition discount on notes that are short-term obligations is accrued on a straight-line basis, unless an irrevocable election with respect to the note is made to accrue the original issue discount or acquisition discount under the constant yield method based on daily compounding.

        In general, an individual or other cash method U.S. holder of a short-term obligation is not required to report original issue discount or acquisition discount with respect to a note that is a short-term obligation until it is paid, unless the U.S. holder elects to do so. An election by a cash basis U.S. holder to accrue and report original issue discount on a note that is a short-term obligation, as well as the election to accrue acquisition discount instead of original issue discount with respect to a note that is a short-term obligation, applies to all short-term obligations acquired by the U.S. holder during the first taxable year for which the election is made, and all subsequent taxable years of the U.S. holder, unless the IRS consents to a revocation. In the case of a U.S. holder that is not required (and does not elect) to include original issue discount or acquisition discount in income as it accrues, any gain realized on the sale, exchange or other taxable disposition of a note that is a short-term obligation is treated as ordinary income to the extent of the original issue discount that had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange or other disposition, and the U.S. holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the note in an amount not exceeding the accrued original issue discount (determined on a ratable basis, unless the U.S. holder elects to use a constant yield basis) on the note, until the original issue discount is recognized.

        Accrual method and other U.S. holders that are required to report original issue discount (or acquisition discount) on short-term obligations, and cash method U.S. holders that elect to include original issue discount (or acquisition discount) on short-term obligations in income should generally treat periodic interest payments as nontaxable payments of accrued original issue discount (or acquisition discount) to the extent of the accrual, then as a return of principal that will reduce the U.S. holder's basis in its note (but not below zero), and thereafter as gain.

        Market Discount and Premium.    If a U.S. holder purchases a note, other than a contingent payment debt instrument or a short-term obligation, for an amount that is less than its stated redemption price at maturity or, in the case of a note having original issue discount, less than its revised issue price (which is the sum of the issue price of the note and the aggregate amount of the original issue discount previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for federal income tax purposes. (It is possible that a U.S. holder may purchase a note at original issuance for an amount that is different than its issue price.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of 1/4 of 1 percent of the stated redemption price at maturity of the note and the number of complete years to maturity (or weighted average maturity in the case of notes paying any amount other than qualified stated interest prior to maturity).

        Under the market discount rules, a U.S. holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. If the note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the U.S. holder as if the U.S. holder had sold the note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note.

        Market discount accrues ratably during the period from the date of acquisition to the maturity of a note, unless the U.S. holder elects to accrue it under the constant yield method. A U.S. holder of a note may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the note in the hands of the U.S. holder will be increased by the market discount thereon as it is included in income.

        A U.S. holder that purchases a note having original issue discount, other than a contingent payment debt instrument or a short-term obligation, for an amount exceeding its "adjusted issue price" (which is described above under " — Original Issue Discount") and less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note with acquisition premium. The amount of original issue discount that the U.S. holder must include in gross income with respect to such note will be reduced in the proportion that the excess bears to the original issue discount remaining to be accrued as of the note's acquisition and ending on the stated maturity date. Rather than apply the above fraction, the U.S. holder that, as discussed below, elects to treat all interest as original issue discount would treat the purchase at an acquisition premium as a purchase at an original issuance and calculate original issue discount accruals on a constant yield to maturity.

        A U.S. holder that acquires a note, other than a contingent payment debt instrument, for an amount that is greater than the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note at a bond premium and will not be required to include any original issue discount in income. A U.S. holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely filed federal income tax return for the first taxable year to which the U.S. holder wishes the election to apply.

        If bond premium is amortized, the amount of interest that must be included in the U.S. holder's income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of bond premium allocable to such period based on the note's yield to maturity (or, in certain circumstances, until an earlier call date) determined by using the U.S. holder's basis of the note, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior income inclusions and is then carried to the next accrual period and offsets qualified stated interest in such period. If an election to amortize bond premium is not made, a U.S. holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale, exchange, redemption or other disposition or payment of the principal amount of the note.

        An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the U.S. holder's gross income, held at the beginning of the U.S. holder's first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as original issue discount is treated as an election to amortize premium. Special rules may apply if a note is subject to call prior to maturity at a price in excess of its stated redemption price at maturity.

        Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method).    A U.S. holder of a note may elect to include in income all interest and discount (including de minimis original issue discount and de minimis market discount), as adjusted by any premium with respect to the note, based on a constant yield method, which is described above under " — Original Issue Discount." The election is made for the taxable year in which the U.S. holder acquired the note, and it may not be revoked without the consent of the IRS. If such election is made with respect to a note having market discount, the U.S. holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a note having amortizable bond premium, the U.S. holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the U.S. holder during the year of election or thereafter.

        Sale, Exchange, Redemption or Repayment of the Notes.    Upon the disposition of a note by sale, exchange, redemption, repayment of principal at maturity or other taxable disposition, a U.S. holder will generally recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but untaxed interest) and (ii) the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the U.S. holder, increased by amounts includible in income as original issue discount or market discount, as described above (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on the note.

        Because the note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to short-term obligations otherwise provide) will generally constitute capital gain or loss. Capital gains of individual taxpayers from the sale, exchange or other disposition of a note held for more than one year may be eligible for reduced rates of taxation. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a note is subject to limitations.

        Contingent Payment Debt Instruments.    Certain notes that are treated as "contingent payment debt instruments" are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat a note as a contingent payment debt instrument. If a contingent payment debt instrument is issued for cash or publicly traded property, original issue discount is determined and accrued under the "noncontingent bond method." Unless otherwise indicated in the applicable pricing supplement, we intend to treat all notes that are treated as contingent payment debt instruments as subject to the noncontingent bond method.

        Under the noncontingent bond method, for each accrual period, U.S. holders of the notes accrue original issue discount equal to the product of (i) the "comparable yield" (adjusted for the length of the accrual period) and (ii) the "adjusted issue price" of the notes at the beginning of the accrual period. This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income by a U.S. holder for each day in the accrual period on which the U.S. holder holds the contingent payment debt instrument, whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash.

        In general, the comparable yield of a contingent payment debt instrument is equal to the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument, including level of subordination, term, timing of payments, and general market conditions. For example, if a hedge of the contingent payment debt instrument is available that, if integrated with the contingent payment debt instrument, would produce a "synthetic debt instrument" with a specific yield to maturity, the comparable yield will be equal to the yield of the synthetic debt instrument. However, if such a hedge is not available, but similar fixed rate debt instruments of the issuer are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread. The applicable pricing supplement will either provide the comparable yield, or the name or title and address or telephone number of our representative who will provide such comparable yield.

        The adjusted issue price at the beginning of each accrual period is generally equal to the issue price of the note plus the amount of original issue discount previously includible in the gross income of the U.S. holder less any noncontingent payment and the projected amount of any contingent payment contained in the projected payment schedule (as described below) previously made on the contingent payment debt instrument.

        In addition to the determination of a comparable yield, the noncontingent bond method requires the construction of a projected payment schedule. The projected payment schedule includes all noncontingent payments and projected amounts for each contingent payment to be made under the contingent payment debt instrument that are adjusted to produce the comparable yield. The applicable pricing supplement will either provide such projected payment schedule, or the name or title and address or telephone number of our representative who will provide such projected payment schedule. The projected payment schedule remains fixed throughout the term of the contingent payment debt instrument. A U.S. holder is required to use the issuer's projected payment schedule to determine its interest accruals and adjustments, unless the U.S. holder determines that the issuer's projected payment schedule is unreasonable, in which case the U.S. holder must disclose its own projected payment schedule in connection with its federal income tax return and the reason(s) why it is not using the issuer's projected payment schedule.

        If the actual amounts of contingent payments are different from the amounts reflected in the projected payment schedule, a U.S. holder is required to make adjustments in its original issue discount accruals when such amounts are paid. Adjustments arising from contingent payments that are greater than the assumed amounts of those payments are referred to as "positive adjustments"; adjustments arising from contingent payments that are less than the assumed amounts are referred to as "negative adjustments." Positive and negative adjustments are netted for each taxable year with respect to each note. Any net positive adjustment for a taxable year is treated as additional original issue discount income of the U.S. holder. Any net negative adjustment reduces any original issue discount on the note for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of original issue discount accrued in prior years. The balance, if any, is treated as a negative adjustment in subsequent taxable years. Finally, to the extent that it has not previously been taken into account, an excess negative adjustment reduces the amount realized upon a sale, exchange, redemption or other taxable disposition of the note.

        A U.S. holder's basis in a contingent payment debt instrument is increased by the projected contingent payments accrued by the holder under the projected payment schedule (as determined without regard to adjustments made to reflect differences between actual and projected payments) and reduced by the amount of any non-contingent payments and the projected amount of any contingent payments previously made. Gain on the sale, exchange, redemption or other taxable disposition of a contingent payment debt instrument generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary only to the extent of the U.S. holder's prior net original issue discount inclusions (i.e., reduced by the total net negative adjustments previously allowed to the U.S. holder as an ordinary loss) and capital to the extent in excess thereof. The deductibility of a capital loss realized on the sale, exchange or other taxable disposition of a note is subject to limitations.

        A U.S. holder that purchases a note for an amount other than the issue price of the note will be required to adjust its original issue discount inclusions to account for the difference. These adjustments will affect the U.S. holder's basis in the note. Reports to U.S. holders may not include these adjustments. U.S. holders that purchase notes at other than the issue price should consult their tax advisors regarding these adjustments.

        Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to notes.

        Amortizing Notes.    Payments received pursuant to an amortizing note may consist of both a principal and an interest component. The principal component will generally constitute a tax-free return of capital that will reduce a U.S. holder's adjusted tax basis in the note.

        Foreign Currency Notes.    Certain notes that are denominated in or indexed to a foreign currency are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the notes as subject to these special rules. The following discussion summarizes the principal federal income tax consequences of owning a note that is denominated in or indexed to a foreign currency (other than a currency described in this section that is considered "hyperinflationary") and is not a contingent payment debt instrument or a dual currency note. Special federal income tax considerations applicable to notes that are denominated in or indexed to a hyperinflationary currency, are contingent payment debt instruments, or are dual currency notes, will be discussed in the applicable pricing supplement.

        In general, a U.S. holder that uses the cash method of accounting and holds a note will be required to include in income the U.S. dollar value of the amount of interest income received, whether or not the payment is received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the amount of interest received is the amount of the interest paid in the foreign currency, translated into U.S. dollars at the spot rate on the date of receipt. The U.S. holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

        A U.S. holder that uses the accrual method of accounting is generally required to include in income the dollar value of interest accrued during the accrual period. Accrual basis U.S. holders may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, the dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of such period or other average exchange rate for the period reasonably derived and consistently applied by the U.S. holder. Under the second method, a U.S. holder can elect to accrue interest at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. Any such election will apply to all debt instruments held by the U.S. holder and is irrevocable without the consent of the IRS. An accrual basis U.S. holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of that interest income. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

        Original issue discount on a note described in this section is determined in the foreign currency and is translated into U.S. dollars in the same manner that an accrual basis U.S. holder accrues stated interest. Exchange gain or loss is determined when original issue discount is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the original issue discount was accrued.

        The amount of market discount on a note described in this section includible in income will generally be determined by computing the market discount in the foreign currency and translating that amount into dollars at the spot rate on the date the note is retired or otherwise disposed of. If the U.S. holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the note differs from the exchange rate at which the market discount was accrued.

        Amortizable bond premium on a note described in this section is computed in units of foreign currency and, if the U.S. holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), exchange gain or loss with respect to amortized bond premium is recognized and is measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

        With respect to the sale, exchange, redemption or other disposition of a note denominated in a foreign currency, the foreign currency amount realized will be considered to be first, the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid original issue discount (on which exchange gain or loss is recognized as described above); and, finally, as receipt of principal. With respect to principal, exchange gain or loss is equal to the difference between (i) the foreign currency principal amount translated on the date the payment is received or the date of disposition and (ii) the foreign currency principal amount translated on the date the note was acquired, or deemed acquired. Exchange gain or loss computed on accrued interest, original issue discount, market discount and principal is realized, however, only to the extent of total gain or loss on the transaction. The conversion of U.S. dollars into a foreign currency and the immediate use of that currency to purchase a note described in this section generally will not result in a taxable gain or loss for a U.S. holder.

        Certain Other Debt Securities.    Certain notes may be subject to special rules. The applicable pricing supplement will discuss the principal federal income tax consequences with respect to notes that are subject to special rules, including notes that provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies relating to payments of interest or of principal.

  Certain Equity-Linked Notes

        Certain Notes Treated as a Put Option and a Deposit.    We may treat certain notes as consisting of a put option and a deposit for federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat the notes as consisting of a put option and a deposit for federal income tax purposes. This section describes the federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as consisting of a put option and a deposit.

        There are no statutory provisions, regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as the notes described in this section. We intend to treat each note described in this section as consisting of a put option (the "Put Option") that requires the holder to purchase the property referenced in the note (the "Reference Assets") from us for an amount equal to the principal amount of the note if certain conditions are satisfied, and a deposit with us of cash, in an amount equal to the principal amount of the note (the "Deposit") to secure the U.S. holder's potential obligation to purchase the Reference Assets. Pursuant to the terms of the notes, each holder agrees to such treatment for all federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes are so treated.

        We intend to treat a portion of the stated interest payments on a note described in this section as interest or original issue discount on the Deposit, and the remainder as put premium in respect of the Put Option (the "Put Premium"). The portion of the stated interest rate on a note described in this section that constitutes interest or original issue discount on the Deposit and the portion that constitutes Put Premium will be specified in the applicable pricing supplement.

        If the term of a note described in this section is more than one year, U.S. holders should include the portion of the stated interest payments on the note that is treated as interest in income, as described above under " — Payments of Interest." If any portion of the stated interest payments on a note described in this section is treated as original issue discount its treatment will be as described above under " — Original Issue Discount."

        If the term of a note described in this section is one year or less, the Deposit should be treated as a short-term obligation as described above under " — Short-Term Obligations."

        The Put Premium should not be taxable to a U.S. holder upon its receipt. If the Put Option expires unexercised, the U.S. holder should recognize the total Put Premium received as short-term capital gain at such time.

        If the Put Option is exercised and a U.S. holder receives Reference Assets, the U.S. holder should not recognize any gain or loss with respect to the Put Option (other than with respect to cash received in lieu of fractional shares of stock, as described below). In this event, the U.S. holder should have an adjusted tax basis in all Reference Assets received (including for this purpose any fractional shares of stock) equal to the Deposit, plus accrued but unpaid interest or discount, as applicable, on the Deposit less the total Put Premium received. The U.S. holder's holding period for any Reference Assets received should start on the day after the delivery of the Reference Assets. The U.S. holder should generally recognize a short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of such cash received and the U.S. holder's basis in the fractional shares, which is equal to the U.S. holder's basis in all of the Reference Assets (including the fractional shares of stock), times a fraction, the numerator of which is the fractional shares of stock and the denominator of which is all of the Reference Assets (including fractional shares of stock).

        In we elect to cash settle the Put Option, a U.S. holder should generally recognize a short-term capital gain or loss equal to (i) the amount of cash received less (ii) the amount of the Deposit, plus accrued but unpaid acquisition discount or original issue discount on the Deposit, less the total Put Premium received.

        Upon the exercise or cash settlement of a Put Option, a cash method U.S. holder of a short-term obligation that does not elect to accrue acquisition discount in income currently will recognize ordinary income equal to the accrued and unpaid acquisition discount.

        Upon a sale, or other taxable disposition of a note described in this section for cash, a U.S. holder should allocate the cash received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sales proceeds allocable to the Deposit (less accrued and unpaid "qualified stated interest" or accrued acquisition discount that the U.S. holder has not included in income, which will be treated as ordinary interest income) and the U.S. holder's adjusted tax basis in the Deposit (which will generally equal the initial purchase price of the note increased by any accrued acquisition discount or original issue discount previously included in income on the Deposit and decreased by the amount of any payment (other than an interest payment that is treated as qualified stated interest) received on the Deposit). Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if the U.S. holder has held the Deposit for more than one year at the time of such disposition. The ability of U.S. holders to use capital losses to offset ordinary income is limited. If the Put Option has a positive value on the date of a sale of a note, the U.S. holder should recognize short-term capital gain equal to the portion of the sale proceeds allocable to the Put Option plus any previously received Put Premium. If the Put Option has a negative value on the date of sale, the U.S. holder should be treated as having paid the buyer an amount equal to the negative value in order to assume the U.S. holder's rights and obligations under the Put Option. In such a case, the U.S. holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. holder with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sales price allocated to the Deposit in determining the gain or loss in respect of the Deposit. The ability of U.S. holders to use capital losses to offset ordinary income is limited.

        U.S. holders should consult the offering documents for the Reference Assets for the federal income tax treatment of acquiring, owning and selling the Reference Assets.

        Although we intend to treat each note described in this section as a Deposit and a Put Option, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the notes described in this section, and therefore the notes could be subject to some other characterization or treatment for federal income tax purposes. For example, the notes could be treated as contingent payment debt instruments for federal income tax purposes. In this case, in general, U.S. holders should be treated as described above under " — Contingent Payment Debt Instruments."

        Other characterizations and treatments of notes described in this section are possible. Prospective investors in the notes described in this section should consult their tax advisors as to the tax consequences to them of purchasing notes described in this section, including any alternative characterizations and treatments.

        Certain Notes Treated as Forward Contracts.    We may treat certain notes as a forward contract for federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as a forward contract for federal income tax purposes. This section describes the principal federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as a forward contract.

        There are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the notes described in this section is uncertain. Under one approach, the notes would be treated as pre paid cash settled forward contracts with respect to the reference index or asset. We intend to treat each note described in this section consistent with this approach, and pursuant to the terms of the notes, each holder agrees to such treatment for all federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.

        A U.S. holder's tax basis in a note described in this section generally will equal the U.S. holder's cost for the note. Upon receipt of cash upon maturity or redemption and upon the sale, exchange or other disposition of the note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized at maturity or on the redemption, sale, exchange or other disposition and the U.S. holder's tax basis in the note. Any such gain upon the maturity, redemption, sale, exchange or other disposition of the note generally will constitute capital gain. Capital gain of non-corporate taxpayers from the maturity, redemption, sale, exchange or other disposition of a non-principal protected note held for more than one year may be eligible for reduced rates of taxation. Any loss from the maturity, redemption, sale, exchange or other disposition of a non-principal protected note will generally constitute a capital loss. The ability of U.S. holders to use capital losses to offset ordinary income is limited.

        Although we intend to treat each note described in this section as a pre-paid cash-settled forward contract as described above, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the notes described in this section, and therefore the notes could be subject to some other characterization or treatment for federal income tax purposes. For example, the notes could be treated as "contingent payment debt instruments" for federal income tax purposes. In this case, in general, U.S. holders should be treated as described above under " — Contingent Payment Debt Instruments."

        In addition, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain "notional principal contracts." The preamble to the proposed regulations states that the "wait and see" method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts. If the IRS or the U.S. Treasury Department publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. holder could be required to accrue income over the term of the notes described in this section. In addition, it is possible that the notes could be treated as representing an ownership interest in the reference index or asset for federal income tax purposes, in which case a U.S. holder's federal income tax treatment could be different than described above. Finally, other alternative federal income tax characterizations or treatments of the notes described in this section are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes.

        Prospective investors in the notes described in this section should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

  Tax Treatment of Non-U.S. Holders

        Payments on the notes to non-U.S. holders will not be subject to federal withholding tax if the following conditions are satisfied:

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the non-U.S. holder is not a controlled foreign corporation for federal income tax purposes that is related to us through actual or constructive ownership;

  •
  the non-U.S. holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business;

  •
  interest payable on the notes is either (a) not determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by us or a person related to us, within the meaning of Code section 871(h)(4)(A) or (b) determined by reference to changes in the value of actively traded property or an index of the value of actively traded property within the meaning of section 871(h)(4)(C)(v) of the Code; and

  •
  the payments are not effectively connected with a trade or business conducted by the non-U.S. holder in the United States and either (a) the non-U.S. holder provides a correct, complete and executed IRS Form W-8BEN or Form W 8IMY (or successor form) with appropriate attachments, or (b) the non-U.S. holder holds its note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided an IRS Form W-8IMY and has received documentation upon which it can rely to treat the payment as made to a foreign person.

        The applicable pricing supplement will indicate whether we expect that any property will be treated as actively traded or any index will reference actively traded property within the meaning of section 871(h)(4)(C)(v). If any of these conditions are not satisfied, interest (including original issue discount) on the notes may be subject to a 30% withholding tax, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a U.S. trade or business and, in either case, certain certification requirements are met. If such non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        In general, gain realized on the sale, exchange or retirement of the notes by a non-U.S. holder will not be subject to federal income tax, unless:

  •
  the gain with respect to the notes is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or

  •
  the non-U.S. holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

        If the gain realized on the sale, exchange or retirement of the notes by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

        Non-U.S. holders that receive Reference Shares should consult the offering documents for the Reference Shares for the federal income tax treatment of acquiring, owning and selling the Reference Shares.

        A note held by an individual who at death is a non-U.S. holder will not be includible in the individual's gross estate for federal estate tax purposes if the individual would not be subject to any federal income or withholding tax with respect to income or gain on the note or reverse convertible note.

        Non-U.S. holders should consult the offering documents for the Reference Shares for the federal estate tax treatment of acquiring, owning and selling the Reference Shares.

  Information Reporting and Backup Withholding

        Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a "backup" withholding tax on "reportable payments" unless, in general, the noteholder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the notes generally will be refunded by the IRS or allowed as a credit against the noteholder's federal income tax, provided the noteholder makes a timely filing of an appropriate tax return or refund claim.

        Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

        THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        We are offering the notes on a continuing basis through agents. Any agent may sell notes to dealers at a concession not in excess of the discount it received from us. We also may sell the notes:

  (a)
  directly to purchasers on our own behalf; or

  (b)
  through any agent as principal, either at a discount from their principal amount to be agreed on at the time of sale or at 100% of their principal amount, for resale to one or more investors and other purchasers at different prices to be determined by the agent at the time of resale, which may be greater or lesser than the purchase price for those notes paid by the agent.

        We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of the notes in whole or part. Each agent will have the right, in its reasonably exercised discretion, to reject any offer to purchase the notes it receives in whole or in part. We will pay each agent a commission, in the form of a discount, ranging from .125% to .750% of the price offered to the public of the notes, depending on maturity, sold through that agent. Any agent may agree with us to accept a commission other than one based on maturity, in which case the commission will be set forth in the applicable pricing supplement. We and Bear, Stearns & Co. Inc., as the agent, have entered into a distribution agreement dates as of June 19, 2003, as amended, with respect to the notes. Pursuant to the terms of the distribution agreement, the agent has agreed to use its reasonable best efforts to solicit orders to purchase notes. We may also appoint additional agents to solicit offers to purchase the notes, who will enter into the above distribution agreement. Any other agents will be named in the applicable pricing supplement and any solicitation and sale of notes through those agents will be on the same terms and conditions to which the agent has agreed. The other agents or dealers through which we or the agent may sell notes may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business. We also may pay fees and other amounts to an agent or an affiliate of an agent in connection with certain transactions that we enter into in connection with certain issuances of the notes, which might exceed the agent's discount.

        Unless the applicable pricing supplement indicates otherwise, payment of the purchase price shall be made in funds that are immediately available in New York City.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act. We have agreed to reimburse the agents for certain expenses.

        Following the initial distribution of notes, the agent or other affiliates of The Bear Stearns Companies Inc. may use this prospectus supplement in connection with offers and sales associated with market-making transactions in the notes. Each agent may act as principal or agent in the market-making transactions. The offers and sales will be made at prices that relate to prevailing prices at the time.

        Any agents offering notes will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

        Because Bear, Stearns & Co. Inc. is our wholly-owned subsidiary, each distribution of the notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. The maximum commission or discount received by any NASD member or independent broker-dealer participating in a distribution of the notes will not be greater than eight percent of the aggregate principal amount of the offering of the notes in which such NASD member or independent broker-dealer participates.

LISTING

        We may make application to the UK Listing Authority for the global notes to be admitted to the Official List and to the London Stock Exchange for such global notes to be admitted to trading on the London Stock Exchange's market for listed securities. We cannot guarantee that our application will be approved, settlement of the Notes is not conditional on obtaining the listing and we are not required to maintain the listing.

        We may list the notes on the NYSE, Nasdaq, AMEX, London Stock Exchange or any other exchange as specified in the applicable pricing supplement. We cannot guarantee that our application will be approved, settlement of the Notes is not conditional on obtaining the listing and we are not required to maintain the listing.

VALIDITY OF THE NOTES

        The validity of the notes will be passed on for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

GLOSSARY

        Set forth below are definitions of some of the terms used in this prospectus supplement.

        The "2-Year CMS Rate" in effect for each Interest Payment Period will be the rate that appears on Reuters page ISDA FIX1 under the heading "2YR" at 11:00 a.m., New York City time on the Interest Determination Date for that Interest Payment Period. If such rate does not appear on Reuters page ISDA FIX1 on such date, the rate for such date shall be determined as if the parties had specified "USD-CMS-Reference Banks" as the applicable rate.

        The "30-Year CMS Rate" in effect for each Interest Payment Period for the CMS Spread Range Accrual notes will be the rate that appears on Reuters page ISDA FIX1 under the heading "30YR" at 11:00 a.m., New York City time on the Interest Determination Date for that Interest Payment Period. If such rate does not appear on Reuters page ISDA FIX1 on such date, the rate for such date shall be determined as if the parties had specified "USD-CMS-Reference Banks" as the applicable rate.

        The "Accrual Determination Date" is a determination as to whether the Accrual Provision has been satisfied will be made on each Accrual Determination Date. Each New York Business Day during an Interest Payment Period will be an Accrual Determination Date, provided that such New York Business Day is not within the Exclusion Period. For each day during an Interest Payment Period that is not a New York Business Day and not within the Exclusion Period, the Accrual Determination Date will be the preceding New York Business Day.

        The "Accrual Provision" means that interest will accrue (at the rate per annum under Interest Rate above for each Interest Payment Period) on each day on which the 30-Year CMS Rate minus the 2-Year CMS Rate for the relevant Accrual Determination Date is equal to or greater than 0% (such calculation referred to as the "Accrual Provision"). If, however, the 30-Year CMS Rate minus the 2-Year CMS Rate for any Accrual Determination Date is less than 0%, then no interest will accrue for any day relating to such Accrual Determination Date. No determination as to satisfaction of the Accrual Provision will be made with respect to the Exclusion Period (as defined below). The determination with respect to each day of an Exclusion Period will be deemed to have been made on the last New York Business Day prior to such Exclusion Period.

        "AMEX" means the American Stock Exchange LLC.

        "Business Day" means any day that (a) is not a Saturday or Sunday, (b) in New York, New York, is not a day on which banking institutions generally are authorized or required by law or executive order to close, and (c) if the interest rate formula basis is LIBOR, is also a London Banking Day.

        "Calculation Agent" means the person chosen by us to perform the duties related to interest rate calculations and resets for the floating rate notes.

        "Calculation Date" means, with regard to an Interest Determination Date, the earlier of (i) the 10th calendar day after the Interest Determination Date or if that day is not a Business Day, the next Business Day or (ii) the Business Day before the applicable interest payment date, maturity date, redemption date or repayment date.

        "Clearstream" means Clearstream Banking, société anonyme.

        "Clearstream Participants" means the Clearstream participating organizations.

        "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the designated CMT Telerate Page, under the caption "... Treasury Constant Maturities... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the designated CMT Index Maturity, for:

          (a)   the latest rate displayed at the close of business on such Interest Determination Date if the designated CMT Telerate Page is 7051; or

          (b)   the average for the week, or the month, as specified in the applicable pricing supplement, ended immediately before the week in which the related Interest Determination Date occurs if the designated CMT Telerate Page is 7052.

        If the CMT Rate cannot be set as described above, the following procedures will occur:

          (1)   If the applicable rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that Calculation Date, unless the calculation is made earlier and the rate is available from that source at that time on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate having the designated Index Maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

          (2)   If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that Calculation Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the Index Maturity and with reference to the relevant Interest Determination Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Calculation Agent determines to be comparable to the rate formerly displayed on the designated CMT Telerate Page and published in H.15(519).

          (3)   If the rate described in the prior paragraph cannot be determined, then the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in New York City. The Calculation Agent will select five such securities dealers after consulting with us, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated Index Maturity and a remaining term to maturity of not less than the designated Index Maturity minus one year in a representative amount. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the designated Index Maturity, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

          (4)   If the Calculation Agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the Calculation Agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market offered rates for Treasury Notes with an original maturity longer than the designated CMT Index Maturity which have a remaining term to maturity closest to the designated CMT Index Maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant Interest Determination Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Calculation Agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT Index Maturity have remaining terms to maturity that are equally close to the designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

          (5)   If fewer than five but more than two of the leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant Interest Determination Date will be based on the average of the offered rates obtained, and neither the highest nor the lowest of those quotations will be eliminated.

        If two or fewer leading primary United States government securities dealers selected by the Calculation Agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that Interest Determination Date.

        "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as set forth and calculated in the Glossary section of this prospectus supplement) on such date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "Commercial Paper — Nonfinancial." If the rate is not published in H.15(519) on the Calculation Date, the Money Market Yield will be calculated based on the rate on the Interest Determination Date as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper — Nonfinancial."

        If neither of the rates described above is published on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m. on the Interest Determination Date, of three leading dealers of commercial paper in New York City selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency.

        If the three dealers selected are not quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on such Interest Determination Date.

        "DTC" means The Depository Trust Company and is a wholly-owned subsidiary of the DTCC.

        "DTCC" means The Depository Trust & Clearing Corporation ("DTCC") and is owned by a number of DTC Participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

        "DTC Participants" means DTC's participants, including both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        "EPM" means European Central Bank payment mechanism.

        "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe).

        "Euroclear Participants" means Euroclear's participants.

        "ECSplc" means Euroclear Clearance System Public Limited Company.

        "Euroclear Operator" means Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

        "Euroclear Terms and Conditions," collectively, means Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

        "Exchange Rate Agent" means JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), unless otherwise specified in the applicable pricing supplement.

        "Exclusion Period" means the period beginning on the fifth New York Business Day prior to but not including the last day of the current Interest Payment Period.

        "Extendible Note" means a note with a maturity date extended for one or more periods up to, but not beyond, the date that is set forth in the applicable pricing supplement.

        "EURIBOR" means European Interbank Offered Rate and will be determined the Calculation Agent for each applicable Interest Period in accordance with the following provisions:

          (1)   For each applicable Interest Period, EURIBOR will be determined on the applicable Interest Determination Date on the basis of the offered rate for deposits of Euros having a maturity of three months, commencing on the second Target Settlement Date immediately following such Interest Determination Date, which appears on Telerate page 248 (or such other page as may replace Telerate page 248 for the purpose of displaying European interbank rates of major banks), as of 11:00 A.M., Brussels time, on such Interest Determination Date. If no such rate appears on Telerate page 248 (or such other page as may replace such page), EURIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in (2) below.

          (2)   On any applicable Interest Determination Date on which no offered rates for deposits of Euros having a maturity of three months appear on Telerate page 248 (or such other page as may replace such page) as described in (1) above, EURIBOR will be determined on the basis of the rates at approximately 11:00 A.M., Brussels time, on such Interest Determination Date at which deposits in Euros having a maturity of three months commencing on the second Target Settlement Date immediately following such Interest Determination Date are offered by four major banks in the European interbank market selected by the Calculation Agent to prime banks in the European interbank market and in a principal amount of not less than the Euro equivalent of US $1,000,000 that is representative of a single transaction in such market at such time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, EURIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, EURIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such Interest Determination Date by three major banks in New York City, selected by the Calculation Agent for loans in Euros to leading European banks, having a maturity of three months commencing on the second Target Settlement Date immediately following such Interest Determination Date and in a principal amount of not less than the Euro equivalent of US $1,000,000 that is representative for a single transaction in such market at such time. Finally, if the three banks selected by the Calculation Agent are not quoting as mentioned above, EURIBOR will remain EURIBOR then in effect on such Interest Determination Date.

        "Federal Funds Rate" means either the Federal Funds (Effective) Rate or the Federal Funds (Open) Rate.

        Unless otherwise specified in the applicable pricing supplement, the "Federal Funds (Effective) Rate" means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal funds (effective)" on Telerate page 120 or any successor service or page or, if not so published on the Calculation Date relating to that Interest Determination Date, the Federal Funds (Effective) Rate will be the rate on that Interest Determination Date that is published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Federal Funds/Effective Rate."

        Unless otherwise specified in the applicable pricing supplement, the:Federal Funds (Open) Rate" means, with respect to any Interest Determination Date, the rate on that day for Federal Funds as reported on Telerate page 5 under the heading "Federal Funds/Open."

        If (1) the applicable Federal Funds (Effective) Rate described above or (2) the Federal Funds (Open) Rate described above is not published by 3:00 p.m. on the relevant Calculation Date, then the Federal Funds (Effective) Rate and the Federal Funds (Open) Rate, as applicable, will be calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent as of 11:00 a.m., on that Interest Determination Date.

        If the brokers that are selected by the Calculation Agent are not quoting, the interest rate in effect for the applicable period will remain the interest rate then in effect on such Interest Determination Date.

        "Global Securities" means global notes that will be issued in the form of one or more fully registered notes.

        "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "Indenture" means the Senior Indenture or Subordinated Indenture, collectively as the "Indentures."

        "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

        "Interest Determination Date" is as follows:

  •
  for the Commercial Paper Rate and Federal Funds (Effective) Rate, the Business Day before the Interest Reset Date;

  •
  for LIBOR, the second London Banking Day before the Interest Reset Date;

  •
  for EURIBOR, for any Interest Period means the second Target Settlement Date preceding the Interest Reset Date for such Interest Period;

  •
  for the Treasury Rate, the day of the week in which the Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, unless the auction may be held on the preceding Friday. If the auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next week;

  •
  for the Prime Rate and Federal Funds (Open) Rate, the same day as the Interest Reset Date;

  •
  for a CMT Rate note, the tenth Business Day before the Interest Reset Date;

  •
  for a CMS Spread Range Accrual note, the fifth Business Day prior to but not including the applicable Interest Reset Date; and

  •
  for global notes, the second London Banking Day preceding the Interest Reset Date for the interest period unless otherwise specified in the applicable pricing supplement.

        "Interest Period" means the period beginning on and including the most recent interest payment date and ending on but excluding the next interest payment date.

        "Interest Reset Date" means the interest payment date on which an Interest Period commences. If any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next succeeding Business Day except that if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the next preceding Business Day.

        Interest on the global notes will accrue during the applicable Interest Period. Interest will be computed by multiplying (1) the face amount of a global note by (2) an accrued interest factor computed by multiplying (a) the per annum rate of interest for the applicable Interest Period by (b) a fraction (x) the numerator of which is the actual number of days elapsed in that Interest Period and (y) the denominator of which is 360. The global notes will not be entitled to the benefit of any mandatory sinking fund.

        "IRS" means the Internal Revenue Service.

        "LIBOR" means the London Interbank Offered Rate, and will be determined by the Calculation Agent as follows, unless otherwise specified in the applicable pricing supplement:

        With respect to any Interest Determination Date, either:

          (a)   "LIBOR Reuters," which is the arithmetic mean, as determined by the Calculation Agent, of the offered rates for deposits in U.S. dollars for the maturity specified in the applicable pricing supplement, beginning on the second London Banking Day after that date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that date, if at least two such offered rates appear on the Reuters Screen LIBO Page; or

          (b)   "LIBOR Telerate," which is the offered rate for deposits in U.S. dollars having the specified maturity, beginning on the second London Banking Day after that date, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that date.

        If neither the Reuters Screen LIBO Page nor Telerate Page 3750 is specified in the applicable pricing supplement, LIBOR will be determined as if Telerate Page 3750 had been specified.

        In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where (b) above applies, if no rate appears on the Telerate Page 3750, LIBOR will be determined based on the rates at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date at which deposits in U.S. dollars having the specified maturity are offered by four major banks in the London interbank market selected by the Calculation Agent to prime banks in the London interbank market beginning on the second London Banking Day after that date and in a principal amount of not less than U.S. $1,000,000 that is representative of a single transaction in such market at such time (a "representative amount"). The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that date will be the arithmetic mean of such quotations.

        If fewer than two quotations are provided, LIBOR for that date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. on such date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks having the specified maturity beginning on the second London Banking Day after that date and in a principal amount of not less than a representative amount.

        Finally, if the three banks are not quoting as mentioned above, LIBOR will remain LIBOR then in effect on such Interest Determination Date.

        "London Banking Day" means any day on which dealings or deposits in U.S. dollars are transacted in the London interbank market.

        "London Stock Exchange" means the London Stock Exchange plc.

        "Money Market Yield" means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money Market Yield =	D × 360	× 100
360-(D × M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        "Nasdaq" means The Nasdaq Stock Market.

        "NYSE" means the New York Stock Exchange, Inc.

        "Official List" means the official list of the UK Listing Authority.

        "OID" means original issue discount.

        "Paying Agent" means JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), unless otherwise specified in the applicable pricing supplement.

        "Prime Rate" means, with respect to any Interest Determination Date, either the rate set forth for that date on Telerate page 5 under the heading "Bank Rate/Prime" or the rate set forth for that date in H.15(519) under the heading "Bank Prime Loan."

        If the Prime Rate cannot be set as described above, the following procedures will occur:

          (1)   If the applicable rate is not published in H.15(519) or on Telerate page 5 prior to 9:00 a.m. on the Calculation Date, then the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page on such

  Interest Determination Date as such bank's prime rate or base lending rate as in effect for such Interest Determination Date.

          (2)   If fewer than four rates appear on the Reuters Screen NYMF Page, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in New York City selected by the Calculation Agent from which quotations are requested.

          (3)   If fewer than two quotations are provided, the Calculation Agent will determine the Prime Rate as the arithmetic mean on the basis of the prime rates in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state, in each case having total equity capital of at least US $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote the rate or rates.

          (4)   If in any month or two consecutive months, the Prime Rate is not published in H.15(519) or on Telerate page 5 and the banks or trust companies selected are not quoting as mentioned in (3) above, the Prime Rate for the Interest Reset Period will remain the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate notes for which the Prime Rate is being determined shall be the initial interest rate).

        If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Determination Date until the maturity or redemption of such Prime Rate notes or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate notes were LIBOR notes, and the spread, if any, will be the number of basis points specified in the applicable pricing supplement as the "Alternate Rate Event Spread."

        "Principal Paying Agent" means the entity that will initially act as the principal office or agency where global notes may be presented for payment.

        "Reference Banks" are five leading swap dealers in the New York City interbank market selected by the Calculation Agent for the purposes of providing the USD-CMS-Reference Banks quotations as provided above.

        "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

        "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

        "RTGS" means real-time gross settlement system.

        "Senior Debt Securities" or "Senior Debt" means senior debt.

        "Senior Indenture" means the senior debt indentures dated as of May 31, 1991, as amended.

        "Subordinated Debt Securities" or "Subordinated Debt" means senior subordinated debt.

        "Subordinated Indenture" means the subordinated debt indenture between us and the Trustee.

        "TARGET" means the Trans-European Automated Real-time Gross settlement Express Transfer and is a payment system composed of one RTGS in each of the European Union Member States plus the EPM. The RTGS and EPM systems are interconnected by common procedures to allow cross-border transfers throughout the European Union to move from one system to another. The RTGS systems of non-participating countries may also be connected, provided that they are able to process the Euro alongside their national currency. The domestic RTGS systems and the EPM are interconnected according to common procedures to allow cross-border transfers throughout the European Union to move from one system to another system.

        "Target Settlement Date" means any day on which the TARGET system is open.

        "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

        "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the most recent auction of Treasury bills, direct obligations of the United States, having the Index Maturity specified in the applicable pricing supplement as published under the column designated "Invest Rate" on Telerate page 56 captioned "US Treasury 3MO T-Bill Auction Results" or Telerate page 57 captioned "US Treasury 6MO T-Bill Auction Results."

        If the Treasury Rate cannot be set as described above on the Calculation Date pertaining to such Interest Determination Date, the following procedures will apply, as appropriate:

          (a)   The rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury.

          (b)   If the results of the auction of Treasury bills having the specified Index Maturity are not published in H.15(519) by 3:00 p.m. on the Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m. on the Interest Determination Date, of three leading primary US government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity.

          (c)   Finally, if the dealers are not quoting as mentioned above, the Treasury Rate will remain the Treasury Rate then in effect on such Interest Determination Date.

        "Trustee" means JPMorgan Bank, N.A. (formerly, The Chase Manhattan Bank).

        "UK Listing Authority" means the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000.

        "USD-CMS-Reference Banks" rate is determined on the basis of the mid-market semi-annual swap rate quotations provided by the Reference Banks at approximately 11:00 a.m., New York City time on any Interest Determination Date; and for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the Designated Maturity commencing on that date and in a Representative Amount with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity of three months. The rate for that Interest Determination Date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest).

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares
Purchase Contracts
Units

    By this prospectus, we intend to offer at one or more times—

        Debt Securities
        Warrants
        Preferred Stock
        Depositary Shares
        Purchase Contracts
        Units

        in one or more series with an indeterminate aggregate initial public offering price (as described in the applicable prospectus supplement).

    We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, Bear, Stearns & Co. Inc. or any of our other affiliates may use this prospectus in a market-making transaction in any of these or similar securities after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Bear, Stearns & Co. Inc.

Prospectus dated August 16, 2006.

        The information contained in this prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION	1
THE BEAR STEARNS COMPANIES INC.	2
USE OF PROCEEDS	4
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF WARRANTS	16
DESCRIPTION OF PREFERRED STOCK	21
DESCRIPTION OF DEPOSITARY SHARES	25
DESCRIPTION OF PURCHASE CONTRACTS	28
DESCRIPTION OF UNITS	31
BOOK-ENTRY PROCEDURES AND SETTLEMENT	33
LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS	43
PLAN OF DISTRIBUTION	44
ERISA CONSIDERATIONS	48
LEGAL MATTERS	49
EXPERTS	49

        Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this prospectus and the offer or sale of the securities in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus or any securities must inform themselves about and observe any applicable restrictions on the distribution of this prospectus and the offer and sale of the securities.

        We accept responsibility for the information contained in this prospectus. To the best of our knowledge and belief (having taken all reasonable care to ensure that such is the case) the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of the information.

        You must read this prospectus as one along with all the documents which are deemed to be incorporated in this prospectus by reference (see "Where You Can Find More Information"). This prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

        We have not authorized any person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information.

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WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC's Internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the PDF format.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)   the Annual Report on Form 10-K as amended by Form 10-K/A (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2005 filed with the SEC on February 13, 2006, as amended on Form 10-K/A filed with the SEC on February 22, 2006;

          (2)   the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2006 and May 31, 2006; and

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          (3)   the Current Reports on Form 8-K dated December 9, 2005, December 15, 2005, December 27, 2005, January 20, 2006, January 25, 2006, March 16, 2006 (two separate reports), June 15, 2006 and June 21, 2006.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179, Attn.: Investor Relations, telephone number (212) 272-2000.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited; Custodial Trust Company; Bear Stearns Financial Products Inc.; Bear Stearns Capital Markets Inc.; Bear Stearns Credit Products Inc.; Bear Stearns Forex Inc.; EMC Mortgage Corporation; Bear Stearns Commercial Mortgage Inc and through our majority owned subsidiary Bear Hunter Holdings LLC.

        Our business includes:

  •
  market-making and trading in U.S. government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist and market-making activities on the New York Stock Exchange ("NYSE"), American Stock Exchange ("AMEX") and International Securities Exchange ("ISE");

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

2

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco, San Juan and Scottsdale;

  •
  from representative offices in Beijing, Hong Kong, Sao Paulo and Shanghai; and

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo.

        Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to U.S. clients.

        Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal U.S. securities and futures exchanges, the National Association of Securities Dealers, Inc. ("NASD"), the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in U.S. government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London. BSIL is incorporated in the United Kingdom and is authorized and regulated by the Financial Services Authority.

        BSB is bank based in the Republic of Ireland, which was registered in 1996 and subsequently granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty. BSB is incorporated in Ireland.

        Bear Stearns Global Lending Limited ("BSGL") provides loans to certain Bear Stearns customers. BSGL is incorporated in the Cayman Islands.

        Custodial Trust Company ("CTC"), an FDIC insured New Jersey State chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides us with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2005, CTC held approximately $61 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies. CTC is incorporated in the State of New Jersey.

        Bear Stearns Financial Products Inc. ("BSFP") transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and one of our wholly-owned subsidiaries. BSFP is incorporated in the State of Delaware.

        Bear Stearns Capital Markets Inc. ("BSCM") is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the State of Delaware.

        Bear Stearns Credit Products Inc. ("BSCPI") is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the State of Delaware.

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        Bear Stearns Forex Inc. ("BSFX") is a foreign exchange dealer engaged in foreign currency transactions and hedges associated therewith. BSFX is incorporated in the State of Delaware.

        EMC Mortgage Corporation ("EMC"), is a U.S. Department of Housing and Urban Development and Freddie MAC approved lender based in Irving, Texas. EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with servicing released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights. EMC is incorporated in the State of Delaware.

        Bear Stearns Commercial Mortgage Inc. ("BSCMI") is primarily engaged in the origination and securitization of commercial mortgage loans for resale in the form of pass-through securities ("certificates"). These certificates represent fractional and undivided interests in pools of mortgage loans held in a trust. BSCMI is incorporated in the State of New York.

        Bear Hunter Holdings LLC ("BHH") is a Delaware limited liability company jointly owned by us and Hunter Partners LLC. Bear Wagner Specialists LLC, BHH's principal wholly owned subsidiary, is a registered broker dealer primarily engaged in specialist and market-making activities on the NYSE, AMEX and ISE.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison, New York, New York 10179, USA, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. In this prospectus, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries. Pending such uses, the net proceeds may be temporarily invested in short-term obligations.

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

        We may issue either senior debt (the "Senior Debt Securities" or "Senior Debt") or senior subordinated debt (the "Subordinated Debt Securities" or "Subordinated Debt"). Senior Debt Securities will be issued under the senior debt indenture dated as of May 31, 1991, as amended (the "Senior Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee"). Subordinated Debt Securities will be issued under the form of subordinated debt indenture filed as an exhibit to the Registration Statement of which this prospectus is a part (the "Subordinated Indenture"). We refer to the Senior Indenture and the Subordinated Indenture individually as an "Indenture" and collectively as the "Indentures."

        The terms of the debt securities include those stated in the Indentures and those made part of the Indentures by reference to the TIA. We have filed copies of the Indentures as exhibits to the Registration Statement of which this prospectus forms a part. Copies of the Indentures are available as described under "Where You Can Find More Information."

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        This section, along with the description in the applicable prospectus supplement, is a summary of the material provisions of the Indentures and is not complete. It does not restate the Indentures in their entirety. We urge you to read the Indentures because they, and not these descriptions, define your rights as a holder of debt securities.

        Unless otherwise provided in the applicable prospectus supplement, the trustee under both the Senior Indenture and the Subordinated Indenture will be JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank).

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

        The Indentures do not limit the aggregate principal amount of debt securities that may be issued. We may issue debt securities in series up to the aggregate principal amount that may be authorized from time to time by us without your consent. The debt securities will be our unsecured obligations. The Senior Debt Securities will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries. The Subordinated Debt Securities will be subordinate in right of payment as described under "Subordination."

General

        As of the date of this prospectus, we have issued approximately $103,755,094,650 aggregate principal amount of Senior Debt Securities under the Senior Indenture, of which $32,752,155,000 is currently outstanding. As of the date of this prospectus, we have not issued any Subordinated Debt Securities. The Indentures permit us to:

  •
  issue debt securities at various times in one or more series;

  •
  issue an unlimited principal amount of debt securities;

  •
  provide for the issuance of debt securities under the Indentures other than those authorized on the date of this prospectus at various times and without your consent; and

  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

  •
  the title and type of the debt securities, including the subordination provisions, if any, applicable to the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the minimum denominations;

  •
  the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

  •
  the person to whom interest is payable, if other than the owner of the debt securities;

  •
  the maturity date or dates;

  •
  the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

5

  •
  any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

  •
  the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

  •
  the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

  •
  any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

  •
  any exchange or conversion features;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

  •
  the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than U.S. dollars;

  •
  if the debt securities will be issued in other than book-entry form;

  •
  the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

  •
  any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

  •
  any provision relating to the extension or renewal of the maturity date of the debt securities;

  •
  any applicable U.S. federal income tax consequences;

  •
  whether the debt securities will be listed on any securities exchange; and

  •
  any other terms of the debt securities, which could be different from those described in this prospectus.

        Unless we provide otherwise in an applicable prospectus supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the U.S. federal income tax consequences and other special considerations applicable to those bearer debt securities in the prospectus supplement relating to that series.

        Unless we provide otherwise in the applicable prospectus supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the prospectus supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable prospectus supplement will describe any restrictions, elections, U.S. federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below

6

market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the U.S. federal income tax consequences and other special considerations applicable to a series in the prospectus supplement relating to that series.

Ranking

        The Senior Debt and the Subordinated Debt will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. The Subordinated Debt will be subordinate in right of payment as described under "Subordination." We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable prospectus supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or

  •
  at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable prospectus supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a U.S. address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable prospectus supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable prospectus supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer debt security.

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Limitation on Liens

        The Indentures do not allow us, and we may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indentures will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indentures means Bear Stearns, CTC, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        The Indentures allow us to consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any U.S. state, if:

          (1)   we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indentures; and

          (2)   the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

          (a)   payment of the principal of, and premium, if any, and interest on (and any additional amounts payable in respect of) the debt securities and

          (b)   performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by us.

        Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the Indentures permit:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

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  a change in control; or

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  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indentures, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the applicable Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

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  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the applicable Indenture), or reduces the

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    amount of principal of a discount security that would be due and payable if accelerated under the applicable Indenture;

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  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

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  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

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  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the applicable Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

        We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to defaults relating to certain fundamental provisions of the applicable Indenture, which cannot be waived without the consent of the holders of each outstanding security of a series affected, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable Indenture and waive compliance with certain provisions of the applicable Indenture, either in a specific instance or generally.

Events of Default—Senior Indenture

        Under the Senior Indenture, an "Event of Default" with respect to any Senior Debt Securities mean:

          (1)   a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

          (2)   a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

          (3)   a failure to deposit any sinking fund payment when due relating to that series;

          (4)   a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

          (5)   a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

          (6)   certain events of bankruptcy, insolvency or reorganization, whether voluntary or involuntary; and

          (7)   any other Event of Default with respect to debt securities of that series.

        If an Event of Default for any series of Senior Debt Securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding Senior Debt Securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding Senior Debt Securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding Senior

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Debt Securities of the affected series may rescind any acceleration and its consequences or may waive any past default. However, the holders of a majority in principal amount of all outstanding Senior Debt Securities of the affected series may not waive any Event of Default with respect to any series of Senior Debt Securities in the following two circumstances:

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  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any Senior Debt Security of that series for which payment had not been subsequently made; or

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  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding Senior Debt Security of that series.

        The holders of a majority in principal amount of the outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of that series, provided that this direction is not in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

Events of Default—Subordinated Indenture

        The only events of default under the Subordinated Indenture with respect to Subordinated Debt Securities of any series will be (i) certain events in bankruptcy or insolvency, whether voluntary or involuntary, involving us or our receivership or the receivership of substantially all our assets; (ii) default in the deposit of any sinking fund payment; (iii) and default in the performance, or breach, of our covenants or warranties, subject to applicable notice requirements and grace periods.

        If an event of default with respect to Subordinated Debt Securities of any series at the time outstanding occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Securities of that series may declare the principal amount of (or, if any of the Subordinated Debt Securities of that series are discount securities or indexed securities, the portion of the principal amount of such Subordinated Debt Securities as may be specified in the terms thereof) and all accrued but unpaid interest on all the Subordinated Debt Securities of that series to be due and payable immediately, by a written notice to us (and to the Trustee, if given by holders), and upon such a declaration the principal amount (or specified amount) and interest of that series shall become immediately due and payable.

        The foregoing provision would, in the event of the bankruptcy or insolvency involving us, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Subordinated Debt Securities. At any time after a declaration of acceleration with respect to the Subordinated Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Subordinated Debt Securities of that series may, under certain circumstances, rescind and annul the acceleration and its consequences but only if all Defaults have been remedied, or if permitted, waived, and if certain other conditions have been satisfied.

        The following events will be defaults ("Defaults") under the Subordinated Indenture with respect to Subordinated Debt Securities of any series:

          (a)   an event of default with respect to that series of Subordinated Debt Securities;

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          (b)   failure to pay principal or premium, if any, on any Subordinated Debt Securities of that series at maturity, continued for seven days; and

          (c)   failure to pay any interest, if any, on any Subordinated Debt Securities of that series when due and payable, continued for 30 days.

        If a Default with respect to the Subordinated Debt Securities of any series occurs and is continuing, the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Subordinated Debt Securities of that series and may demand that the Company pay to it the whole amount then due and payable on such Subordinated Debt Securities.

        The Subordinated Indenture provides that, subject to the duty of the Trustee upon the occurrence of a Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of Subordinated Securities of any series unless the same holders shall have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred by the Trustee in compliance with the request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Subordinated Debt Securities of that series.

Concerning the Trustee

        Under the Indentures, within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant or warranty in the Indentures or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

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        Under the Indentures, we are required to deliver to the Trustee an annual statement as to our fulfillment of all of our indenture obligations.

Subordinated Debt Securities

        The Subordinated Debt Securities will be our direct, unsecured obligations. Our obligations pursuant to the Subordinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness as defined below under "Subordination."

Subordination

        Our obligation to make any payment on account of the principal of or premium, if any, and interest, if any, on the Subordinated Debt Securities will be subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness to the extent described herein.

        "Senior Indebtedness" is defined in the Subordinated Indenture to mean our "Indebtedness for Money Borrowed," whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, except "Indebtedness Ranking on a Parity with the Securities" or "Indebtedness Ranking Junior to the Securities" and any deferrals, renewals or extensions of the Senior Indebtedness. As of May 31, 2006, our Senior Indebtedness, as defined in the Subordinated Indenture, was approximately $65.9 billion. This number does not include the $248.6 billion, as of May 31, 2006, of our subsidiaries' indebtedness and liabilities. Senior Indebtedness, as defined in the Subordinated Indenture, is effectively subordinated to our subsidiaries' indebtedness and liabilities.

        "Indebtedness for Money Borrowed" is defined in the Subordinated Indenture as:

          (a)   any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments,

          (b)   similar obligations arising from off-balance sheet guarantees and direct credit substitutes,

          (c)   obligations associated with derivative products, such as interest-rate and foreign-exchange-rate contracts, commodity contracts and similar arrangements and

          (d)   any deferred obligations for the payment of the purchase price of property or assets.

  "Indebtedness Ranking on a Parity with the Securities" is defined in the Subordinated Indenture to mean our Indebtedness for Money Borrowed, whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Subordinated Debt Securities in the right of payment upon the happening of any event of the kind specified in the first sentence of the next paragraph. As of May 31, 2006, there was no Indebtedness Ranking on a Parity with the Securities, as defined in the Subordinated Indenture.

  "Indebtedness Ranking Junior to the Securities" is defined in the Subordinated Indenture to mean any of our Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Subordinated Debt Securities (and any other Indebtedness Ranking on a Parity with the Subordinated Debt Securities) in right of payment upon the happening of certain bankruptcy, insolvency, receivership or winding-up events described below. As of May 31, 2006, there was no Indebtedness Ranking Junior to the Securities, as defined in the Subordinated Indenture.

        In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up involving us, whether voluntary or involuntary, all of our obligations to holders of our

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Senior Indebtedness will be entitled to be paid in full before any payment can be made on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities of any series. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest, if any, on, any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of certain payments, permitting the holders of the relevant Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate its maturity, then, unless and until we cure such default or event of default or such default or event of default is waived or ceases to exist, we will not make any payment of principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Subordinated Debt Securities.

        As of May 31, 2006, we had no Subordinated Debt Securities outstanding. When issued, our Subordinated Debt Securities will be subordinated to our Senior Debt Securities and both the Senior Debt Securities are and the Subordinated Debt Securities will be effectively subordinated to our subsidiaries' existing and future indebtedness and liabilities, which as of May 31, 2006 totaled $248.6 billion.

        Any applicable prospectus supplement relating to an issuance of Subordinated Debt Securities will set forth (as of the most recent practicable date) the aggregate amount of outstanding Senior Indebtedness and any limitation on the issuance of additional Senior Indebtedness.

        Holders of Subordinated Securities, by their acceptance of the Subordinated Debt Securities, will be deemed to have irrevocably waived any rights they may have to counterclaim or set-off amounts they owe to us against amounts owed to them by us under the Subordinated Indenture or to institute proceedings in respect of these amounts.

        By reason of the above subordination in favor of the holders of our Senior Indebtedness, in the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the Subordinated Debt Securities having a claim pursuant to the Subordinated Debt Securities may receive less, ratably, than our other creditors.

Defeasance

        If provided for under the Indentures with respect to Senior Debt Securities or Subordinated Debt Securities of any series that are registered debt securities denominated and payable only in U.S. dollars (except as otherwise provided under the applicable Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

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        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

          (1)   the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for U.S. federal income tax purposes; and

          (2)   if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

Redemption Upon Certain Tax Events

        If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under those laws) of the United States (or any political subdivision or taxing authority of the United States or in the United States), or any change in, or amendments to, the official position regarding the application or interpretation of these laws, regulations or rulings, which is announced or becomes effective on or after the date of this prospectus, we become or will become obligated to pay additional amounts as described in the applicable prospectus supplement or (b) any act is taken by a taxing authority of the United States on or after the date of this prospectus, whether that act is taken with respect to us or any affiliate, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, in whole, but not in part, the debt securities on any Interest Payment Date on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued on the debt securities to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the securities.

Principal Paying Agent, Paying Agents, Registrar and Transfer Agent

        JPMorgan Chase Bank, N.A. will initially act as the principal office or agency where the Senior Debt Securities and the Subordinated Debt Securities may be presented for payment (the "Principal Paying Agent"). We have appointed JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) to serve as registrar (the "Registrar") under each of the Indentures.

Methods of Receiving Payments on the Debt Securities

        The Principal Paying Agent will pay interest to The Depository Trust Company ("DTC"), or its nominee, by wire transfer of same day funds for credit to the accounts of DTC's participants and subsequent distribution to the beneficial owners of the securities, or, if the securities are issued in certificated form under the circumstances described below in "—Certificates in Registered Form," the Principal Paying Agent will pay the registered holder of the securities against presentation and surrender by such holder of its security to any paying agent, by check drawn on a bank in New York City and mailed on the business day immediately before the interest due date.

Payment of Additional Amounts

        Subject to the various exceptions and limitations set forth below, we may pay as additional interest or principal, as the case may be, on the debt securities, all such additional amounts that are necessary in order that the net payment by us or a paying agent of the principal of and interest on the debt securities to a person that is not a "U.S." person "for U.S.", federal income tax purposes, after deduction for any tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment and as a

14

result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings, which is announced or becomes effective on or after the closing date of the debt securities, will not be less than the amount provided in the debt securities to be then due and payable. However, the obligation to pay additional amounts shall not apply:

          (1)   to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder, if the holder is an estate, trust, partnership or corporation for U.S. federal income tax purposes, or a person holding a power over such an estate, trust, partnership or corporation, or a person holding a power over such an estate or trust administered by a fiduciary holder, being considered as:

            (a)   being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

            (b)   having a current or former connection with the United States, including a connection as a citizen or resident thereof;

            (c)   being or having been a domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid U.S. federal income tax;

            (d)   being or having been a private foundation or other tax-exempt organization;

            (e)   being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended, or any successor provision; or

            (f)    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (2)   to any holder that is not the sole beneficial owner of the debt securities, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3)   to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such debt security, if compliance is required by statute or regulation of the United States or of any political subdivision or taxing authority thereof or therein, or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          (4)   to a tax, assessment or governmental charge that is imposed otherwise than by withholding by us or a paying agent from payments on or in respect of a debt security;

          (5)   to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation by or on behalf of the beneficial owner of any debt security for payment on a date more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6)   to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

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          (7)   to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any debt security, if such payment can be made without such withholding by any other paying agent; or

          (8)   in the case of any combination of any of the above items;

nor shall additional amounts be paid with respect to any payment on a debt security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner held its interest in the debt security directly.

        The debt securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation that is applicable to them. Except as specifically provided under this heading "—Payment of Additional Amounts" and under the heading "—Redemption Upon Certain Tax Events," we are not required to make any payments with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Unclaimed Amounts

        The Indentures provide that any payments in respect of principal and any interest remaining that are unclaimed for two years after their due date will be paid to us, and the holder of the debt security will after that time look, as an unsecured creditor, only to us for payment of those amounts.

Governing Law

        The Indentures, the Senior Debt Securities and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

        We may issue warrants that are debt warrants, index warrants, interest rate warrants or universal warrants as described in the applicable prospectus supplement. Warrants may be offered independently of or together with one or more additional warrants, any series of debt securities, preferred stock or other securities or any combination thereof and may be attached to or separate from any such securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We

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urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as described under "Where You Can Find More Information."

Debt Warrants

        We may issue, together with debt securities or separately, debt warrants for the purchase of debt securities on terms to be determined at the time of sale.

Index Warrants

        We may issue index warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing.

Interest Rate Warrants

        We may issue interest rate warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing.

Universal Warrants

        We may also issue universal warrants:

  •
  to purchase or sell securities of one or more issuers, securities based on the performance of an issuer, securities based on the performance of an issuer but excluding the performance of a particular subsidiary or subsidiaries of that issuer, a basket of securities, or securities whose value is determined by reference to the performance, level, or value of, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

  •
  entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount of one or more currencies or currency units or any combination of the foregoing for a specified amount of one or more different currencies or currency units or any combination of the foregoing;

  •
  to purchase or sell commodities; or

  •
  in such other form as shall be specified in the applicable prospectus supplement.

        We refer to the property in the above clauses as the warrant property. We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property, cash or in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

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Further Information in Prospectus Supplement

  General Terms of Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to the warrants:

  •
  the specific designation and aggregate number of warrants;

  •
  the offering price;

  •
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  •
  the date on which the right to exercise those warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date on which you may exercise the warrants;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  whether those warrants are extendible and the period or periods of such extendibility;

  •
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  •
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  •
  any applicable U.S. federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars, determination, or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  whether the warrants are to be sold separately or with other securities; and

  •
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

  Additional Terms of Debt Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any debt warrants:

  •
  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

  •
  the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

  •
  the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

  Additional Terms of Index and Interest Rate Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any index and interest rate warrants:

  •
  the exercise price, if any;

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  •
  the index or indices for any index warrants, which index or indices may be based on one or more U.S. or foreign stocks, bonds, or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting U.S. or foreign index or an index based on one or more securities, interest rates, currencies or currency units selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates, currencies or currency units (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates, currencies or currency units);

  •
  for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

  •
  the commodity, commodity index or combinations of commodities or commodity indices;

  •
  any market to which the commodity or commodity index relates;

  •
  the debt instrument (which may be one or more debt instruments issued either by the U.S. government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

  •
  the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

  •
  whether such warrants shall be put warrants, call warrants or otherwise;

  •
  the formula for determining the cash settlement value of each warrant;

  •
  the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

  •
  any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

  •
  the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

  •
  any provisions for the automatic exercise of such warrants other than at expiration;

  •
  whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

  •
  any other procedures and conditions relating to the exercise of such warrants.

  Additional Terms of Universal Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any universal warrants:

  •
  whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

  •
  the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

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  •
  the currency in which the exercise price, if any, and the cash settlement value of such warrants is payable;

  •
  the base currency and the reference currency for any currency warrants;

  •
  the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

  •
  whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

        Before you exercise your warrants, you will not have any of the rights of (1) holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants or rights in the relevant indenture or any other agreement or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants).

        Unless otherwise specified in the applicable prospectus supplement, warrants will be issued in book-entry only form, and will be represented by a single global warrant certificate, registered in the name of the nominee of the depository of the warrants.

        Bearer warrants will be transferable by delivery. The applicable prospectus supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the prospectus supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the prospectus supplement relating to those warrants or as may be otherwise stated in the prospectus supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Only registered securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of the warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the warrant property or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable prospectus supplement.

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DESCRIPTION OF PREFERRED STOCK

        This section describes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the prospectus supplement relating to such preferred stock.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificates of designation, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designation for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designation for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available described under "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

          (1)   the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

          (2)   the offering price;

          (3)   the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

          (4)   any redemption or sinking fund provisions;

          (5)   the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

          (6)   the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

          (7)   the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

          (8)   the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

          (9)   the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary of, the common stock or any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

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          (10) the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

          (11) any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of May 31, 2006, there were outstanding:

  •
  3,493,250 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

  •
  1,800,200 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

  •
  2,044,675 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation

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and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certificate of incorporation and the applicable certificates of designation.

Liquidation Rights

        Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

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        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable prospectus supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        Unless otherwise specified in the applicable prospectus supplement, no series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

          (1)   issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

          (2)   amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificates of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

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DESCRIPTION OF DEPOSITARY SHARES

        This section describes certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue and to which any prospectus supplement may relate.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the deposit agreement (a form of which is filed as an exhibit hereto) relating to the applicable series of Preferred Stock and is not complete.

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depository of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable prospectus supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depository. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depository may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depository will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depository (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depository for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depository will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depository determines that it is not feasible to make such a distribution, the depository may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

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Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depository as a result of the redemption. Whenever we redeem shares of preferred stock held by a depository, the depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depository will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depository.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption (but without interest), upon surrender to the depository of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depository will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depository as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depository will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depository to enable the depository to do so. The depository will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depository (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

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Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depository. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depository together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depository only if:

          (1)   all outstanding depositary shares issued under the deposit agreement have been redeemed; or

          (2)   there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depository as a result of that distribution has been distributed by the depository to the holders of those depositary shares.

Charges of Depository

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depository in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Reports

        Each depository will forward to the holders of depositary shares issued by that depository all reports and communications from us that are delivered to the depository and that we are required to furnish to the holders of the preferred stock held by the depository. In addition, each depository will make available for inspection by the holders of those depositary shares, at the principal office of such depository and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depository as the holder of preferred stock.

Limitation on Liability

        Neither we nor any depository will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depository will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depository under a deposit agreement will be limited to performance in good faith of its duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depository may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

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Resignation and Removal of Depository

        A depository may resign at any time by delivering to us notice of its election to resign, and we may remove any depository at any time. Any such resignation or removal will take effect upon the appointment of a successor depository and its acceptance of such appointment. Such successor depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS

        This section describes certain general terms and provisions of the purchase contracts which we may elect to issue. The particular terms of any offered purchase contracts will be described in the applicable prospectus supplement. In addition, we may issue a purchase contract separately or as part of a unit as described below in "Description of Units."

General

        The following description of the purchase contracts sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. We urge you to read the more detailed provisions of the applicable purchase contracts for a complete description and for provisions that might be important to you because these documents, and not these descriptions, define your rights as a party to the purchase contract. We have filed copies of the forms of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of the purchase contracts are available as described under "Where You Can Find More Information."

Purchase Contract Property

        We may offer purchase contracts for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  securities of one or more issuers, including our securities;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any index, formula or any other method, including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles, or commodities; or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event relating to any company or companies or other entity or entities, which may include a government or governmental agency, other than us; and/or

  •
  one or more indices or baskets of the items described above.

        Each instrument, measure or event described above is referred to as a "Purchase Contract Property."

        Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more Purchase Contract Properties at a specified price or prices, or the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance or level of one or more Purchase Contract Properties, on specified dates and at a specified price or prices.

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        Some purchase contracts may include multiple obligations to purchase or sell different Purchase Contract Properties, and both we and the holder may be sellers or buyers under the same purchase contract.

Types of Purchase Contracts We May Issue

        We may issue purchase contracts in such amounts and in as many distinct series as we wish. We may also "reopen" a previously issued series of purchase contracts and issue additional purchase contracts of that series. In addition, we may issue a purchase contract separately or as part of a unit, as described below under "Description of Units."

        This section summarizes terms of the purchase contracts that apply generally to all purchase contracts. We describe most of the financial and other specific terms of your purchase contract in the applicable prospectus supplement and those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your purchase contract as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your purchase contract.

        When we refer to a series of purchase contracts, we mean all the purchase contracts issued as part of the same series under the applicable governing instrument. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the purchase contract you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

General Terms of Purchase Contracts

        The applicable prospectus supplement may contain, where applicable, the following information about your purchase contract:

  •
  whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more Purchase Contract Properties and the nature and amount of each of those properties, or the method of determining those amounts;

  •
  whether the purchase contract is to be prepaid or not and the governing document for the contract;

  •
  whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the Purchase Contract Properties;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

  •
  any applicable U.S. federal income tax consequences;

  •
  whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

  •
  whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

        If we issue a purchase contract as part of a unit, the accompanying prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract

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settlement date. A purchase contract issued in a unit in the United States may not be separated before the 91st day after the unit is issued.

Purchase Contracts

        Some purchase contracts may require the holders to satisfy their obligations under the purchase contracts at the time the contracts are issued. We refer to these contracts as "Prepaid Purchase Contracts." Some purchase contracts do not require the holders to satisfy their obligations under the purchase contracts until settlement. We refer to those purchase contracts as "Non-Prepaid Purchase Contracts." The holder of a Non-Prepaid Purchase Contract may remain obligated to perform under the purchase contract for a substantial period of time.

        Purchase Contracts may be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. We describe unit agreements generally under "Description of Units" below. We will describe the particular governing document that applies to your Purchase Contracts in the applicable prospectus supplement.

        Pledge by Holders to Secure Performance.    The applicable prospectus supplement will describe the holder's obligations under the purchase contract and the governing documents that may be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder's obligations. We refer to this as the "Pledge." The Pledge will create a security interest in and a lien upon and right of set off against the holder's entire interest in and to the unit (if the purchase contract is part of a unit):

  •
  any preferred stock, debt security, warrants, depositary shares or other property that is, or becomes, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the "Pledged Items;"

  •
  all additions to and substitutions for the Pledged Items as may be permissible, if specified in the applicable prospectus supplement;

  •
  all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the Pledged Items described above; and

  •
  all powers and rights owned or thereafter acquired under or with respect to the Pledged Items.

        The collateral agent will forward all payments from the Pledged Items to us, unless the payments have been released from the Pledge in accordance with the purchase contract and the governing document. We will use the payments from the Pledged Items to satisfy the holder's obligations under the purchase contract.

Form

        We will issue each purchase contract in global (book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Purchase contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the purchase contracts represented by the global security. Those who own beneficial interests in a purchase contract will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under "Book-Entry Procedures and Settlement."

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DESCRIPTION OF UNITS

General

        This section describes certain general terms and provisions of any combination of one or more debt securities, preferred stock, warrants, depositary shares, purchase contracts and other securities and property. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement may describe the designation and terms of the units and of the securities comprising the units issued by us, securities of an entity affiliated or not affiliated with us or other property constituting the units, including whether and under what circumstances those securities may be held or transferred separately; any provisions of the governing unit agreement that differ from those described below; any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and any applicable United States federal income tax consequences.

        The applicable provisions described in this section, as well as those described under "Description of Debt Securities," "Description of Warrants," "Description of Preferred Stock," "Description of Depositary Shares" "Description of Purchase Contracts," and "Description of Units" will apply to each unit and to any debt security, preferred stock, warrant, depositary share or purchase contract included in each unit, respectively.

Series of Units We May Issue

        We may issue units in such amounts and in as many distinct series as we wish. We may also "reopen" a previously issued series of units and issue additional units of that series. This section summarizes terms of the units that apply generally to all series. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. The specific terms of your unit as described in the prospectus supplement will supplement and, if applicable, may modify or replace the terms described herein.

        When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement. We will identify the series of which your units are a part in the prospectus supplement. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

General Terms of a Unit Agreement

        The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

        Enforcement of Rights.    The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

        Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, deposit agreement,

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purchase contract or other agreement or instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, warrants, depositary shares and purchase contracts.

        Limitations affecting the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, will be described in the applicable prospectus supplement.

        Modification Without Consent of Holders.    We and the applicable unit agent may amend or supplement any unit or unit agreement without the consent of any holder to evidence our successor's assumption of our obligations under the units and the unit agreement; cure any ambiguity; correct or supplement any defective or inconsistent provision; or to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

        Modification With Consent of Holders.    We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

          (1)   modify or affect any unit agreement or any units in a manner materially adverse to the holder; or

          (2)   reduce the percentage of outstanding units the consent of whose owners is required to amend that series or class, or the applicable unit agreement with respect to that series or class.

        We may not amend any particular purchase contract or a unit agreement as it relates to any purchase contract or the rights of the holders of units with respect to any purchase contract, if the amendment would:

          (1)   impair the right of the holder to institute suit for the enforcement of any purchase contract;

          (2)   reduce the percentage of outstanding purchase contracts the consent of whose owners is required to amend the applicable unit agreement relating to purchase contracts or for the waiver of any purchase contract defaults under any unit agreement or the consequences of such defaults; or

          (3)   modify or affect the holders' rights and obligations under any purchase contract in a manner materially adverse to the holder.

        Any other change to a particular unit agreement and the units or purchase contracts issued under that agreement would require the following approval:

          (1)   If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series;

          (2)   If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose;

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          (3)   If the change affects only purchase contracts or a unit agreement as it relates to purchase contracts, the change must be approved by the holders of a majority of the affected unsettled purchase contracts.

        Unit Agreements Will Not Be Qualified Under Trust Indenture Act.    No unit agreement will be qualified as an Indenture, and no unit agent will be required to qualify as a trustee, under the TIA. Therefore, holders of units issued under unit agreements will not have the protections of the TIA with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

        The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

        The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. Other than in connection with purchase contracts and the Indentures, the unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange and Transfer

        We will issue each unit in global (book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Book-Entry Procedures and Settlement."

        In addition, we will issue each unit in registered form, unless otherwise specified in the applicable prospectus supplement.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Each debt security, warrant, share of preferred stock, depositary share, purchase contract and unit in registered form will be represented either:

  •
  by one or more global securities representing the entire issuance of securities; or

  •
  by a certificate issued in definitive form to a particular investor.

Book-Entry System

        Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates. You will not receive a definitive note or other certificate representing your interest in the securities. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

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        If a security is registered on the books that we or the Trustee, warrant agent, depository, unit agent, trustee or other agent maintain in the name of a particular investor, we refer to that investor as the "holder" of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository's book-entry system or holds an interest through a participant in the depository's book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

        In the future we may cancel a global security or issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

  •
  the depository, such as DTC, notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Exchange Act, and in any case we fail to appoint a successor to the depository within 90 calendar days; or

  •
  we, in our sole discretion, determine not to have any notes of a series represented by a global security.

        Upon the occurrence of either of the foregoing events, we will issue securities in certificated form in exchange for all outstanding global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of securities equal in principal amount to such beneficial interest and to have such securities registered in its name. Debt securities issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except as otherwise specified in the applicable pricing supplement, and will be issued in registered form only, without coupons.

        You should read "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Street Name Owners

        When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass

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along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the Trustee under the Indentures and the obligations, if any, of any warrant agents, deposit agent, Property Trustee, and any other third parties employed by us, the Trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or a warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to "you" in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles payments on your securities and notices;

  •
  whether you can provide contact information to the registrar to receive copies of notices directly;

  •
  whether it imposes fees or charges;

  •
  whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

  •
  how it would handle a request for the holders' consent, if required;

  •
  whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depository's rules and procedures will affect these matters.

Depositories for Global Securities

        Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any

35

security are called "depositories." Each series of securities will have one or more of the following as the depositories:

  •
  DTC;

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear;"

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream;" and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositories named above also may be participants in one another's systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream as DTC participants. The depository or depositories for your securities will be named in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

        The following is based on information on DTC's website at www.dtcc.com:

        DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC's partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by NYSE Group, Inc., the American Stock Exchange LLC, and the NASD. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

        Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial interest of each actual

36

purchaser of each security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except if the use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

        We will make payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

        We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

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Clearstream and Euroclear

        Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

        Euroclear and Clearstream are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

  Clearstream

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry charges in accounts of Clearstream Participants, which eliminates the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Conducting business in the domestic markets of several countries as a professional depositary, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include some of the Underwriters. Indirect access to Clearstream is also available to others, such as banks,

38

brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to the securities that are held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, and to the extent received by the U.S. depositary for Clearstream.

  Euroclear

        Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company ("ECSplc") and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator").

        The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

        The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

        Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Euroclear Participant or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

        The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Euroclear Terms and Conditions"). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

  Definitive Securities

        Definitive securities may be issued upon:

            (i)  Euroclear and/or Clearstream being closed for a continuous period of 14 days (other than by reason of public holidays); and/or

39

           (ii)  in the limited circumstances set forth in "Book-Entry Procedures and Settlement—Certificates in Registered Form" in the accompanying prospectus.

        Definitive securities can be transferred by presentation for registration to the registrar for the securities or other transfer agent at any of their specified offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee, warrant agent, deposit agent, or unit agent, as the case may be, duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive securities.

        For the purposes of this description, "business day" means any day, other than a Saturday or Sunday, that is not a day on which banks are authorized or required by law or regulation to close in New York and, where definitive securities have been issued, the relevant place of presentation.

  Global Clearance and Settlement Procedures

        Initial settlement for the securities will be made in same day funds. Secondary market trading and transfers within DTC, Clearstream or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in same day funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form in same day funds.

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Purchasers and Sellers.    Secondary market trading between DTC participants will be settled using the procedures applicable to global bonds in same-day funds.

        Trading between Euroclear and/or Clearstream Participants.    Secondary market trading between Euroclear Participants and/or Clearstream Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC Seller and Euroclear or Clearstream Purchaser.    When securities are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream Participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear or Clearstream Participant, as the case may be, at least one business day before settlement. Euroclear or Clearstream will instruct its respective depositary to receive those securities against payment. Payment for the securities will then be made by the depositary to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing systems, and by the clearing system, in accordance with its usual procedures, to the Euroclear or Clearstream Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date.

        Euroclear and Clearstream Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit. However,

40

under this approach, DTC participants may take on credit exposure to Euroclear and Clearstream until the interests in the Global Security are credited to their accounts one day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to a Euroclear or Clearstream Participant, as the case may be, that Participant may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream Participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Participant's particular cost of funds.

        Since the settlement occurs during New York business hours, DTC participants can employ their usual procedures for transferring global bonds to the respective depositaries of Euroclear or Clearstream for the benefit of Euroclear or Clearstream Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC seller, a cross-market sale transaction will settle no differently than a trade between two DTC Participants.

        Trading between Euroclear or Clearstream Seller and DTC Purchaser.    Because the time zone difference operates in their favor, Euroclear and Clearstream Participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through its respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear or Clearstream Participant at least one business day before settlement. In these cases, Euroclear or Clearstream will instruct its respective depositary to credit the securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Euroclear or Clearstream Participant on the following day, and receipt of the cash proceeds in the Euroclear or Clearstream Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).

        If the Euroclear or Clearstream Participant has a line of credit in its respective clearing system and elects to be in a debt position in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Euroclear or Clearstream Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Euroclear or Clearstream to purchase securities from DTC participants for delivery to Euroclear or Clearstream Participants should note that these trades automatically fail on the sale side unless some form of affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

            (i)  borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

           (ii)  borrowing the securities in the United States from a DTC participant no later than one day before settlement, which would give the securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

          (iii)  staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Euroclear or Clearstream Participant.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are not

41

obligated to perform or continue to perform these procedures. As a result, these procedures may be discontinued at any time.

        The information in this section concerning DTC, Clearstream, Euroclear and their book-entry systems has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy of this information. We are not responsible for DTC's, Clearstream's, Euroclear's or their participants' performance of their respective obligations, as they are described above or under the rules and procedures governing their respective operations.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depository and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described above;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of any legal rights relating to the securities;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depository's policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor's interest in a global security, and those policies may change from time to time;

  •
  we, the Trustee, and any warrant agents will not be responsible for any aspect of the depository's policies, actions, or records of ownership interests in a global security;

  •
  we, the Trustee, and any warrant agents do not supervise the depository in any way;

  •
  the depository may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depository's book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream when DTC is the depository, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of

42

    ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

        Receipt by owners of beneficial interests in a temporary global security of payments relating to their interests will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities."

        If interest is paid on a bearer global debt security, or if no interest has been paid but the bearer global debt security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable U.S. Treasury regulations) has ended, the depository must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-U.S. persons or U.S. persons that are permitted to hold bearer debt securities under applicable U.S. Treasury regulations.

        In general, U.S. persons that are permitted to hold bearer debt securities are U.S. persons who acquire the securities through the foreign branch of certain U.S. financial institutions and certain U.S. financial institutions that hold the bearer debt securities for resale to non-U.S. persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depository by the owners of the beneficial interests.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with U.S. federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States persons," as defined below, except as otherwise permitted by certain U.S. Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or make payments on any bearer debt security until we have received the written certification provided for in the Indentures, the warrant agreement, the deposit agreement, the unit agreement or other applicable agreement or instrument. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a U.S. taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States person" generally means:

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  a citizen or resident of the United States;

  •
  a corporation or partnership (or other entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

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        The prospectus supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-U.S. beneficial ownership be delivered once a bearer warrant is exercised).

PLAN OF DISTRIBUTION

        We may sell the securities by any of the following methods:

  •
  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

  •
  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

  •
  directly to one or more purchasers;

  •
  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

  •
  through a combination of any of these methods of sale.

        Each prospectus supplement will describe the manner and terms of an offering of securities, including:

  •
  the names of any underwriters, dealers, or agents;

  •
  whether that offering is being made to underwriters or through agents or directly;

  •
  the rules and procedures for the auction process through DAiSSSM, if used;

  •
  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

  •
  the securities' purchase price or initial public offering price;

  •
  the proceeds we anticipate from the sale of the securities; and

  •
  any securities exchange on which the offered securities may be listed.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

        We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the NYSE, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.

        We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the

44

performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Distribution Through Underwriters

        When securities are to be sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions set forth in the underwriting agreement. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts as principal and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

        We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Agents

        We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

General Information

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be

45

subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters, dealers and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

        In this prospectus, the terms "offering" means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity or trading market for the offered securities.

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        The underwriters, dealers and agents, and their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

        Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent's or dealer's web site and any information contained in any other web site maintained by any agent or dealer is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part; has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective web site maintained by such entity; and should not be relied upon by investors.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

        The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent of the gross proceeds from the sale of any security being sold in the initial distribution.

        Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

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ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian) of a Plan, any person providing services (for example, a broker) to a Plan, the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. Each of us, Bear Stearns and BSSC is considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although neither we nor Bear Stearns can be a "party in interest" to any IRA other than certain employer sponsored IRAs, as only employer sponsored IRAs are covered by ERISA.

        Applicable administrative exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 8414 relating to qualified professional asset managers, PTCE 9623 relating to certain in house asset managers, PTCE 9138 relating to bank collective investment funds, PTCE 901 relating to insurance company separate accounts and PTCE 9560 relating to insurance company general accounts).

        It should also be noted that the Pension Protection Act of 2006 was recently passed by Congress and contains a new statutory exemption from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for transactions involving certain parties in interest or disqualified persons who are such merely because they are a service provider to a Plan, or because they are related to a service provider. Generally, the new exemption would be applicable if the party to the transaction with the Plan is a party in interest or a disqualified person to the Plan but is not (i) an employer, (ii) a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction, (iii) a fiduciary who renders investment advice (within the meaning of ERISA and Section 4975 of the Code) with respect to those assets, or (iv) an affiliate of (i), (ii) or (iii). Any Plan fiduciary relying on this new statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) and purchasing securities on behalf of a Plan will be deemed to have made a determination that the Plan is paying no more than, and is receiving no less than, adequate consideration in connection with the transaction, which is a necessary precondition to utilizing this new exemption. Any purchaser that is a Plan is encouraged to consult with counsel regarding the application of the new exemption.

        A fiduciary who causes a Plan to engage, directly or indirectly, in a nonexempt prohibited transaction may be subject to a penalty under ERISA, and may be liable for any losses to the Plan resulting from such transaction. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in nonexempt transactions with the assets of Plans subject to

48

such Section. If an IRA engages in a prohibited transaction, the assets of the IRA are deemed to have been distributed to the IRA beneficiaries.

        In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should consider the foregoing information and the information set forth in the applicable prospectus supplement and any applicable pricing supplement, and should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Fiduciaries of Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans, and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase, holding and disposition of the securities does not and will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans ("Similar Law Plans") should consider applicable Similar Law when investing in the securities. Each fiduciary of a Similar Law Plan will be deemed to represent that the Similar Law Plan's acquisition and holding of the securities will not result in a nonexempt violation of applicable Similar Law.

        The sale of any security to a Plan or a Similar Law Plan is in no respect a representation by us or any of our affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans or Similar Law Plans generally or any particular Plan or Similar Law Plan, or that such an investment is appropriate for a Plan or a Similar Law Plan generally or any particular Plan or Similar Law Plan.

LEGAL MATTERS

        The validity of the securities will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, USA. Certain legal matters relating to the laws of England and Wales are being passed upon for us by Cadwalader, Wickersham & Taft LLP, London, England.

EXPERTS

        The consolidated financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the year ended November 30, 2005, as amended by Amendment No. 1 on Form 10-K/A, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and related financial statement schedule and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123," in 2003, discussed in Note 1 to the consolidated financial statements, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and

49

have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended February 28, 2006 and 2005 and May 31, 2006 and 2005 which are incorporated by reference in this Registration Statement, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended February 28, 2006 and May 31, 2006, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by Deloitte & Touche LLP within the meaning of Sections 7 and 11 of the Act.

50

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares
Purchase Contracts
Units

    By this prospectus, we intend to offer at one or more times—

        Debt Securities
        Warrants
        Preferred Stock
        Depositary Shares
        Purchase Contracts
        Units

        in one or more series with an indeterminate aggregate initial public offering price (as described in the applicable prospectus supplement).

    We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, Bear, Stearns & Co. Inc. or any of our other affiliates may use this prospectus in a market-making transaction in any of these or similar securities after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Bear, Stearns & Co. Inc.

Prospectus dated August 16, 2006.

        The information contained in this prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION	1
THE BEAR STEARNS COMPANIES INC.	2
USE OF PROCEEDS	4
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF WARRANTS	16
DESCRIPTION OF PREFERRED STOCK	21
DESCRIPTION OF DEPOSITARY SHARES	25
DESCRIPTION OF PURCHASE CONTRACTS	28
DESCRIPTION OF UNITS	31
BOOK-ENTRY PROCEDURES AND SETTLEMENT	33
LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS	43
PLAN OF DISTRIBUTION	44
ERISA CONSIDERATIONS	48
LEGAL MATTERS	49
EXPERTS	49

        Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this prospectus and the offer or sale of the securities in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus or any securities must inform themselves about and observe any applicable restrictions on the distribution of this prospectus and the offer and sale of the securities.

        We accept responsibility for the information contained in this prospectus. To the best of our knowledge and belief (having taken all reasonable care to ensure that such is the case) the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of the information.

        You must read this prospectus as one along with all the documents which are deemed to be incorporated in this prospectus by reference (see "Where You Can Find More Information"). This prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

        We have not authorized any person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information.

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WHERE YOU CAN FIND MORE INFORMATION

        We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC's Internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC's internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC's internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the PDF format.

        We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

        Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

        The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

        The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

          (1)   the Annual Report on Form 10-K as amended by Form 10-K/A (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2005 filed with the SEC on February 13, 2006, as amended on Form 10-K/A filed with the SEC on February 22, 2006;

          (2)   the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2006 and May 31, 2006; and

1

          (3)   the Current Reports on Form 8-K dated December 9, 2005, December 15, 2005, December 27, 2005, January 20, 2006, January 25, 2006, March 16, 2006 (two separate reports), June 15, 2006 and June 21, 2006.

        We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179, Attn.: Investor Relations, telephone number (212) 272-2000.

THE BEAR STEARNS COMPANIES INC.

        We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. ("Bear Stearns"), Bear, Stearns Securities Corp. ("BSSC"), Bear, Stearns International Limited ("BSIL") and Bear Stearns Bank plc ("BSB"), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including: Bear Stearns Global Lending Limited; Custodial Trust Company; Bear Stearns Financial Products Inc.; Bear Stearns Capital Markets Inc.; Bear Stearns Credit Products Inc.; Bear Stearns Forex Inc.; EMC Mortgage Corporation; Bear Stearns Commercial Mortgage Inc and through our majority owned subsidiary Bear Hunter Holdings LLC.

        Our business includes:

  •
  market-making and trading in U.S. government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities, options and futures brokerage;

  •
  providing securities clearance services;

  •
  managing equity and fixed income assets for institutional and individual clients;

  •
  financing customer activities;

  •
  securities lending;

  •
  securities and futures arbitrage;

  •
  involvement in specialist and market-making activities on the New York Stock Exchange ("NYSE"), American Stock Exchange ("AMEX") and International Securities Exchange ("ISE");

  •
  underwriting and distributing securities;

  •
  arranging for the private placement of securities;

  •
  assisting in mergers, acquisitions, restructurings and leveraged transactions;

  •
  making principal investments in leveraged acquisitions;

  •
  engaging in commercial real estate activities;

  •
  investment management and advisory services; and

2

  •
  fiduciary, custody, agency and securities research services.

        Our business is conducted:

  •
  from our principal offices in New York City;

  •
  from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco, San Juan and Scottsdale;

  •
  from representative offices in Beijing, Hong Kong, Sao Paulo and Shanghai; and

  •
  through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo.

        Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to U.S. clients.

        Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal U.S. securities and futures exchanges, the National Association of Securities Dealers, Inc. ("NASD"), the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in U.S. government securities as designated by the Federal Reserve Bank of New York.

        BSIL is a full service broker-dealer based in London. BSIL is incorporated in the United Kingdom and is authorized and regulated by the Financial Services Authority.

        BSB is bank based in the Republic of Ireland, which was registered in 1996 and subsequently granted a banking license on April 10, 1997 under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty. BSB is incorporated in Ireland.

        Bear Stearns Global Lending Limited ("BSGL") provides loans to certain Bear Stearns customers. BSGL is incorporated in the Cayman Islands.

        Custodial Trust Company ("CTC"), an FDIC insured New Jersey State chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides us with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2005, CTC held approximately $61 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies. CTC is incorporated in the State of New Jersey.

        Bear Stearns Financial Products Inc. ("BSFP") transacts business as a triple-A-rated counterparty to eligible clients, offering a wide range of fixed income and equity derivative products. Eligible clients are those rated A3 or better by Moody's Investors Service, Inc. and A- or better by Standard & Poor's Ratings Services or counterparties acceptable to both rating agencies. BSFP transfers its market risk associated with derivative transactions to Bear Stearns Capital Markets Inc., an affiliate of BSFP and one of our wholly-owned subsidiaries. BSFP is incorporated in the State of Delaware.

        Bear Stearns Capital Markets Inc. ("BSCM") is engaged in fixed income derivatives transactions and hedges associated therewith. BSCM is incorporated in the State of Delaware.

        Bear Stearns Credit Products Inc. ("BSCPI") is engaged in credit derivatives transactions and hedges associated therewith. BSCPI is incorporated in the State of Delaware.

3

        Bear Stearns Forex Inc. ("BSFX") is a foreign exchange dealer engaged in foreign currency transactions and hedges associated therewith. BSFX is incorporated in the State of Delaware.

        EMC Mortgage Corporation ("EMC"), is a U.S. Department of Housing and Urban Development and Freddie MAC approved lender based in Irving, Texas. EMC purchases both conforming and non-conforming, investment-grade and non-investment grade, conventional fixed rate and adjustable rate residential mortgage loans with servicing released or retained and sells such loans to investors. EMC also purchases and sells residual certificates and mortgage servicing rights. EMC is incorporated in the State of Delaware.

        Bear Stearns Commercial Mortgage Inc. ("BSCMI") is primarily engaged in the origination and securitization of commercial mortgage loans for resale in the form of pass-through securities ("certificates"). These certificates represent fractional and undivided interests in pools of mortgage loans held in a trust. BSCMI is incorporated in the State of New York.

        Bear Hunter Holdings LLC ("BHH") is a Delaware limited liability company jointly owned by us and Hunter Partners LLC. Bear Wagner Specialists LLC, BHH's principal wholly owned subsidiary, is a registered broker dealer primarily engaged in specialist and market-making activities on the NYSE, AMEX and ISE.

        We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison, New York, New York 10179, USA, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. In this prospectus, the terms "Company," "we," "us" and "our" refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries. Pending such uses, the net proceeds may be temporarily invested in short-term obligations.

DESCRIPTION OF DEBT SECURITIES

        This section describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities offered by a prospectus supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the prospectus supplement relating to that particular series of debt securities.

        We may issue either senior debt (the "Senior Debt Securities" or "Senior Debt") or senior subordinated debt (the "Subordinated Debt Securities" or "Subordinated Debt"). Senior Debt Securities will be issued under the senior debt indenture dated as of May 31, 1991, as amended (the "Senior Indenture"), between us and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (the "Trustee"). Subordinated Debt Securities will be issued under the form of subordinated debt indenture filed as an exhibit to the Registration Statement of which this prospectus is a part (the "Subordinated Indenture"). We refer to the Senior Indenture and the Subordinated Indenture individually as an "Indenture" and collectively as the "Indentures."

        The terms of the debt securities include those stated in the Indentures and those made part of the Indentures by reference to the TIA. We have filed copies of the Indentures as exhibits to the Registration Statement of which this prospectus forms a part. Copies of the Indentures are available as described under "Where You Can Find More Information."

4

        This section, along with the description in the applicable prospectus supplement, is a summary of the material provisions of the Indentures and is not complete. It does not restate the Indentures in their entirety. We urge you to read the Indentures because they, and not these descriptions, define your rights as a holder of debt securities.

        Unless otherwise provided in the applicable prospectus supplement, the trustee under both the Senior Indenture and the Subordinated Indenture will be JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank).

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

        The Indentures do not limit the aggregate principal amount of debt securities that may be issued. We may issue debt securities in series up to the aggregate principal amount that may be authorized from time to time by us without your consent. The debt securities will be our unsecured obligations. The Senior Debt Securities will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries. The Subordinated Debt Securities will be subordinate in right of payment as described under "Subordination."

General

        As of the date of this prospectus, we have issued approximately $103,755,094,650 aggregate principal amount of Senior Debt Securities under the Senior Indenture, of which $32,752,155,000 is currently outstanding. As of the date of this prospectus, we have not issued any Subordinated Debt Securities. The Indentures permit us to:

  •
  issue debt securities at various times in one or more series;

  •
  issue an unlimited principal amount of debt securities;

  •
  provide for the issuance of debt securities under the Indentures other than those authorized on the date of this prospectus at various times and without your consent; and

  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

        Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

  •
  the title and type of the debt securities, including the subordination provisions, if any, applicable to the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the minimum denominations;

  •
  the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

  •
  the person to whom interest is payable, if other than the owner of the debt securities;

  •
  the maturity date or dates;

  •
  the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

5

  •
  any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

  •
  the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

  •
  the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

  •
  any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

  •
  any exchange or conversion features;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

  •
  the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than U.S. dollars;

  •
  if the debt securities will be issued in other than book-entry form;

  •
  the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

  •
  any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

  •
  any provision relating to the extension or renewal of the maturity date of the debt securities;

  •
  any applicable U.S. federal income tax consequences;

  •
  whether the debt securities will be listed on any securities exchange; and

  •
  any other terms of the debt securities, which could be different from those described in this prospectus.

        Unless we provide otherwise in an applicable prospectus supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the U.S. federal income tax consequences and other special considerations applicable to those bearer debt securities in the prospectus supplement relating to that series.

        Unless we provide otherwise in the applicable prospectus supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the prospectus supplement relating to that series.

        If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable prospectus supplement will describe any restrictions, elections, U.S. federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

        We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below

6

market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the U.S. federal income tax consequences and other special considerations applicable to a series in the prospectus supplement relating to that series.

Ranking

        The Senior Debt and the Subordinated Debt will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. The Subordinated Debt will be subordinate in right of payment as described under "Subordination." We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

        We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

        Registered Debt Securities.    Unless we otherwise provide in the applicable prospectus supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

        Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or

  •
  at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

        Bearer Debt Securities.    Unless we provide otherwise in the applicable prospectus supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a U.S. address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable prospectus supplement.

Notices

        Registered Debt Securities.    Unless otherwise provided in the applicable prospectus supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

        Bearer Debt Securities.    Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer debt security.

7

Limitation on Liens

        The Indentures do not allow us, and we may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indentures will be secured equally and ratably with such secured indebtedness.

        The term "Restricted Subsidiary" as defined in the Indentures means Bear Stearns, CTC, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

        The Indentures allow us to consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any U.S. state, if:

          (1)   we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indentures; and

          (2)   the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

          (a)   payment of the principal of, and premium, if any, and interest on (and any additional amounts payable in respect of) the debt securities and

          (b)   performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by us.

        Unless otherwise provided in the applicable prospectus supplement, and subject to the foregoing, the Indentures permit:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

  •
  a change in control; or

  •
  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indentures, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

        With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the applicable Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

  •
  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the applicable Indenture), or reduces the

8

    amount of principal of a discount security that would be due and payable if accelerated under the applicable Indenture;

  •
  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

  •
  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the applicable Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

        We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

        Except with respect to defaults relating to certain fundamental provisions of the applicable Indenture, which cannot be waived without the consent of the holders of each outstanding security of a series affected, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable Indenture and waive compliance with certain provisions of the applicable Indenture, either in a specific instance or generally.

Events of Default—Senior Indenture

        Under the Senior Indenture, an "Event of Default" with respect to any Senior Debt Securities mean:

          (1)   a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

          (2)   a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

          (3)   a failure to deposit any sinking fund payment when due relating to that series;

          (4)   a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

          (5)   a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

          (6)   certain events of bankruptcy, insolvency or reorganization, whether voluntary or involuntary; and

          (7)   any other Event of Default with respect to debt securities of that series.

        If an Event of Default for any series of Senior Debt Securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding Senior Debt Securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding Senior Debt Securities of such series.

        So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding Senior

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Debt Securities of the affected series may rescind any acceleration and its consequences or may waive any past default. However, the holders of a majority in principal amount of all outstanding Senior Debt Securities of the affected series may not waive any Event of Default with respect to any series of Senior Debt Securities in the following two circumstances:

  •
  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any Senior Debt Security of that series for which payment had not been subsequently made; or

  •
  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding Senior Debt Security of that series.

        The holders of a majority in principal amount of the outstanding Senior Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Senior Debt Securities of that series, provided that this direction is not in conflict with any rule of law or the Senior Indenture. Before proceeding to exercise any right or power under the Senior Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

Events of Default—Subordinated Indenture

        The only events of default under the Subordinated Indenture with respect to Subordinated Debt Securities of any series will be (i) certain events in bankruptcy or insolvency, whether voluntary or involuntary, involving us or our receivership or the receivership of substantially all our assets; (ii) default in the deposit of any sinking fund payment; (iii) and default in the performance, or breach, of our covenants or warranties, subject to applicable notice requirements and grace periods.

        If an event of default with respect to Subordinated Debt Securities of any series at the time outstanding occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debt Securities of that series may declare the principal amount of (or, if any of the Subordinated Debt Securities of that series are discount securities or indexed securities, the portion of the principal amount of such Subordinated Debt Securities as may be specified in the terms thereof) and all accrued but unpaid interest on all the Subordinated Debt Securities of that series to be due and payable immediately, by a written notice to us (and to the Trustee, if given by holders), and upon such a declaration the principal amount (or specified amount) and interest of that series shall become immediately due and payable.

        The foregoing provision would, in the event of the bankruptcy or insolvency involving us, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the Subordinated Debt Securities. At any time after a declaration of acceleration with respect to the Subordinated Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Subordinated Debt Securities of that series may, under certain circumstances, rescind and annul the acceleration and its consequences but only if all Defaults have been remedied, or if permitted, waived, and if certain other conditions have been satisfied.

        The following events will be defaults ("Defaults") under the Subordinated Indenture with respect to Subordinated Debt Securities of any series:

          (a)   an event of default with respect to that series of Subordinated Debt Securities;

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          (b)   failure to pay principal or premium, if any, on any Subordinated Debt Securities of that series at maturity, continued for seven days; and

          (c)   failure to pay any interest, if any, on any Subordinated Debt Securities of that series when due and payable, continued for 30 days.

        If a Default with respect to the Subordinated Debt Securities of any series occurs and is continuing, the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Subordinated Debt Securities of that series and may demand that the Company pay to it the whole amount then due and payable on such Subordinated Debt Securities.

        The Subordinated Indenture provides that, subject to the duty of the Trustee upon the occurrence of a Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the holders of Subordinated Securities of any series unless the same holders shall have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred by the Trustee in compliance with the request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Subordinated Debt Securities of that series.

Concerning the Trustee

        Under the Indentures, within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

        The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

        If a default in the performance or breach of any covenant or warranty in the Indentures or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

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        Under the Indentures, we are required to deliver to the Trustee an annual statement as to our fulfillment of all of our indenture obligations.

Subordinated Debt Securities

        The Subordinated Debt Securities will be our direct, unsecured obligations. Our obligations pursuant to the Subordinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness as defined below under "Subordination."

Subordination

        Our obligation to make any payment on account of the principal of or premium, if any, and interest, if any, on the Subordinated Debt Securities will be subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness to the extent described herein.

        "Senior Indebtedness" is defined in the Subordinated Indenture to mean our "Indebtedness for Money Borrowed," whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, except "Indebtedness Ranking on a Parity with the Securities" or "Indebtedness Ranking Junior to the Securities" and any deferrals, renewals or extensions of the Senior Indebtedness. As of May 31, 2006, our Senior Indebtedness, as defined in the Subordinated Indenture, was approximately $65.9 billion. This number does not include the $248.6 billion, as of May 31, 2006, of our subsidiaries' indebtedness and liabilities. Senior Indebtedness, as defined in the Subordinated Indenture, is effectively subordinated to our subsidiaries' indebtedness and liabilities.

        "Indebtedness for Money Borrowed" is defined in the Subordinated Indenture as:

          (a)   any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments,

          (b)   similar obligations arising from off-balance sheet guarantees and direct credit substitutes,

          (c)   obligations associated with derivative products, such as interest-rate and foreign-exchange-rate contracts, commodity contracts and similar arrangements and

          (d)   any deferred obligations for the payment of the purchase price of property or assets.

  "Indebtedness Ranking on a Parity with the Securities" is defined in the Subordinated Indenture to mean our Indebtedness for Money Borrowed, whether outstanding on the date of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Subordinated Debt Securities in the right of payment upon the happening of any event of the kind specified in the first sentence of the next paragraph. As of May 31, 2006, there was no Indebtedness Ranking on a Parity with the Securities, as defined in the Subordinated Indenture.

  "Indebtedness Ranking Junior to the Securities" is defined in the Subordinated Indenture to mean any of our Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Subordinated Debt Securities (and any other Indebtedness Ranking on a Parity with the Subordinated Debt Securities) in right of payment upon the happening of certain bankruptcy, insolvency, receivership or winding-up events described below. As of May 31, 2006, there was no Indebtedness Ranking Junior to the Securities, as defined in the Subordinated Indenture.

        In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up involving us, whether voluntary or involuntary, all of our obligations to holders of our

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Senior Indebtedness will be entitled to be paid in full before any payment can be made on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities of any series. In the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest, if any, on, any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of certain payments, permitting the holders of the relevant Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate its maturity, then, unless and until we cure such default or event of default or such default or event of default is waived or ceases to exist, we will not make any payment of principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Subordinated Debt Securities.

        As of May 31, 2006, we had no Subordinated Debt Securities outstanding. When issued, our Subordinated Debt Securities will be subordinated to our Senior Debt Securities and both the Senior Debt Securities are and the Subordinated Debt Securities will be effectively subordinated to our subsidiaries' existing and future indebtedness and liabilities, which as of May 31, 2006 totaled $248.6 billion.

        Any applicable prospectus supplement relating to an issuance of Subordinated Debt Securities will set forth (as of the most recent practicable date) the aggregate amount of outstanding Senior Indebtedness and any limitation on the issuance of additional Senior Indebtedness.

        Holders of Subordinated Securities, by their acceptance of the Subordinated Debt Securities, will be deemed to have irrevocably waived any rights they may have to counterclaim or set-off amounts they owe to us against amounts owed to them by us under the Subordinated Indenture or to institute proceedings in respect of these amounts.

        By reason of the above subordination in favor of the holders of our Senior Indebtedness, in the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the Subordinated Debt Securities having a claim pursuant to the Subordinated Debt Securities may receive less, ratably, than our other creditors.

Defeasance

        If provided for under the Indentures with respect to Senior Debt Securities or Subordinated Debt Securities of any series that are registered debt securities denominated and payable only in U.S. dollars (except as otherwise provided under the applicable Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

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        To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

          (1)   the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for U.S. federal income tax purposes; and

          (2)   if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

        We may specify defeasance provisions with respect to any series of debt securities.

Redemption Upon Certain Tax Events

        If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under those laws) of the United States (or any political subdivision or taxing authority of the United States or in the United States), or any change in, or amendments to, the official position regarding the application or interpretation of these laws, regulations or rulings, which is announced or becomes effective on or after the date of this prospectus, we become or will become obligated to pay additional amounts as described in the applicable prospectus supplement or (b) any act is taken by a taxing authority of the United States on or after the date of this prospectus, whether that act is taken with respect to us or any affiliate, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, in whole, but not in part, the debt securities on any Interest Payment Date on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued on the debt securities to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the securities.

Principal Paying Agent, Paying Agents, Registrar and Transfer Agent

        JPMorgan Chase Bank, N.A. will initially act as the principal office or agency where the Senior Debt Securities and the Subordinated Debt Securities may be presented for payment (the "Principal Paying Agent"). We have appointed JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank) to serve as registrar (the "Registrar") under each of the Indentures.

Methods of Receiving Payments on the Debt Securities

        The Principal Paying Agent will pay interest to The Depository Trust Company ("DTC"), or its nominee, by wire transfer of same day funds for credit to the accounts of DTC's participants and subsequent distribution to the beneficial owners of the securities, or, if the securities are issued in certificated form under the circumstances described below in "—Certificates in Registered Form," the Principal Paying Agent will pay the registered holder of the securities against presentation and surrender by such holder of its security to any paying agent, by check drawn on a bank in New York City and mailed on the business day immediately before the interest due date.

Payment of Additional Amounts

        Subject to the various exceptions and limitations set forth below, we may pay as additional interest or principal, as the case may be, on the debt securities, all such additional amounts that are necessary in order that the net payment by us or a paying agent of the principal of and interest on the debt securities to a person that is not a "U.S." person "for U.S.", federal income tax purposes, after deduction for any tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment and as a

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result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings, which is announced or becomes effective on or after the closing date of the debt securities, will not be less than the amount provided in the debt securities to be then due and payable. However, the obligation to pay additional amounts shall not apply:

          (1)   to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder, if the holder is an estate, trust, partnership or corporation for U.S. federal income tax purposes, or a person holding a power over such an estate, trust, partnership or corporation, or a person holding a power over such an estate or trust administered by a fiduciary holder, being considered as:

            (a)   being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

            (b)   having a current or former connection with the United States, including a connection as a citizen or resident thereof;

            (c)   being or having been a domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid U.S. federal income tax;

            (d)   being or having been a private foundation or other tax-exempt organization;

            (e)   being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended, or any successor provision; or

            (f)    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (2)   to any holder that is not the sole beneficial owner of the debt securities, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

          (3)   to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such debt security, if compliance is required by statute or regulation of the United States or of any political subdivision or taxing authority thereof or therein, or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

          (4)   to a tax, assessment or governmental charge that is imposed otherwise than by withholding by us or a paying agent from payments on or in respect of a debt security;

          (5)   to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation by or on behalf of the beneficial owner of any debt security for payment on a date more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

          (6)   to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

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          (7)   to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any debt security, if such payment can be made without such withholding by any other paying agent; or

          (8)   in the case of any combination of any of the above items;

nor shall additional amounts be paid with respect to any payment on a debt security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner held its interest in the debt security directly.

        The debt securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation that is applicable to them. Except as specifically provided under this heading "—Payment of Additional Amounts" and under the heading "—Redemption Upon Certain Tax Events," we are not required to make any payments with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Unclaimed Amounts

        The Indentures provide that any payments in respect of principal and any interest remaining that are unclaimed for two years after their due date will be paid to us, and the holder of the debt security will after that time look, as an unsecured creditor, only to us for payment of those amounts.

Governing Law

        The Indentures, the Senior Debt Securities and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

        This section sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the prospectus supplement relating to those warrants.

        We may issue warrants that are debt warrants, index warrants, interest rate warrants or universal warrants as described in the applicable prospectus supplement. Warrants may be offered independently of or together with one or more additional warrants, any series of debt securities, preferred stock or other securities or any combination thereof and may be attached to or separate from any such securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as described in this prospectus and in any applicable prospectus supplement.

        Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the prospectus supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We

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urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as described under "Where You Can Find More Information."

Debt Warrants

        We may issue, together with debt securities or separately, debt warrants for the purchase of debt securities on terms to be determined at the time of sale.

Index Warrants

        We may issue index warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing.

Interest Rate Warrants

        We may issue interest rate warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing.

Universal Warrants

        We may also issue universal warrants:

  •
  to purchase or sell securities of one or more issuers, securities based on the performance of an issuer, securities based on the performance of an issuer but excluding the performance of a particular subsidiary or subsidiaries of that issuer, a basket of securities, or securities whose value is determined by reference to the performance, level, or value of, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

  •
  entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount of one or more currencies or currency units or any combination of the foregoing for a specified amount of one or more different currencies or currency units or any combination of the foregoing;

  •
  to purchase or sell commodities; or

  •
  in such other form as shall be specified in the applicable prospectus supplement.

        We refer to the property in the above clauses as the warrant property. We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property, cash or in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

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Further Information in Prospectus Supplement

  General Terms of Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to the warrants:

  •
  the specific designation and aggregate number of warrants;

  •
  the offering price;

  •
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  •
  the date on which the right to exercise those warrants will commence and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date on which you may exercise the warrants;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  whether those warrants are extendible and the period or periods of such extendibility;

  •
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  •
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  •
  any applicable U.S. federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars, determination, or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  whether the warrants are to be sold separately or with other securities; and

  •
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

  Additional Terms of Debt Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any debt warrants:

  •
  the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

  •
  the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

  •
  the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

  Additional Terms of Index and Interest Rate Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any index and interest rate warrants:

  •
  the exercise price, if any;

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  •
  the index or indices for any index warrants, which index or indices may be based on one or more U.S. or foreign stocks, bonds, or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting U.S. or foreign index or an index based on one or more securities, interest rates, currencies or currency units selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates, currencies or currency units (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates, currencies or currency units);

  •
  for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

  •
  the commodity, commodity index or combinations of commodities or commodity indices;

  •
  any market to which the commodity or commodity index relates;

  •
  the debt instrument (which may be one or more debt instruments issued either by the U.S. government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

  •
  the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

  •
  whether such warrants shall be put warrants, call warrants or otherwise;

  •
  the formula for determining the cash settlement value of each warrant;

  •
  the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

  •
  any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

  •
  the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

  •
  any provisions for the automatic exercise of such warrants other than at expiration;

  •
  whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

  •
  any other procedures and conditions relating to the exercise of such warrants.

  Additional Terms of Universal Warrants

        The applicable prospectus supplement may contain, where applicable, the following additional information relating to any universal warrants:

  •
  whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

  •
  the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

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  •
  the currency in which the exercise price, if any, and the cash settlement value of such warrants is payable;

  •
  the base currency and the reference currency for any currency warrants;

  •
  the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

  •
  whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

        Before you exercise your warrants, you will not have any of the rights of (1) holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants or rights in the relevant indenture or any other agreement or (2) holders of preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on such preferred stock or other securities or to exercise any applicable right to vote.

        You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the prospectus supplement relating to that series of warrants).

        Unless otherwise specified in the applicable prospectus supplement, warrants will be issued in book-entry only form, and will be represented by a single global warrant certificate, registered in the name of the nominee of the depository of the warrants.

        Bearer warrants will be transferable by delivery. The applicable prospectus supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

        You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the prospectus supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the prospectus supplement relating to those warrants or as may be otherwise stated in the prospectus supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

        Only registered securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of the warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the warrant property or pay the settlement value in respect of the warrants.

        If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable prospectus supplement.

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DESCRIPTION OF PREFERRED STOCK

        This section describes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the prospectus supplement relating to such preferred stock.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of our restated certificate of incorporation, as amended, including the applicable certificates of designation, and is not complete.

        We urge you to read the restated certificate of incorporation, as amended, and the certificate of designation for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation, as amended, and the certificates of designation for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this prospectus is a part. Copies of the restated certificate of incorporation, as amended, are available described under "Where You Can Find More Information."

General

        Our restated certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

          (1)   the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

          (2)   the offering price;

          (3)   the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

          (4)   any redemption or sinking fund provisions;

          (5)   the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;

          (6)   the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

          (7)   the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

          (8)   the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

          (9)   the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary of, the common stock or any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

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          (10) the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

          (11) any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of May 31, 2006, there were outstanding:

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  3,493,250 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;

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  1,800,200 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and

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  2,044,675 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

        The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

        The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation

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and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certificate of incorporation and the applicable certificates of designation.

Liquidation Rights

        Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

        Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

        If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

        Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

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        Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable prospectus supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

        Unless otherwise specified in the applicable prospectus supplement, no series of preferred stock will be convertible into common stock.

Voting Rights

        Unless otherwise determined by the board of directors and indicated in the applicable prospectus supplement, holders of the preferred stock of that series will not have any voting rights except as described below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

        So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

          (1)   issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

          (2)   amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificates of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

        Unless otherwise indicated in the applicable prospectus supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Mellon Investor Services L.L.C.

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DESCRIPTION OF DEPOSITARY SHARES

        This section describes certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue and to which any prospectus supplement may relate.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the deposit agreement (a form of which is filed as an exhibit hereto) relating to the applicable series of Preferred Stock and is not complete.

General

        We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depository of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable prospectus supplement) in a share of a particular series of the Preferred Stock as more fully described below.

        If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depository. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

        Until definitive engraved depositary receipts are prepared, upon our written order, the depository may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depository will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depository (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depository for distribution to holders of depositary receipts then outstanding.

        If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depository will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depository determines that it is not feasible to make such a distribution, the depository may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

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Redemption of Depositary Shares

        If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depository as a result of the redemption. Whenever we redeem shares of preferred stock held by a depository, the depository will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depository will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depository.

        Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption (but without interest), upon surrender to the depository of the depositary receipts evidencing depositary shares.

Voting Rights

        As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depository will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depository as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depository will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depository to enable the depository to do so. The depository will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

        Upon surrender of depositary receipts at the principal office of the depository (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

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Amendment and Termination of the Deposit Agreement

        We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depository. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depository together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depository only if:

          (1)   all outstanding depositary shares issued under the deposit agreement have been redeemed; or

          (2)   there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depository as a result of that distribution has been distributed by the depository to the holders of those depositary shares.

Charges of Depository

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depository in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Reports

        Each depository will forward to the holders of depositary shares issued by that depository all reports and communications from us that are delivered to the depository and that we are required to furnish to the holders of the preferred stock held by the depository. In addition, each depository will make available for inspection by the holders of those depositary shares, at the principal office of such depository and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depository as the holder of preferred stock.

Limitation on Liability

        Neither we nor any depository will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depository will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depository under a deposit agreement will be limited to performance in good faith of its duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depository may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

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Resignation and Removal of Depository

        A depository may resign at any time by delivering to us notice of its election to resign, and we may remove any depository at any time. Any such resignation or removal will take effect upon the appointment of a successor depository and its acceptance of such appointment. Such successor depository must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF PURCHASE CONTRACTS

        This section describes certain general terms and provisions of the purchase contracts which we may elect to issue. The particular terms of any offered purchase contracts will be described in the applicable prospectus supplement. In addition, we may issue a purchase contract separately or as part of a unit as described below in "Description of Units."

General

        The following description of the purchase contracts sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. We urge you to read the more detailed provisions of the applicable purchase contracts for a complete description and for provisions that might be important to you because these documents, and not these descriptions, define your rights as a party to the purchase contract. We have filed copies of the forms of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts as exhibits to the Registration Statement of which this prospectus is a part. Copies of the forms of the purchase contracts are available as described under "Where You Can Find More Information."

Purchase Contract Property

        We may offer purchase contracts for the purchase or sale of, or whose cash value is determined in whole or in part by reference to the performance, level or value of, one or more of the following:

  •
  securities of one or more issuers, including our securities;

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  one or more currencies;

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  one or more commodities;

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  any index, formula or any other method, including a method based on changes in the prices or performance of particular securities, currencies, intangibles, goods, articles, or commodities; or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, which may include any credit event relating to any company or companies or other entity or entities, which may include a government or governmental agency, other than us; and/or

  •
  one or more indices or baskets of the items described above.

        Each instrument, measure or event described above is referred to as a "Purchase Contract Property."

        Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more Purchase Contract Properties at a specified price or prices, or the holder or us to settle the purchase contract with a cash payment determined by reference to the value, performance or level of one or more Purchase Contract Properties, on specified dates and at a specified price or prices.

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        Some purchase contracts may include multiple obligations to purchase or sell different Purchase Contract Properties, and both we and the holder may be sellers or buyers under the same purchase contract.

Types of Purchase Contracts We May Issue

        We may issue purchase contracts in such amounts and in as many distinct series as we wish. We may also "reopen" a previously issued series of purchase contracts and issue additional purchase contracts of that series. In addition, we may issue a purchase contract separately or as part of a unit, as described below under "Description of Units."

        This section summarizes terms of the purchase contracts that apply generally to all purchase contracts. We describe most of the financial and other specific terms of your purchase contract in the applicable prospectus supplement and those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your purchase contract as described in the prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your purchase contract.

        When we refer to a series of purchase contracts, we mean all the purchase contracts issued as part of the same series under the applicable governing instrument. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the purchase contract you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

General Terms of Purchase Contracts

        The applicable prospectus supplement may contain, where applicable, the following information about your purchase contract:

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  whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more Purchase Contract Properties and the nature and amount of each of those properties, or the method of determining those amounts;

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  whether the purchase contract is to be prepaid or not and the governing document for the contract;

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  whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the Purchase Contract Properties;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

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  any applicable U.S. federal income tax consequences;

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  whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

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  whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

        If we issue a purchase contract as part of a unit, the accompanying prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract

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settlement date. A purchase contract issued in a unit in the United States may not be separated before the 91st day after the unit is issued.

Purchase Contracts

        Some purchase contracts may require the holders to satisfy their obligations under the purchase contracts at the time the contracts are issued. We refer to these contracts as "Prepaid Purchase Contracts." Some purchase contracts do not require the holders to satisfy their obligations under the purchase contracts until settlement. We refer to those purchase contracts as "Non-Prepaid Purchase Contracts." The holder of a Non-Prepaid Purchase Contract may remain obligated to perform under the purchase contract for a substantial period of time.

        Purchase Contracts may be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. We describe unit agreements generally under "Description of Units" below. We will describe the particular governing document that applies to your Purchase Contracts in the applicable prospectus supplement.

        Pledge by Holders to Secure Performance.    The applicable prospectus supplement will describe the holder's obligations under the purchase contract and the governing documents that may be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder's obligations. We refer to this as the "Pledge." The Pledge will create a security interest in and a lien upon and right of set off against the holder's entire interest in and to the unit (if the purchase contract is part of a unit):

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  any preferred stock, debt security, warrants, depositary shares or other property that is, or becomes, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the "Pledged Items;"

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  all additions to and substitutions for the Pledged Items as may be permissible, if specified in the applicable prospectus supplement;

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  all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the Pledged Items described above; and

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  all powers and rights owned or thereafter acquired under or with respect to the Pledged Items.

        The collateral agent will forward all payments from the Pledged Items to us, unless the payments have been released from the Pledge in accordance with the purchase contract and the governing document. We will use the payments from the Pledged Items to satisfy the holder's obligations under the purchase contract.

Form

        We will issue each purchase contract in global (book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Purchase contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the purchase contracts represented by the global security. Those who own beneficial interests in a purchase contract will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under "Book-Entry Procedures and Settlement."

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DESCRIPTION OF UNITS

General

        This section describes certain general terms and provisions of any combination of one or more debt securities, preferred stock, warrants, depositary shares, purchase contracts and other securities and property. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement may describe the designation and terms of the units and of the securities comprising the units issued by us, securities of an entity affiliated or not affiliated with us or other property constituting the units, including whether and under what circumstances those securities may be held or transferred separately; any provisions of the governing unit agreement that differ from those described below; any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and any applicable United States federal income tax consequences.

        The applicable provisions described in this section, as well as those described under "Description of Debt Securities," "Description of Warrants," "Description of Preferred Stock," "Description of Depositary Shares" "Description of Purchase Contracts," and "Description of Units" will apply to each unit and to any debt security, preferred stock, warrant, depositary share or purchase contract included in each unit, respectively.

Series of Units We May Issue

        We may issue units in such amounts and in as many distinct series as we wish. We may also "reopen" a previously issued series of units and issue additional units of that series. This section summarizes terms of the units that apply generally to all series. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. The specific terms of your unit as described in the prospectus supplement will supplement and, if applicable, may modify or replace the terms described herein.

        When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement. We will identify the series of which your units are a part in the prospectus supplement. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

General Terms of a Unit Agreement

        The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

        Enforcement of Rights.    The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

        Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, deposit agreement,

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purchase contract or other agreement or instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, warrants, depositary shares and purchase contracts.

        Limitations affecting the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, will be described in the applicable prospectus supplement.

        Modification Without Consent of Holders.    We and the applicable unit agent may amend or supplement any unit or unit agreement without the consent of any holder to evidence our successor's assumption of our obligations under the units and the unit agreement; cure any ambiguity; correct or supplement any defective or inconsistent provision; or to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

        Modification With Consent of Holders.    We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

          (1)   modify or affect any unit agreement or any units in a manner materially adverse to the holder; or

          (2)   reduce the percentage of outstanding units the consent of whose owners is required to amend that series or class, or the applicable unit agreement with respect to that series or class.

        We may not amend any particular purchase contract or a unit agreement as it relates to any purchase contract or the rights of the holders of units with respect to any purchase contract, if the amendment would:

          (1)   impair the right of the holder to institute suit for the enforcement of any purchase contract;

          (2)   reduce the percentage of outstanding purchase contracts the consent of whose owners is required to amend the applicable unit agreement relating to purchase contracts or for the waiver of any purchase contract defaults under any unit agreement or the consequences of such defaults; or

          (3)   modify or affect the holders' rights and obligations under any purchase contract in a manner materially adverse to the holder.

        Any other change to a particular unit agreement and the units or purchase contracts issued under that agreement would require the following approval:

          (1)   If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series;

          (2)   If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose;

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          (3)   If the change affects only purchase contracts or a unit agreement as it relates to purchase contracts, the change must be approved by the holders of a majority of the affected unsettled purchase contracts.

        Unit Agreements Will Not Be Qualified Under Trust Indenture Act.    No unit agreement will be qualified as an Indenture, and no unit agent will be required to qualify as a trustee, under the TIA. Therefore, holders of units issued under unit agreements will not have the protections of the TIA with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

        The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

        The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. Other than in connection with purchase contracts and the Indentures, the unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange and Transfer

        We will issue each unit in global (book-entry) form only, unless we specify otherwise in the applicable prospectus supplement. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Book-Entry Procedures and Settlement."

        In addition, we will issue each unit in registered form, unless otherwise specified in the applicable prospectus supplement.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

        Each debt security, warrant, share of preferred stock, depositary share, purchase contract and unit in registered form will be represented either:

  •
  by one or more global securities representing the entire issuance of securities; or

  •
  by a certificate issued in definitive form to a particular investor.

Book-Entry System

        Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates. You will not receive a definitive note or other certificate representing your interest in the securities. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

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        If a security is registered on the books that we or the Trustee, warrant agent, depository, unit agent, trustee or other agent maintain in the name of a particular investor, we refer to that investor as the "holder" of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository's book-entry system or holds an interest through a participant in the depository's book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

        In the future we may cancel a global security or issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

  •
  the depository, such as DTC, notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Exchange Act, and in any case we fail to appoint a successor to the depository within 90 calendar days; or

  •
  we, in our sole discretion, determine not to have any notes of a series represented by a global security.

        Upon the occurrence of either of the foregoing events, we will issue securities in certificated form in exchange for all outstanding global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of securities equal in principal amount to such beneficial interest and to have such securities registered in its name. Debt securities issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof, except as otherwise specified in the applicable pricing supplement, and will be issued in registered form only, without coupons.

        You should read "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Street Name Owners

        When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass

34

along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the Trustee under the Indentures and the obligations, if any, of any warrant agents, deposit agent, Property Trustee, and any other third parties employed by us, the Trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or a warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to "you" in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles payments on your securities and notices;

  •
  whether you can provide contact information to the registrar to receive copies of notices directly;

  •
  whether it imposes fees or charges;

  •
  whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

  •
  how it would handle a request for the holders' consent, if required;

  •
  whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depository's rules and procedures will affect these matters.

Depositories for Global Securities

        Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any

35

security are called "depositories." Each series of securities will have one or more of the following as the depositories:

  •
  DTC;

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear;"

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream;" and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositories named above also may be participants in one another's systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream as DTC participants. The depository or depositories for your securities will be named in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

        The following is based on information on DTC's website at www.dtcc.com:

        DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC's partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by NYSE Group, Inc., the American Stock Exchange LLC, and the NASD. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

        Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The beneficial interest of each actual

36

purchaser of each security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except if the use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

        We will make payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

        We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

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Clearstream and Euroclear

        Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

        Euroclear and Clearstream are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

  Clearstream

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry charges in accounts of Clearstream Participants, which eliminates the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Conducting business in the domestic markets of several countries as a professional depositary, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include some of the Underwriters. Indirect access to Clearstream is also available to others, such as banks,

38

brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to the securities that are held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, and to the extent received by the U.S. depositary for Clearstream.

  Euroclear

        Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company ("ECSplc") and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator").

        The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

        The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

        Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Euroclear Participant or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

        The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Euroclear Terms and Conditions"). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

  Definitive Securities

        Definitive securities may be issued upon:

            (i)  Euroclear and/or Clearstream being closed for a continuous period of 14 days (other than by reason of public holidays); and/or

39

           (ii)  in the limited circumstances set forth in "Book-Entry Procedures and Settlement—Certificates in Registered Form" in the accompanying prospectus.

        Definitive securities can be transferred by presentation for registration to the registrar for the securities or other transfer agent at any of their specified offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee, warrant agent, deposit agent, or unit agent, as the case may be, duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive securities.

        For the purposes of this description, "business day" means any day, other than a Saturday or Sunday, that is not a day on which banks are authorized or required by law or regulation to close in New York and, where definitive securities have been issued, the relevant place of presentation.

  Global Clearance and Settlement Procedures

        Initial settlement for the securities will be made in same day funds. Secondary market trading and transfers within DTC, Clearstream or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in same day funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form in same day funds.

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Purchasers and Sellers.    Secondary market trading between DTC participants will be settled using the procedures applicable to global bonds in same-day funds.

        Trading between Euroclear and/or Clearstream Participants.    Secondary market trading between Euroclear Participants and/or Clearstream Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC Seller and Euroclear or Clearstream Purchaser.    When securities are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream Participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear or Clearstream Participant, as the case may be, at least one business day before settlement. Euroclear or Clearstream will instruct its respective depositary to receive those securities against payment. Payment for the securities will then be made by the depositary to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing systems, and by the clearing system, in accordance with its usual procedures, to the Euroclear or Clearstream Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date.

        Euroclear and Clearstream Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit. However,

40

under this approach, DTC participants may take on credit exposure to Euroclear and Clearstream until the interests in the Global Security are credited to their accounts one day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to a Euroclear or Clearstream Participant, as the case may be, that Participant may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream Participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Participant's particular cost of funds.

        Since the settlement occurs during New York business hours, DTC participants can employ their usual procedures for transferring global bonds to the respective depositaries of Euroclear or Clearstream for the benefit of Euroclear or Clearstream Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC seller, a cross-market sale transaction will settle no differently than a trade between two DTC Participants.

        Trading between Euroclear or Clearstream Seller and DTC Purchaser.    Because the time zone difference operates in their favor, Euroclear and Clearstream Participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through its respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear or Clearstream Participant at least one business day before settlement. In these cases, Euroclear or Clearstream will instruct its respective depositary to credit the securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Euroclear or Clearstream Participant on the following day, and receipt of the cash proceeds in the Euroclear or Clearstream Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).

        If the Euroclear or Clearstream Participant has a line of credit in its respective clearing system and elects to be in a debt position in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Euroclear or Clearstream Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Euroclear or Clearstream to purchase securities from DTC participants for delivery to Euroclear or Clearstream Participants should note that these trades automatically fail on the sale side unless some form of affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

            (i)  borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

           (ii)  borrowing the securities in the United States from a DTC participant no later than one day before settlement, which would give the securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

          (iii)  staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Euroclear or Clearstream Participant.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are not

41

obligated to perform or continue to perform these procedures. As a result, these procedures may be discontinued at any time.

        The information in this section concerning DTC, Clearstream, Euroclear and their book-entry systems has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy of this information. We are not responsible for DTC's, Clearstream's, Euroclear's or their participants' performance of their respective obligations, as they are described above or under the rules and procedures governing their respective operations.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depository and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described above;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of any legal rights relating to the securities;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depository's policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor's interest in a global security, and those policies may change from time to time;

  •
  we, the Trustee, and any warrant agents will not be responsible for any aspect of the depository's policies, actions, or records of ownership interests in a global security;

  •
  we, the Trustee, and any warrant agents do not supervise the depository in any way;

  •
  the depository may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depository's book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream when DTC is the depository, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of

42

    ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

        Receipt by owners of beneficial interests in a temporary global security of payments relating to their interests will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities."

        If interest is paid on a bearer global debt security, or if no interest has been paid but the bearer global debt security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable U.S. Treasury regulations) has ended, the depository must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-U.S. persons or U.S. persons that are permitted to hold bearer debt securities under applicable U.S. Treasury regulations.

        In general, U.S. persons that are permitted to hold bearer debt securities are U.S. persons who acquire the securities through the foreign branch of certain U.S. financial institutions and certain U.S. financial institutions that hold the bearer debt securities for resale to non-U.S. persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depository by the owners of the beneficial interests.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

        In compliance with U.S. federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to "United States persons," as defined below, except as otherwise permitted by certain U.S. Treasury regulations. Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the "restricted period" (as defined in the Treasury regulations) offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or to United States persons, other than as permitted by the Treasury regulations. In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the restrictions on the offering, sale, resale or delivery of bearer debt securities.

        We will not deliver a bearer debt security (other than a temporary global bearer debt security) in connection with its original issuance or make payments on any bearer debt security until we have received the written certification provided for in the Indentures, the warrant agreement, the deposit agreement, the unit agreement or other applicable agreement or instrument. Each bearer debt security, other than a temporary global bearer debt security, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

        "Any United States person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

        The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

        The sections referred to in the legend provide, in general, that a U.S. taxpayer who holds a bearer security or coupon may not deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain which otherwise would be treated as capital gain will be treated as ordinary income, unless the taxpayer is, or holds the bearer security or coupon through, a "financial institution" (as defined in the relevant Treasury regulations) and certain other conditions are satisfied.

        For these purposes, "United States" means the United States of America (including the District of Columbia), and its possessions. "United States person" generally means:

  •
  a citizen or resident of the United States;

  •
  a corporation or partnership (or other entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions.

43

        The prospectus supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a certificate of non-U.S. beneficial ownership be delivered once a bearer warrant is exercised).

PLAN OF DISTRIBUTION

        We may sell the securities by any of the following methods:

  •
  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

  •
  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

  •
  directly to one or more purchasers;

  •
  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

  •
  through a combination of any of these methods of sale.

        Each prospectus supplement will describe the manner and terms of an offering of securities, including:

  •
  the names of any underwriters, dealers, or agents;

  •
  whether that offering is being made to underwriters or through agents or directly;

  •
  the rules and procedures for the auction process through DAiSSSM, if used;

  •
  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;

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  the securities' purchase price or initial public offering price;

  •
  the proceeds we anticipate from the sale of the securities; and

  •
  any securities exchange on which the offered securities may be listed.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

        We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the NYSE, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

        We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.

        We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the

44

performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Distribution Through Underwriters

        When securities are to be sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions set forth in the underwriting agreement. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts as principal and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

        We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Agents

        We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

General Information

        To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

        Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be

45

subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

        Underwriters, dealers and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

        In this prospectus, the terms "offering" means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

        In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

        In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

        Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity or trading market for the offered securities.

46

        The underwriters, dealers and agents, and their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

        Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent's or dealer's web site and any information contained in any other web site maintained by any agent or dealer is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part; has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective web site maintained by such entity; and should not be relied upon by investors.

        We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

        The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

        During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

        Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

        If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

        The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent of the gross proceeds from the sale of any security being sold in the initial distribution.

        Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

47

ERISA CONSIDERATIONS

        Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans are referred to as "Plans."

        Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian) of a Plan, any person providing services (for example, a broker) to a Plan, the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

        The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption. Each of us, Bear Stearns and BSSC is considered a "disqualified person" under the Code or "party in interest" under ERISA with respect to many Plans, although neither we nor Bear Stearns can be a "party in interest" to any IRA other than certain employer sponsored IRAs, as only employer sponsored IRAs are covered by ERISA.

        Applicable administrative exemptions may include certain prohibited transaction class exemptions (for example, Prohibited Transaction Class Exemption ("PTCE") 8414 relating to qualified professional asset managers, PTCE 9623 relating to certain in house asset managers, PTCE 9138 relating to bank collective investment funds, PTCE 901 relating to insurance company separate accounts and PTCE 9560 relating to insurance company general accounts).

        It should also be noted that the Pension Protection Act of 2006 was recently passed by Congress and contains a new statutory exemption from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for transactions involving certain parties in interest or disqualified persons who are such merely because they are a service provider to a Plan, or because they are related to a service provider. Generally, the new exemption would be applicable if the party to the transaction with the Plan is a party in interest or a disqualified person to the Plan but is not (i) an employer, (ii) a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction, (iii) a fiduciary who renders investment advice (within the meaning of ERISA and Section 4975 of the Code) with respect to those assets, or (iv) an affiliate of (i), (ii) or (iii). Any Plan fiduciary relying on this new statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) and purchasing securities on behalf of a Plan will be deemed to have made a determination that the Plan is paying no more than, and is receiving no less than, adequate consideration in connection with the transaction, which is a necessary precondition to utilizing this new exemption. Any purchaser that is a Plan is encouraged to consult with counsel regarding the application of the new exemption.

        A fiduciary who causes a Plan to engage, directly or indirectly, in a nonexempt prohibited transaction may be subject to a penalty under ERISA, and may be liable for any losses to the Plan resulting from such transaction. Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in nonexempt transactions with the assets of Plans subject to

48

such Section. If an IRA engages in a prohibited transaction, the assets of the IRA are deemed to have been distributed to the IRA beneficiaries.

        In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should consider the foregoing information and the information set forth in the applicable prospectus supplement and any applicable pricing supplement, and should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Fiduciaries of Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans, and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase, holding and disposition of the securities does not and will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Section 406 of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans ("Similar Law Plans") should consider applicable Similar Law when investing in the securities. Each fiduciary of a Similar Law Plan will be deemed to represent that the Similar Law Plan's acquisition and holding of the securities will not result in a nonexempt violation of applicable Similar Law.

        The sale of any security to a Plan or a Similar Law Plan is in no respect a representation by us or any of our affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans or Similar Law Plans generally or any particular Plan or Similar Law Plan, or that such an investment is appropriate for a Plan or a Similar Law Plan generally or any particular Plan or Similar Law Plan.

LEGAL MATTERS

        The validity of the securities will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, USA. Certain legal matters relating to the laws of England and Wales are being passed upon for us by Cadwalader, Wickersham & Taft LLP, London, England.

EXPERTS

        The consolidated financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the year ended November 30, 2005, as amended by Amendment No. 1 on Form 10-K/A, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and related financial statement schedule and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123," in 2003, discussed in Note 1 to the consolidated financial statements, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and

49

have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended February 28, 2006 and 2005 and May 31, 2006 and 2005 which are incorporated by reference in this Registration Statement, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended February 28, 2006 and May 31, 2006, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the Registration Statement prepared or certified by Deloitte & Touche LLP within the meaning of Sections 7 and 11 of the Act.

50

        You should only rely on the information contained in this pricing supplement and the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement and the accompanying prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this pricing supplement and the accompanying prospectus supplement and prospectus is correct on any date after their respective dates.

Pricing Supplement

The Bear Stearns
Companies Inc.

$8,060,000

Medium-Term Notes, Series B

Principal Protected 1.30% Coupon Notes

Linked to the Dow Jones—AIG Commodity IndexSM
Due August 31, 2011

PRICING SUPPLEMENT

Bear, Stearns & Co. Inc.

August 29, 2006

QuickLinks

SUMMARY
KEY TERMS
QUESTIONS AND ANSWERS
RISK FACTORS
DESCRIPTION OF THE NOTES
Summary of Examples 1 Through 3 Reflecting the Cash Settlement Value, Excluding Interest Payments
Table of Hypothetical Cash Settlement Values
DESCRIPTION OF THE INDEX
Index Breakdown by Commodity Group
The Dow Jones—AIG Commodity IndexSM Commodity Index Percentages for 2007, 2006, and 2005
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
USE OF PROCEEDS AND HEDGING
SUPPLEMENTAL PLAN OF DISTRIBUTION
LEGAL MATTERS
RISK FACTORS
PRICING SUPPLEMENT
DESCRIPTION OF NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
SUPPLEMENTAL PLAN OF DISTRIBUTION
LISTING
VALIDITY OF THE NOTES
GLOSSARY

WHERE YOU CAN FIND MORE INFORMATION
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
BOOK-ENTRY PROCEDURES AND SETTLEMENT
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
LEGAL MATTERS
EXPERTS

WHERE YOU CAN FIND MORE INFORMATION
THE BEAR STEARNS COMPANIES INC.
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
BOOK-ENTRY PROCEDURES AND SETTLEMENT
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
LEGAL MATTERS
EXPERTS